LOAN NUMBER 6 100 405





RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Robert A. Savill, P.A.
Shutts & Bowen
20 North Orange Avenue, Suite 1000
Orlando, Florida  32801


            SPACE ABOVE THIS LINE FOR RECORDER'S USE

_________________________________________________________________

              MODIFICATION, RENEWAL AND RESTATEMENT
               OF MORTGAGE AND SECURITY AGREEMENT

[ALL FLORIDA DOCUMENTARY STAMP TAXES AND FLORIDA INTANGIBLES TAXES WERE PAID ON $45,200,000.00 OF THE ORIGINAL PRINCIPAL AMOUNT OF THE INSTRUMENTS MODIFIED, RENEWED AND RESTATED HEREIN AND OTHER THAN $9,500.05 OF FLORIDA DOCUMENTARY STAMP TAXES AND $5,428.58 OF FLORIDA INTANGIBLES TAXES DUE ON THE $2,714,289.61 FUTURE ADVANCE NOTE FROM DEBTOR TO SECURED PARTY OF EVEN DATE HEREWITH, NO ADDITIONAL FLORIDA DOCUMENTARY STAMP TAXES ARE DUE HEREON PURSUANT TO SECTION 201.09, FLORIDA STATUTES, AND NO ADDITIONAL FLORIDA INTANGIBLES TAXES ARE DUE HEREON PURSUANT TO SECTION 199.145, FLORIDA STATUTES. THE PRINCIPAL BALANCE OF THE INDEBTEDNESS SECURED HEREBY IS $47,500,000.00 AND THE PRINCIPAL BALANCE SECURED BY THE INSTRUMENTS MODIFIED, RENEWED AND RESTATED HEREIN IS $44,785,710.39. THE PARTNERSHIP AGREEMENT OF THE DEBTOR PROVIDES THAT THE PARTNERSHIP CONTINUES ON THE WITHDRAWAL AND/OR ADDITION OF ANY GENERAL PARTNER]

          THIS MODIFICATION, RENEWAL AND RESTATEMENT OF MORTGAGE AND SECURITY AGREEMENT is made this _____ day of December, 1993, to be effective as of and from the _____ day of December, 1993, by WEST DADE COUNTY ASSOCIATES, a Florida general partnership having offices in care of The Edward J. DeBartolo Corporation, 7620 Market Street, Youngstown, Ohio 44513-6085 ("Debtor") , unto THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having offices at One Ravinia Drive, Suite 1400, Atlanta, Georgia 30346 ("Secured Party") pursuant to an Agreement of Consolidation, Modification, Renewal and Restatement by and between Debtor and Secured Party of even date herewith.

                                      RECITALS:

          A. Secured Party is now the owner and holder of the Mortgage Note dated January 27, 1981 from Debtor to Mellon Bank, N.A. ("Mellon") in the face amount of THIRTY-EIGHT MILLION AND NO/100THS DOLLARS ($38,000,000.00), the Mortgage Note dated November 29, 1982 from Debtor to Mellon in the face amount of FIVE MILLION EIGHT HUNDRED THOUSAND AND NO/100THS DOLLARS ($5,800,000.00), the Note Extension Agreement dated January 27, 1984 by and between Debtor and Mellon extending the term of the aforedescribed two Notes, the Mortgage Note dated March 28, 1985 from Debtor to Teachers Insurance and Annuity Association of America ("Teachers") in the face amount of SEVEN MILLION SIX HUNDRED TWENTY-TWO THOUSAND NINE HUNDRED THIRTY-EIGHT AND 11/100THS DOLLARS ($7,622,938.11), and the Consolidating Note Agreement dated March 28, 1985 between Debtor and Teachers; all of which, on even date herewith, were assigned from Teachers to Secured Party (collectively referred to as the "Prior Note").

          B. Secured Party is now the owner and holder of a certain Mortgage and Security Agreement executed by Debtor to Mellon dated January 27, 1981 and recorded on January 30, 1981 in the Official Records Book 11001, Page 1488, Public Records of Dade County, Florida, and a Supplement to Mortgage and Security Agreement by and between Debtor and Mellon dated November 29, 1982 and recorded December 2, 1982 in the Official Records Book 11629, Page 2341, Public Records of Dade County, Florida, all of the foregoing having been assigned by Mellon to Teachers by an Assignment of Mortgage and Security Agreement from Mellon to Teachers dated March 22, 1985, and recorded March 29, 1985 in the Official Records Book 12460, Page 3210, Public Records of Dade County, Florida, an instrument of assignment from Mellon to Teachers dated March 22, 1985, and recorded March 29, 1985 in the Official Records Book 12460, Page 3213, Public Records of Dade County, Florida, the Mortgage Deed from Debtor to Teachers dated March 28, 1985 and recorded March 29, 1985 in the Official Records Book 12460, Page 3307, Public Records of Dade County, Florida, a Consolidation, Modification and Extension Agreement by and between Debtor and Teachers dated March 28, 1985 and recorded March 29, 1985 in the Official Records Book 12460, Page 3257, Public Records of Dade County, Florida, and a Partial Release, Spreader and Modification Agreement by and between Debtor and Teachers dated October 1, 1991 and recorded October 22, 1991 in the Official Records Book 15238, Page 2329, Public Records of Dade County, Florida; all of which on even date herewith, was assigned from Teachers to Secured Party (collectively, the "Prior Security Instrument").

          C. Pursuant to an Agreement of Consolidation, Modification, Renewal and Restatement of Note and Mortgage and Security Agreement between Debtor and Secured Party of even date herewith, Debtor has agreed to execute and deliver and Secured Party has agreed to accept (i) a Future Advance Note in the amount of $2,714,289.61 from Debtor to Secured Party of even date herewith; (ii) a certain Consolidated, Modified, Renewed and Restated Promissory Note in the principal amount of $47,500,000.00 executed by Debtor in favor of Secured Party of even date herewith which consolidates, modifies, renews and restates said Future Advance Note and the Prior Note; and (iii) this Modification, Renewal and Restatement of Mortgage and Security Agreement.

          NOW, THEREFORE, for and in consideration of the sum of Ten and no/100 Dollars and other good and valuable consideration, the receipt of which is hereby acknowledged, the Prior Security Instrument is hereby modified, renewed and restated in its entirety to read as follows:

                    [CONTINUED ON NEXT PAGE]
                        TABLE OF CONTENTS

          ARTICLE 1 Definitions                                 3
                         Certain Defined Terms                  3
                         Acceleration Notice                    3
                         Adjusted Net Proceeds                  3
                         Affiliate                              3
                         Agreement of Consolidation, Modification,
               Renewal and Restatement                          3
                         Allied Building                        4
                         Allied Site                            4
                         Allied Stores                          4
                         Alstores                               4
                         Anchor Store                           4
                         Anchor Stores                          4
                         Applicable Financial Reporting Requirements  4
                         Application                            4
                         Approved Manager                       4
                         Approved Manager Business Practices    5
                         Architect                              5
                         Assignment of Agreements               5
                         Assignment of Leases                   5
                         Associated                             5
                         Associated Building                    5
                         Associated Site                        6
                         Burdines                               6
                         Business Day                           6
                         Certified Rent Roll                    6
                         Closing Date                           6
                         Code                                   6
                         Collateral                             6
                         Collection Expenses                    6
                         COREA                                  6
                         COREA Signatories                      7
                         CPA                                    7
                         DeBartolo                              7
                         DRC                                    7
                         DRPLP                                  7
                         DeBartolo Affiliates                   7
                         DeBartolo Debtor General Partners      7
                         DeBartolo Cap                          7
                         DeBartolo Family Affiliates            7
                         DeBartolo OPREIT                       7
                         Default Waiver                         7
                         Deficiency Amount                      7
                         Department Stores                      7
                         Equipment and Vehicles                 7
                         Essential Affiliates                   7
                         Event of Default                       7
                         Excluded Equipment and Vehicles        8
                         Exculpated Parties                     8
                                             Expenses                     8
                         Federated                              8
                         Federated Building                     8
                         Federated Site                         8
                         Final Plans and Specifications         8
                         Fixtures                               8
                         Future Advance Note                    8
                         General Partner Constituent of Debtor  8
                         General Partner Constituents of the JMB
               Primary Partnerships                             8
                         Good Faith Efforts                     9
                         Grace Period                           9
                         Gross Revenues                         9
                         Hazardous Substances Remediation and
               Indemnification Agreement                        9
                         Impositions                            9
                         Impound Account                        9
                         Improvements                           9
                         Indebtedness                           9
                         Institutional                         10
                         Institutional Secured Party           10
                         Inventory                             10
                         JMB Affiliate                         10
                         JMB Cap                               10
                         JMB Controlled Affiliate              10
                         JMB Loan Parties                      10
                         JMB Primary Partnerships              10
                         Jordan Marsh                          10
                         Key Tenant                            10
                         Key Tenant Lease                      10
                         Land                                  10
                         Land Use Certification                10
                         Laws and Restrictions                 10
                         Leased Assets                         11
                         Leases                                11
                         Loan                                  11
                         Loan Documents                        11
                         Lord & Taylor                         11
                         Maas                                  11
                         Management Agreement                  11
                         Mervyn's                              11
                         Mervyn's Site                         11
                         Mortgaged Premises                    11
                         Net Operating Income                  11
                         Net Proceeds                          11
                         Note                                  11
                         Obligations                           12
                         Occurrence                            12
                         One Time Transfer Conditions          12
                         OPREIT                                12
                         Other Loan Parties                    12
                                             Other Loan Party Agreement  12
                         Penney                                12
                         Penney Building                       12
                         Penney Site                           12
                         Permitted Exceptions                  12
                         Person                                12
                         Personalty                            13
                         Potential Default                     13
                         Preliminary Plans and Specifications  13
                         Prepayment Premium                    13
                         Proceeding                            13
                         Property                              13
                         Prospective Release                   13
                         Qualified or Qualified Buyer          13
                         Real Estate Security                  13
                         Realty                                13
                         Receiver                              13
                         Rents                                 13
                         Required Periods                      13
                         Risk of Forfeiture                    13
                         Sears                                 14
                         Sears Building                        14
                         Sears Site                            14
                         Secondary Interest Rate               14
                         Security                              14
                         Standard of Conduct                   14
                         Subsequent Owner                      14
                         Temporary Leases                      14
                         Tenant                                14
                         Tenant Fixtures and Improvements      14
                         Third Party Transferee                14
                         Trademarks                            14
                         Transfer                              15
                         USCINC                                15
                         USCLP                                 15

          ARTICLE 2 Representations and Warranties             15
                         2.1Warranty of Title and Authorization 15
                         2.2Organization and Authority         16
                         2.3Validity of Loan Documents         16
                         2.4Financial Statements               17
                         2.5Other Information                  17
                         2.6This section is reserved           18
                         2.7Other Arrangements                 18
                         2.8Additional Representations and
               Warranties                                      18
                         2.9Compliance with Laws               18
                         2.10Bankruptcy                        18
                         2.11Taxes                             19
                         2.12FIRPTA Certification              19

                              ARTICLE 3 Affirmative Covenants            20
                         3.1Obligations of Debtor              20
                         3.2Insurance                          20
                         3.3Maintenance, Waste and Repair      22
                         3.4Impositions; Impounds              23
                         3.5 Compliance with Law.              24
                         3.6 Books and Records                 25
                         3.7 Further Assurances                27
                         3.8 Indemnity and Attorneys' Fees     27
                         3.9 Litigation                        27
                         3.10Inspection of Property            28
                         3.11Taxes; Tax Receipts               28
                         3.12Additional Information            28
                         3.13Prepayment                        29
                         3.14FIRPTA Affidavit                  29
                         3.15Reimbursement                     29
                         3.16Tax Service Contract              29
                         3.17Management                        29
                         3.18Plans and Specifications          30
                         3.19Property Description              30

          ARTICLE 4 Negative Covenants                         30
                         4.1Restrictive Uses                   30
                         4.2 Due on Sale or Encumbrance        31
                                   A. General Restrictions     31
                                   B. One Time Transfer of
                                      the Entire Mortgaged
                                      Premises                 32
                                   C. Internal DeBartolo
                                      General Partnership
                                      Transfers                36
                                   D. Internal JMB General
                                      Partnership Transfers    37
                                   E. Transfers between JMB
                                      and DeBartolo             38
                                   F. 50% Transfer by JMB
                                      or DeBartolo to a
                                      Third Party.              39
                                   G. Initial Transfers to
                                      the DEBARTOLO REIT.       40
                                   H. JMB Transfers to the
                                      JMB OPREIT or DeBartolo
                                      OPREIT                    41
                                   I. Partnership Interest
                                      Pledges to Institutional
                                      Secured Parties           41
                                   J. Partner Loans             41
                                   K. Release Rights            42
                                   L. DeBartolo OPREIT General
                                      Partner Transfers         43
                         4.3 Replacement of Fixtures and Personalty 43
                                   4.4 No Cooperative or Condominium 43
                         4.5 Name of the Mall                  44
                         4.6 Leasing and Agreements            44
                         4.7 COREA                             45
                         4.8 [Intentionally omitted]           46
                              ARTICLE 5 Casualties and
                              Condemnation                     46
                         5.1 Insurance and Condemnation Proceeds 46
                         5.2 Additional Provisions Relating to
                              Condemnation                     53
                         5.3 [Intentionally Omitted]           53

          ARTICLE 6 Events of Default and Remedies of Secured
          Party                                                53
                         6.1 Events of Default                 53
                         6.2 Power of Sale                     57
                         6.3 Proof of Default                  58
                         6.4 Protection of Security            59
                         6.5 Receiver                          59
                         6.6 Remedies Cumulative               59
                         6.7 Curing of Defaults                60

          ARTICLE 7 Security Agreement and Fixture Filing      60
                         7.1 Grant of Security Interest        60
                         7.2 Representations, Warranties and
               Covenants                                       62
                         7.3 Remedies                          66
                         7.4 Expenses                          66
                         7.5 Fixture Filing                    66
                         7.6 Fixtures                          67
                         7.7 Waivers                           68

          ARTICLE 8 Assignment of Rents                        69
                         8.1 Assignment of Rents               69
                         8.2 Collection of Rents               69

          ARTICLE 9 Miscellaneous                              70
                         9.1 Use of the term "Debtor"          70
                         9.2 Change of Law                     70
                         9.3 No Waiver                         70
                         9.4 Abandonment                       70
                         9.5 Notices                           71
                         9.6 Severability                      72
                         9.7 Joinder of Foreclosure            72
                         9.8 Governing Law                     72
                         9.9 Subordination                     72
                         9.10Future Advances                   73
                         9.11Right to Accelerate, Waiver of
                              Statute of Limitations and the
                              Right to Redeem                  73
                         9.12Entire Agreement                  73
                         9.13References to Foreclosure         74
                         9.14Rights of Secured Party           74
                         9.15Copies                            74
                         9.16No Merger                         74
                         9.17Right of Entry                    74
                         9.18WAIVER OF TRIAL BY JURY           75
                         9.19Personalty Security Instruments   75
                         9.20Suits to Protect Property         75
                         9.21Junior Liens                      75
                         9.22Charges for Servicing Requests    75
                         9.23Usury                             76
                         9.24Publicity                         76
                         9.25[Intentionally Omitted]           76
                         9.26ERISA                             76
                         9.27Defense and Indemnity Rights      80
                         9.28Destruction of Note               80
                         9.29Successor and Assigns             81
                         9.30Rules of Construction             81
                         9.31Assignment of Mortgage and
                              Information to Third Persons     82
                         9.32Commingling of Funds              82
                         9.33Limitation on Personal Liability  82
                         9.34Standard of Conduct               86
                         9.35Certain Standards on Efforts
                              of Debtor                        86
                         9.36Satisfaction and Cancellation     87
                         9.37Counterparts                      87


LOAN NUMBER 6 100 405






RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Robert A. Savill, P.A.
Shutts & Bowen
20 North Orange Avenue, Suite 1000
Orlando, Florida 32801


            SPACE ABOVE THIS LINE FOR RECORDER'S USE

_________________________________________________________________

                 MORTGAGE AND SECURITY AGREEMENT

          THIS MORTGAGE AND SECURITY AGREEMENT (this "Instrument") is made as of the ______ day of December, 1993, by WEST DADE COUNTY ASSOCIATES, a Florida general partnership, having offices in care of The Edward J. DeBartolo Corporation, 7620 Market Street, Youngstown, Ohio 44513-6085 ("Debtor") to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having offices at One Ravinia Drive, Suite 1400, Atlanta, Georgia, 30346 ("Secured Party").

          THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY
PROVISIONS AND SECURES OBLIGATIONS CONTAINING PROVISIONS FOR
EXTENSIONS OF TIME FOR PAYMENT AND OTHER MODIFICATIONS IN THE TERMS OF THE OBLIGATIONS.

          PORTIONS OF THE COLLATERAL ARE GOODS WHICH ARE OR ARE TO BECOME AFFIXED TO OR FIXTURES ON THE LAND DESCRIBED IN EXHIBIT "A" HERETO.

          THE COLLATERAL SECURES INDEBTEDNESS EVIDENCED BY THE
PROMISSORY NOTE SECURED HEREUNDER IN THE ORIGINAL PRINCIPAL AMOUNT OF $47,500,000.00.

                            RECITALS:

          1. Debtor by its Note, as defined in Article 1 herein, is indebted to Secured Party in the principal sum of Forty-Seven Million Five Hundred Thousand and no/100 dollars ($47,500,000.00) in lawful money of the United States of America, with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note, the final payment of which, if not sooner paid, is due and payable not later than the _____ day of December, 2003.

          2. Debtor desires to secure the payment of and performance of all its Obligations, as defined in Article 1 herein.

          IN CONSIDERATION of the principal sum of the Note and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DEBTOR HEREBY IRREVOCABLY GRANTS, BARGAINS, SELLS, ASSIGNS, TRANSFERS, PLEDGES, MORTGAGES, WARRANTS AND CONVEYS TO SECURED PARTY, AND GRANTS SECURED PARTY A SECURITY INTEREST IN, WITH POWER OF SALE, subject to the terms of this Instrument, all of Debtor's right, title and interest now owned or hereafter acquired in and to the following property, together with the Personalty (as hereinafter defined), all of which is hereinafter collectively defined as the "Property":

          A. That certain real property (the "Land") located in Dade County, State of Florida, and more particularly described in Exhibit "A" attached hereto;

          B. All Improvements (as hereinafter defined) and all appurtenances, rights and privileges thereof, including all air rights, and development rights, and any land lying in the streets, roads or avenues adjoining the Land or any part thereof;

          C. All right, title and interest of Debtor in the COREA;

          D. All easements, rights of way, gores of land, streets, roads, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to the Land or the Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Debtor, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right,title, interest, property, possession, claim and demand whatsoever,at law as well as in equity, of Debtor in any of the same;

          E. All Fixtures (as such term is hereinafter defined but excluding Tenant Fixtures and Improvements as hereinafter defined), whether now or hereafter installed, being hereby declared to be for all purposes of this Instrument a part of the Land;

                    F. The rents, issues and profits of or from the Land, the Improvements, the Personalty and the Fixtures, subject, however, to the assignment of rents herein contained; and

          H. All proceeds of the foregoing, including without limitation, all judgments, awards of damages and settlements hereafter made resulting from condemnation or the taking of the Property or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance maintained with respect to the Property, or the proceeds of any sale, option or contract to sell the Property or any portion thereof.

          TO HAVE AND TO HOLD the Property unto Secured Party and its successors and assigns forever, subject to the Permitted
Exceptions and to all the terms, conditions, covenants and agreements herein set forth, for the security and benefit of Secured Party and its successors and assigns as holders of the Note or any of the documents or instruments evidencing the obligations.

          FOR THE PURPOSE OF SECURING, in such order of priority as Secured Party may determine: (i) payment of the Indebtedness (as hereinafter defined) and (ii) payment (with interest as provided) and performance by Debtor of the Obligations (as hereinafter defined).

          IN FURTHERANCE OF THE FOREGOING, Debtor hereby warrants, represents, covenants and agrees as follows:

                      ARTICLE 1 Definitions

          Certain Defined Terms: As used in this Instrument the following terms shall have the following meanings:

          Acceleration Notice: A written notice of acceleration of the indebtedness given by Secured Party, as Holder, to Debtor, as Borrower under the Note.

          Adjusted Net Proceeds: As defined in Paragraph 5.1.E(6) herein.

          Affiliate: With respect to any Person which is not an individual, (i) any corporation, business trust or other similar entity in which the Person owns, directly or indirectly, at least 51% of each class of equity interest including a power to vote;
(ii) any general or limited partnership, joint venture or similar entity in which the Person or any entity described in clause (i) is the managing general partner or (iii) any other entity controlled by or under common control with or controlling the Person.

          Agreement of Consolidation, Modification, Renewal and
Restatement: The Agreement of Consolidation, Modification, Renewal and Restatement of even date herewith between Debtor and Secured
Party.

          Allied Building:  as defined in the COREA.

          Allied Site:  as defined in the COREA.

          Allied Stores:  Allied Stores General Real Estate
Company, a Delaware corporation which was the successor by merger with Alstores.

          Alstores: Alstores Realty Corporation, a Delaware corporation which merged into CAC XLVII, Inc. which, in turn, changed its name to Allied Stores.

          Anchor Store:  One of the Anchor Stores.

          Anchor Stores: The Burdines "B" retail department store operated by Allied Stores on the Allied Site, the Burdines "A" retail department store operated by Burdines on the Federated Site, the Mervyn's retail department store operated by Mervyn's on the Mervyn's Site (formerly the Associated Site), the Penney retail department store operated by Penney's on the Penney Site, and the Sears retail department store operated by Sears on the Sears Site.

          Applicable Financial Reporting Requirements: As to the Debtor, in accordance with generally accepted accounting principles consistently applied, as to any Person required to do so by any federal or state securities laws or regulations or by such Person's organizational documents, in accordance with generally accepted accounting principles consistently applied, as to DeBartolo, Inc., in accordance with its historical practices utilized with regard to financial statements submitted to Secured Party by DeBartolo, Inc. in past transactions with Secured Party, and as to any other Person, in accordance with a modified cash basis generally accepted in the commercial real estate industry.

          Application:  The Application No. 9300324, dated
September 1, 1993, executed by Debtor (referred to as "Borrower" therein) and addressed to Secured Party as modified by the Loan
Commitment letter from Secured Party to Debtor dated September 15, 1993 and Letter between Secured Party and Debtor dated
September 22, 1993.

          Approved Manager: Any property manager, unless waived in writing by Secured Party, having at least seven million five hundred thousand (7,500,000) rentable square feet of first class enclosed regional mall space under current management and which is of nationally recognized standing in the area of management and operation of enclosed regional malls, and provided there is no uncured default under any of the Loan Documents, (i) the Transferee of any one time transfer of the entire Real Estate Security permitted under the provisions of Paragraph 4.2.D herein (or in the alternative, its Affiliate) if such Transferee or Affiliate, as the case may be, has at least seven million five hundred thousand (7,500,000.00) rentable square feet of first class enclosed regional mall space under current management and is of nationally recognized standing in the area of management and operation of enclosed regional malls; (ii) any management company in which at least ninety percent (90%) of the economic benefit accrues to Urban Shopping Centers, L.P. or the operating partnership of the real estate investment trust formed by DeBartolo to hold partnership interests in Borrower or any of Borrower's general partners to the extent approved by Lender pursuant to the provisions of Paragraph
4.2 herein, provided, as to each of such management companies separately, such management companies manage as of the date such management company takes over management of the Property: (x) substantially all the enclosed regional malls as to which selection of the management company is controlled by said real, estate investment trust operating partnerships and (y) initially at least seven million five hundred thousand (7,500,000) rentable square feet of first class enclosed regional mall space as to each of said management companies; and (iii) any property manager which manages at least seven million five hundred thousand (7,500,000) rentable square feet of first class enclosed regional mall space and whose management is controlled by and undertaken by the management personnel of nationally recognized standing in the area of the management and operation of enclosed regional malls who are officers and/or employees of DeBartolo or its Affiliates or JMB Realty Corporation or its Affiliates.

          Approved Manager Business Practices: The ordinary business practices and procedures employed by the Approved Manager in connection with the leasing of space in, and the management of, first class enclosed regional shopping centers.

          Architect:  As defined in Paragraph 5.1.E(1) herein.

          Assignment of Agreements:  The Collateral Assignment of
Agreements executed by Debtor in favor of Secured Party on even date herewith.

          Assignment of Leases:  The Modified and Restated
Assignment of Lessor's Interest in Leases of even date herewith, executed by Debtor in favor of Secured Party.

          Associated: Associated Dry Goods Corporation, a Virginia corporation.

          Associated Building: as defined in the COREA and now known as the Mervyn's Building.

                    Associated Site: as defined in the COREA and now known as the Mervyn's Site.

          Burdines: Burdines Real Estate, Inc., a Delaware corporation successor in interest to Federated under the COREA.

          Business Day: Any week-day of the year on which banks are not required or authorized to close under the laws of the United States or the State of Florida.

          Certified Rent Roll: A rent roll listing all Tenants occupying space at the Property certified by Debtor and in such form, and containing such information, as the certified rent roll of the Property delivered by Debtor to Secured Party in connection with the funding of the Loan.

          Closing Date: The date of the first disbursement of funds under the Loan.

          Code:  As defined in Paragraph 2.2.D herein.

          Collateral:  As defined in Paragraph 7.1 herein.

          Collection Expenses:  As defined in Paragraph 3.8 herein.

          COREA: (i) Easement and Operating Agreement by and between Sears, Alstores, Jordan Marsh, Federated, Associated and Debtor dated April 13, 1982 and recorded April 15, 1982 in Official Records Book 11411, Page 1044, Public Records of Dade County, Florida as amended by a First Amendment to Easement and Operating Agreement by and between Sears, Allied Stores, Maas, Burdines, Penney and Mervyn's dated October 22, 1991 and recorded October 22, 1991 in the Official Records Book 15238, Page 2289, Public Records of Dade County, Florida; (ii) Agreement to Operate dated April 13, 1982 between Jordan Marsh Company, Federated, Associated and Developer which was amended by First Amendment to Agreement to Operate dated October 22, 1991 between Maas (successor in interest to Jordan Marsh Company by merger), Burdines (successor in interest to Federated), Penney, Mervyn's (successor by assignment to Associated) and Developer; (iii) Supplemental Agreement dated April 13, 1982 between Sears and Developer which supplements the Easement and Operating Agreement described above in clause (i) of this definition as amended by a First Amendment to Supplemental Agreement of July 8, 1982 which was superseded by a Second Amendment to Supplemental Agreement dated October 22, 1991; (iv) Supplement to Easement and Operating Agreement dated April 13, 1982 between Associated and Developer supplementing the Easement and Operating Agreement described above in clause (i) of this definition; (v) Supplement to Easement and Operating Agreement between Federated and Developer dated April 13, 1982; (vi) Supplement to Easement and Operating Agreement between Penney and Developer dated October 22, 1991; and (vii) Expense Agreement dated April 13, 1982 between Alstores, Jordan Marsh and Developer.

          COREA Signatories:  Sears, Alstores, Jordan Marsh,
Federated, Associated, Allied Stores, Maas, Burdines, Penney,
Mervyn's and any future additional parties to the COREA other than the Debtor.

          CPA:  As defined in Paragraph 3.6.A.(l)(i) herein.

          DeBartolo:  DeBartolo, Inc., an Ohio corporation.

          DRC:  DeBartolo Realty Corporation, an Ohio corporation.

          DRPLP: DeBartolo Realty Partnership, L.P., a Delaware limited partnership.

          DeBartolo Affiliates: As defined in Paragraph 4.2.C herein.

          DeBartolo Debtor General Partners:  As defined in
Paragraph 4.2.E herein.

          DeBartolo Cap:  As defined in Paragraph 9.33 herein.

          DeBartolo Family Affiliates:  As defined in
Paragraph 4.2.C herein.

          DeBartolo OPREIT:  As defined in Paragraph 4.2.G herein.

          Default Waiver:  As defined in Paragraph 6.1.D herein.

          Deficiency Amount:  As defined in Paragraph 9.33 herein.

          Department Stores:  As defined in the COREA.

          Equipment and Vehicles: All (i) equipment now owned or leased or hereafter acquired or leased by or on behalf of Debtor
(1) located upon or within the Property which is so related to the Land or any portion thereof that an interest arises therein under the real property laws of Florida in which the Land is situated or
(2) which, on a per item basis, has a fair market value greater than or equal to $25,000; and (ii) motor vehicles now owned or leased or hereafter acquired or leased by or on behalf of Debtor which have, on a per item basis, a fair-market value greater than or equal to $25,000.

          Essential Affiliates: As defined in Paragraph 4.2.B(5) herein.

          Event of Default:  As defined in Paragraph 6.1.A herein.
                    Excluded Equipment and Vehicles: All equipment and vehicles which are not Equipment and Vehicles.

          Exculpated Parties:  As defined in Paragraph 9.33 herein.

          Expenses:  As defined in Paragraph 4.2.B(4) herein.

          Federated: Federated Department Stores, Inc., a Delaware corporation.

          Federated Building:  as defined in the COREA.

          Federated Site:  as defined in the COREA.

          Final Plans and Specifications:  As defined in
Paragraph 5.1.E(l) herein.

          Fixtures: All fixtures now owned or leased or hereafter acquired or leased by or on behalf of Debtor (other than Excluded Equipment and Vehicles) located upon or within the Improvements or now or hereafter installed in, or used in connection with any of the Improvements, including, but not limited to, any and all machinery, vehicles, equipment (other than Excluded Equipment and Vehicles), appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration or for ventilating or sanitary purposes or for the exclusion of vermin or insects or for the removal of dust, refuse or garbage; all wall safes, built-in furniture and installations, shelving, lockers, partitions, door stops, vaults, elevators, dumbwaiters, awnings, window shades, screens, venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire sprinklers, alarm systems, draperies, drapery rods and brackets, screens, linoleum, carpets, built-in furniture, built-in furnishings, plumbing, laundry tubs and trays, ice boxes, refrigerators, heating units, stoves, water heaters, incinerators, communications systems, signs and placards, security systems and installations whether or not permanently affixed to the Land or the Improvements.

          Future Advance Note: That certain Future Advance Note of even date herewith executed by Debtor in the original principal amount of Two Million Seven Hundred Fourteen Thousand Two Hundred Ninety Dollars ($2,714,290.00), payable to Secured Party or its order.

          General Partner Constituent of Debtor:  As defined in
Paragraph 4.2.A herein.

          General Partner Constituents of the JMB Primary
Partnerships:  As defined in Paragraph 4.2.D herein.

                    "Good Faith Efforts": Commercially reasonable diligent efforts which shall not include the obligation to pay money or provide any other consideration to a third party to which such third party is not entitled under the terms of existing written agreements between such party and the Debtor with respect to the Property.

          Grace Period:  As defined in Paragraph 6.1.A(2) herein.

          Gross Revenues:  As defined in Paragraph 4.2.B(4) herein.

          Hazardous Substances Remediation and Indemnification
Agreement:  The Hazardous Substances Remediation and
Indemnification Agreement of even date herewith executed by Debtor and the Other Loan Parties in favor of Secured Party.

          Impositions: All real estate and personal property and other taxes and assessments, water and sewer rates and charges levied or assessed upon or with respect to the Property, taxes on or measured by the gross rental receipts of the Property or any portion thereof, and all other governmental charges and any interest or costs or penalties with respect thereto, ground rent and charges for any easement or agreement maintained for the benefit of the Property, general and special, ordinary and extraordinary, foreseen or unforeseen, of any kind and nature whatsoever that at any time prior to or after the execution of the Loan Documents may be assessed, levied or imposed, or become a lien upon the Property or the rent or income received therefrom, or any use or occupancy thereof; and any and all other charges, expenses, payments, claims, mechanics' or material suppliers' liens or assessments of any nature, if any, which are or may become a lien upon the Property or the rent or income received therefrom but in all events no income taxes or franchise taxes unless they become a lien on the Property.

          Impound Account: The account that Debtor may be required to maintain pursuant to Paragraph 3.4.B herein for the deposit of amounts required to pay certain Impositions and insurance premiums.

          Improvements: All buildings and other improvements and appurtenances located on the Land, including surface improvements, such as parking areas and landscaping structures and all improvements, additions and replacements thereof, and other buildings and improvements (other than Tenant Fixtures and Improvements) at any time hereafter constructed or placed upon the Land.

          Indebtedness: The principal of and all other amounts, payments and premiums due under the Note and any extensions or renewals thereof (including extensions or renewals at a different rate of interest, whether or not evidenced by a new or additional promissory note or notes), and all other indebtedness of Debtor to Secured Party and additional advances under, evidenced by and/or secured by the Loan Documents, plus interest on all such amounts in accordance with the Loan Documents.

          Institutional:  JMB Institutional Realty Corporation, a
Delaware corporation.

          Institutional Secured Party:  As defined in
Paragraph 4.2.I herein.

          Inventory: The personal property inventory prepared by Debtor and delivered to Secured Party in connection with the Loan dated the 31st day of October, 1993.

          JMB Affiliate:  As defined in Paragraph 4.2.D herein.

          JMB Cap:  As defined in Paragraph 9.33 herein.

          JMB Controlled Affiliate: As defined in Paragraph 4.2.D herein.

          JMB Loan Parties:  As defined in Paragraph 9.33 herein.

          JMB Primary Partnerships: As defined in Paragraph 4.2.D herein.

          Jordan Marsh: Jordan Marsh Company, a Florida corporation which merged into Maas.

          Key Tenant:  Any tenant under a Key Tenant Lease.

          Key Tenant Lease: Leases between Debtor, as landlord, and each and any of the following as tenant: The Limited Stores, Inc. (The Limited, Room 834), Express Inc. (Room 840), Lerner Stores, Inc. (Lerner, Room 938), Lane Bryant, Inc. (Lane Bryant, Room 724) and any other tenant space lease (now or hereafter existing) of the Property or any portion thereof which demises in excess of 7,500 square feet of gross leasable area.

          Land:  As defined in Recital A.

          Land Use Certification: The Land Use Certification of even date herewith executed by Debtor in favor of Secured Party.

          Laws and Restrictions: All applicable laws, ordinances, rules and regulations of all local, regional, county, state and federal governmental authorities having jurisdiction over the Property.

                    Leased Assets: That portion of the Personalty described on Exhibit "B" attached hereto.

          Leases: Any and all leasehold interests, including subleases and tenancies following attornment, now or hereafter affecting or covering the Property or any portion thereof, including, without limitation, Key Tenant Leases, any ground leases, subleases and tenancies following attornment, together with any and all guarantees thereof and any and all extensions and renewals thereof.

          Loan: The loan from Secured Party to Debtor evidenced by the Note and the Loan Documents.

          Loan Documents: The Note, this Instrument, Agreement of Consolidation, Modification, Renewal and Restatement, the Assignment of Agreements, the Assignment of Leases, the Hazardous Substances Remediation and Indemnification Agreement, the Other Loan Party Agreement, the Land Use Certification and all other documents executed by Debtor and/or the Other Loan Parties with or in favor of Lender, evidencing, securing or relating to the Loan, the payment of the Indebtedness or the performance of the obligations.

          Lord & Taylor: The department store formerly operated by Associated on the Associated Site which was replaced by Mervyn's operated on the Mervyn's Site which was formerly the Associated
Site.

          Maas: Maas, Inc., a Delaware corporation which was the successor by merger with Jordan Marsh.

          Management Agreement: As defined in Paragraph 3.17 herein.

          Mervyn's:  Mervyn's, a California corporation.

          Mervyn's Site: as defined in the COREA and formerly known as the Associated Site.

          Mortgaged Premises: As defined in Paragraph 4.2.A herein.

          Net Operating Income: As defined in Paragraph 4.2.B(4) herein.

          Net Proceeds:  As defined in Paragraph 5.1.C herein.

          Note: That certain Consolidated, Modified, Renewed and Restated Promissory Note of even date herewith executed by Debtor in the original principal amount of Forty-Seven Million Five Hundred Thousand Dollars ($47,500,000), payable to Secured Party or its order, and all modifications, renewals or extensions thereof which consolidates, modifies, renews and restates the Future Advance Note and the Prior Note, as defined in the Recitals to this Instrument.

          Obligations: Any and all of the covenants, promises and other obligations (including payment of the Indebtedness) made or owing by Debtor to or due to Secured Party under and/or as set forth in the Loan Documents including, but not by way of limitation, the Hazardous Substances Remediation and Indemnification Agreement.

          Occurrence:  As defined in Paragraph 5.1.C herein.

          One Time Transfer Conditions:  As defined in Paragraph
4.2.B(3) herein.

          OPREIT:  As defined in Paragraph 4.2.G herein.

          Other Loan Parties: individually and collectively: Urban Shopping Centers, L.P., a Maryland limited partnership, JMB Income Properties, Ltd.-XIII, an Illinois limited partnership, IDS/JMB Balanced Growth, Ltd., an Illinois limited partnership, and DeBartolo, Inc., an Ohio corporation, DeBartolo Realty Corporation, an Ohio corporation, DeBartolo Realty Partnership, L. P., a Delaware limited partnership, and any subsequent Person made an Other Loan Party pursuant to the provisions of this Security Instrument.

          Other Loan Party Agreement:  The Other Loan Party
Agreement of even date herewith between the Other Loan Parties and Secured Party.

          Penney: J. C. Penney Company, Inc., a Delaware corporation.

          Penney Building:  as defined in the COREA.

          Penney Site:  as defined in the COREA.

          Permitted Exceptions: Those exceptions to title with respect to the Property, as shown in the title insurance policy delivered to and accepted by Secured Party insuring the priority and validity of this Instrument, together with such other liens, encumbrances and other charges as are specifically approved by Secured Party.

          Person: Any natural person, corporation, partnership, firm, trust, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

          Personalty:  As defined in Paragraph 7.1 herein.

          Potential Default: (i) An event or occurrence which, with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder; or (ii) the filing of a petition of the nature described in Paragraph 6.1.B herein, and such petition shall remain undismissed.

          Preliminary Plans and Specifications:  As defined in
Paragraph 5.1.A herein.

          Prepayment Premium:  As defined in the Note.

          Proceeding:  As defined in Paragraph 6.1.B(2) herein.

          Property: As defined in the above granting paragraph of this Instrument.

          Prospective Release: As defined in Paragraph 4.2.B(5) herein.

          Qualified or Qualified Buyer:  As defined in Paragraph
4.2.B(2) herein.

          Real Estate Security: The Land, Improvements, all rents, issues, profits and proceeds therefrom, together with any interest of the owner of the Property in any ingress or egress easements, the interest of the developer in the COREA, or other appurtenances, easements or real property rights or interests relating thereto exclusive of Tenant Fixtures and Improvements.

          Realty:  JMB Realty Corporation, a Delaware corporation.

          Receiver: Any trustee, receiver, custodian, fiscal agent, liquidator or similar officer.

          Rents: All rents, royalties, revenues, issues, profits, proceeds and other income from the Property.

          Required Periods: As defined in Paragraph 4.2.B(4) herein.

          Risk of Forfeiture: Any material risk that the Property or any part thereof or interest therein will be sold, forfeited, terminated, canceled or lost as the result of a contest or similar proceeding initiated by Debtor or as a result of any other action of Debtor permitted hereunder, as determined by Secured Party.

                    Sears:  Sears, Roebuck and Co., a New York corporation.

          Sears Building:  As defined in the COREA.

          Sears Site:  As defined in the COREA.

          Secondary Interest Rate:  As defined in the Note.

          Security: With respect to any contest or similar proceeding initiated by Debtor or other action of Debtor permitted hereunder (i) a bond; (ii) escrowed cash security; (iii) a Letter of Credit; or (iv) a recourse Guaranty from an acceptable guarantor or guarantors, in each case satisfactory to Secured Party, in an amount equal to the difference between the cost of complying with the requirement or other matter being contested and the cost of any work performed or amounts actually paid by Debtor in respect of such requirement or matter, as applicable, or the amount necessary to eliminate the Risk of Forfeiture, as the case may be, all as determined by Secured Party (i.e., in the case of a real estate tax contest, the difference between (A) taxes calculated based on the assessment or tax rate contested together with all interest and penalties which might be incurred pending final resolution of the contest and (B) the taxes actually paid by Debtor with respect to the period(s) in question).

          Standard of Conduct: The standard of conduct set forth in Paragraph 9.34 herein.

          Subsequent Owner: Any successor in interest to Debtor's interest in the Property or any part thereof.

          Temporary Leases:  As defined in Paragraph 4.6.A herein.

          Tenant: Any tenant of the Property, or any portion thereof.

          Tenant Fixtures and Improvements: Fixtures and improvements owned by any Tenant under the terms of any Lease exclusive of Debtor's reversionary interest or other rights therein under the terms and conditions of any such Lease.

          Third Party Transferee: As defined in Paragraph 4.2.F herein.

          Trademarks: All trademarks, service marks, designs, logos, indicia, tradenames, corporate names, company names, business names, fictitious business names, trade styles owned by Debtor and not the Other Loan Parties and solely used in connection with the Property; including, without limitation, all of the trademarks which are presently or in the future may be owned and used by Debtor solely in conducting its business on the Property but not the Other Loan Parties and including all federal, state and foreign registrations therefor, heretofore or hereafter granted, all proceeds thereof (such as, by way of example and not by way of limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to register a claim under any state, federal or foreign trademark law or regulation and to renew and extend such trademarks and registrations, the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of Debtor or in the name of Secured Party for past, present and future infringements of such trademarks or registrations and all rights (but not obligations) corresponding thereto throughout the world and the associated goodwill; provided that the rights and interests described in this Paragraph shall include, without limitation, rights and interests pursuant to licensing or other contracts in favor of Debtor pertaining to trademarks or registrations presently or in the future owned or used by third parties but only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties. Provided however, the term "Trademarks" shall not include the names "DeBartolo, Inc.", "The Edward J. DeBartolo Corporation", "DeBartolo Property Management, Inc.", an Ohio corporation, "DeBartolo Realty Partnership, L.P.", a Delaware limited partnership, "DeBartolo Realty Corporation", an Ohio corporation, "JMB Realty Corporation", "JMB Institutional Realty Corporation", "Urban Shopping Centers, L.P.", "Urban Shopping Centers, Inc.", "JMB Retail Properties Co.", "JMB Income Properties, Ltd.-XIII", "IDS/JMB Balanced Income Growth, Ltd." or "JMB/Miami International Associates".

          Transfer:  As defined in Paragraph 4.2.B herein.

          USCINC: Urban Shopping Centers, Inc., a Maryland corporation.

          USCLP: Urban Shopping Centers, L.P., an Illinois limited partnership.

            ARTICLE 2 Representations and Warranties

          2.1 Warranty of Title and Authorization. Debtor (i) as of the date hereof, is the lawful owner of the Property other than the Leased Assets (in which the Debtor warrants that its leasehold interest therein is unencumbered except as described in an Exhibit to the Debtor's Borrower's Certificate executed and delivered concurrently herewith) free and clear of all defects, liens, encumbrances, easements, exceptions and assessments, except for the Permitted Exceptions and holds good and marketable title to the Land and Improvements free and clear of all defects, liens, encumbrances, easements, exceptions and assessments except for the Permitted Exceptions; (ii) as of the date hereof, has the good, right and lawful authority to grant the Property as provided in and by this Instrument; and (iii) will forever warrant and defend its grant made herein against any and all claims and demands whatsoever, except as are specifically set forth in this Instrument, but no title insurance company shall be subrogated to Secured Party's rights against Debtor under this Paragraph 2.1 herein or otherwise set forth in this Security Instrument.

          2.2  Organization and Authority.

          Debtor represents and warrants as of the date hereof:

                         A.Debtor is a general partnership duly organized,
validly existing and in good standing under the laws of the State of Florida.

                         B.Debtor has the requisite power and authority to
own and manage its properties, to carry on its business as it is now being conducted and to own, develop and operate the Property as a regional shopping mall.

                         C.Except as otherwise disclosed in writing to
Secured Party before or at the closing of the Loan, to the best of Debtor's knowledge Debtor is in compliance with all laws, regulations, ordinances and orders of public authorities applicable to the Property, the violation of which might have a material and adverse effect upon any interest of the Debtor or the Secured Party in the Property, or the lien or security interest granted by this Instrument.

                         D.Debtor is not a "foreign person" within the
meaning of the Internal Revenue Code of 1986, as amended (the
"Code"), Sections 1445 and 7701 (i.e., such party is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

          2.3  Validity of Loan Documents.

                         Debtor represents and warrants as of the date
hereof:

                         A.The execution, delivery and performance by
Debtor of the Loan Documents (i) are within the power of Debtor;
(ii) have been duly authorized by all requisite partnership action of Debtor; (iii) have received all necessary governmental approvals; and (iv) will not violate any provision of law, any applicable order of any court or agency of government, the organizational documents or incorporation documents of Debtor, any agreement between Debtor or any indenture, agreement or any other instrument to which Debtor or any of its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Debtor, except as contemplated by the provisions of the Loan Documents.

                         B.Each of the Loan Documents executed by Debtor,
when executed and delivered to Secured Party, will constitute a legal, valid and binding obligation, enforceable against Debtor, in accordance with its terms (presently the power of sale is not enforceable in Florida) and, except to the extent expressly provided to the contrary in the Loan Documents.

          2.4  Financial Statements.

                         Debtor represents and warrants as to the financial
statements and other information it has provided to Secured Party that as of the date hereof:

                         A.All financial statements and data with respect
to any of the Debtor, Debtor's general partners, each Loan Party and/or the Property that have been given by such Loan Party to Secured Party (i) are complete and correct in all material respects as of the date made; (ii) accurately present the financial condition of such parties and the Property, as the case may be, in all material respects, as of the date made, and the result of the operations of such party and the Property, as the case may be, for the periods for which the same have been furnished; and (iii) except as otherwise disclosed in such financial statements or data, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby.

                         B.All balance sheets and the notes thereto with
respect to Debtor, Debtor's general partners, any Other Loan Party and/or the Property, as the case may be, furnished to Secured Party disclose, all material liabilities of such party and the Property, as the case may be, both fixed and contingent, required under the Applicable Financial Reporting Requirements disclosed therein as of their respective dates.

          2.5 Other Information. Debtor represents and warrants as of the date hereof that to the actual knowledge of Debtor all reports, papers, data and information given to Secured Party by Debtor, any of Debtor's general partners, or by any other Loan Party with respect to such party or the Property are accurate and correct in all material respects as of the date made or prepared and are complete insofar as completeness may be necessary to give the Secured Party a true and accurate knowledge of the subject matter.

                    2.6  This section is reserved.

          2.7 Other Arrangements. Debtor represents and warrants as of the date hereof that it has received no notice of a default under and, to the best knowledge of Debtor, there are no existing defaults by Debtor in the performance, observance or fulfillment of any monetary obligation or any material non-monetary obligation, covenant or condition, in each case as set forth in any loan or other material agreement or instrument to which Debtor is a party.

          2.8 Additional Representations and Warranties. Debtor represents and warrants as of the date hereof: that Debtor is engaged in owning and operating the Property and the Collateral; except as otherwise disclosed in the Borrower's Certificate executed by Debtor, all costs for labor, equipment and materials used in the construction of the Improvements (except for work performed by Tenants) have been paid in full or will be paid when due; no event has occurred which with the giving of notice or the passage of time, or both, would constitute an Event of Default under any of the Loan Documents; the costs of all Fixtures and Personalty due as of the date hereof have been paid; neither the Property, nor any part thereof, has sustained, incurred or suffered any material damage or destruction which has not been restored; and Debtor owns, directly, and not through any affiliated entity, subject to the Permitted Exceptions, and except for the Leased Assets, all of the Personalty and Fixtures necessary for the operation and management of the Property as a regional shopping center.

          2.9 Compliance with Laws. Debtor represents and warrants as of the date hereof that except as disclosed in writing to Secured Party before or at the closing of the Loan, (i) to the best of its knowledge, the Property and the actual use thereof (A) complies with all Laws and Restrictions, the violation of which might have a material and adverse effect upon Debtor, the Property, any interest of Debtor or the Secured Party therein, or the lien or security interest granted by this Instrument, and (B) the Laws and Restrictions contain no unsatisfied conditions necessary for the actual use of the Property as it is currently used; and (ii) it has not received any written notices of violations (which remain uncured) of any Laws and Restrictions with respect to the Property.

          2.10 Bankruptcy. Debtor represents and warrants as of the date hereof, that no petition in bankruptcy, petition or answer seeking assignment for the benefit of creditors or appointment of a Receiver with respect to Debtor or any other Loan Party has occurred except as disclosed in writing to Secured Party before or at the closing of the Loan, that it has not received any written notice that any Key Tenant, or any of Sears, Penney, Mervyn's, Burdine's, Allied Stores have commenced or intend to commence any bankruptcy, reorganization, arrangement, liquidation, dissolution, or similar proceeding under the Federal Bankruptcy laws or any state laws pending or contemplated, and no reorganization, arrangement, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any state laws have been instituted by or against Debtor or any Other Loan Party. With respect to each Key Tenant, except as disclosed in writing to Secured Party before or at the closing of the Loan, to the actual knowledge of Debtor without any inquiry, as of the date hereof no uncured default or event which, with the passage of time or the giving of notice or both, would constitute such a default, has occurred under any Key Tenant Lease, and as of the date hereof no outstanding request for the deferral of any current or future rent has been made by any Key Tenant.

          2.11 Taxes. Debtor represents and warrants as of the date hereof that it has filed all federal, state, county and municipal income tax returns required to have been filed by it and has paid all taxes that have become due prior to delinquency pursuant to such returns or pursuant to any assessments received by it (except for any pending tax disputes or contests disclosed in writing to Secured Party), and Debtor does not know of any basis for any additional assessment against it in respect of such taxes.

          2.12 FIRPTA Certification.

                         Debtor declares and certifies, under penalty of
perjury, that as of the date hereof:

                         (i)Debtor's U.S. Taxpayer I.D. Number is:
                         34-132-6250

                         (ii)The business address of Debtor is:

                                  West Dade County Associates
                                  c/o The Edward J. DeBartolo Corporation
                                  7620 Market Street
                                  Youngstown, Ohio 44513-6085
                                  Attention:  General Counsel

                         (iii) Debtor is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended (the "Code") (i.e., Debtor is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

                         (iv) Debtor understands that the information and certification contained in this Paragraph 2.12 may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment or both.

                         (v) Debtor agrees to indemnify and hold
                         Secured Party harmless of, from and
                         against any and all actual loss,
                         liability, costs, damages, claims or
                         causes of action which may arise or be
                         incurred by Secured Party by reason of
                         any failure of any representation or
                         warranty made by Debtor in this Paragraph
                         2.12 to be true and correct when made,
                         including any liability for failure to
                         withhold any amount required under Code
                         Section 1445 in the event of foreclosure or other transfer of the Property.

                 ARTICLE 3 Affirmative Covenants

          Debtor hereby covenants and agrees as follows:

          3.1 Obligations of Debtor. The Debtor will timely perform, or cause to be timely performed, all of the Obligations and will maintain and preserve the lien of this Instrument.

          3.2  Insurance.

                  A. The Debtor at its sole cost and expense, will keep and maintain for the mutual benefit of Debtor and Secured
Party the following policies of insurance covering the Collateral:

                         (i) Insurance against loss or damage to the
Improvements, the Personalty and the Fixtures by fire and against loss or damage by other risks embraced by coverage of the type now known as "All Risk," including, but not limited to, earthquake (to the extent available at commercially reasonable rates, in Secured Party's reasonable judgment), riot and civil commotion, vandalism, malicious mischief, burglary, theft and mysterious disappearance, and against such other risks or hazards as Secured Party from time to time reasonably may designate, on a replacement cost basis with a deductible amount not to exceed $100,000.00, no coinsurance provision and in an amount (not less than the loan amount of $47,500,000) (1) equal to one hundred percent (100%) of the then "full replacement cost" of the Improvements, the Fixtures and the Personalty exclusive of any foundations and excavations, without deduction for physical depreciation and (2) such that the insurer would not deem Secured Party a co-insurer under said policies.

                         (ii) Business interruption insurance or
insurance against loss of income in an amount not less than twelve
(12) months total income from the Collateral including, but not limited to, rental (including, without limitation, percentage rental collected during the immediately preceding twelve (12) months) and taxes and other operating expense reimbursements or payments at then-current income levels.

                         (iii) Commercial General Liability insurance  on
an occurrence basis with a combined single limit per occurrence in such amounts (not less than $10,000,000.00) as are reasonably approved by Secured Party.

                         (iv) "Builders Risk"  insurance during any
material construction, repair, replacement, renovation or alteration of the Improvements, in such amounts as are reasonably approved by Secured Party.

                         (v) Boiler and machinery insurance covering
boilers and other pressure vessels, the air conditioning system, high pressure piping and other machinery and equipment required for the operation of the Property.

                         (vi) Such other insurance, and in such amounts,
as may from time to time be reasonably required by Secured Party.

                  B. All policies of Property insurance required by this Instrument (i) may be paid in installments and shall be approved by Secured Party as to amounts, form, risk coverage, deductibles, and substance and shall be written with companies satisfactory to Secured Party; (ii) shall name Secured Party as an additional insured as its interest may appear; (iii) shall contain a standard Lender's Loss Payable endorsement and other non-contributory standard mortgagee protection clauses acceptable to Secured Party, and at Secured Party's option, a waiver of subrogation rights by the insurer; (iv) shall contain an agreement by the insurer that such policy shall not be materially amended or cancelled without at least thirty (30) days' prior written notice to Secured Party; and (v) shall contain such other provisions as Secured Party deems reasonably necessary or desirable to protect its interest. Any policies containing a coinsurance clause shall include a replacement cost endorsement adequate to ensure that the coinsurance clause is rendered inoperative.

                  C. In the event a blanket policy is submitted to satisfy the responsibilities of the Debtor under this Paragraph 3.2, in addition to such other requirements set forth herein, the Debtor shall deliver to Secured Party a certificate from such insurer indicating that Secured Party is an insured under such policy, designating the amount of such insurance applicable to the Property and providing that such coverage will not be materially amended, cancelled or terminated without at least thirty (30) days advance written notice to Secured Party together with an Insurer's agent Certificate of Insurance of said policy and the mortgagee loss payable and protection clauses.

                  D. The Debtor shall make commercially reasonable efforts to enforce the provisions, if any, contained in the Leases and the COREA which require Secured Party to be named as an additional insured to any insurance coverage required therein and upon written request of Secured Party, the Debtor shall use its Good Faith Efforts to furnish evidence satisfactory to Secured Party that all insurance requirements (including, without limitation, provisions for waivers of subrogation and any requirements for the naming of Tenants, and any of the COREA Signatories as additional insureds) set forth in the Leases and the COREA shall have been satisfied by each party thereto;

                  E. The Debtor shall deliver to Secured Party, at least fifteen (15) Business Days prior to the expiration, cancellation or termination of any of the above-referenced policies ("Expiring Policies") a certificate of a renewal of the Expiring Policies together with evidence of (i) the Debtor's payment of the current installment premium therefor; and (ii) an effective date for such renewed policies which is simultaneous with the termination, cancellation or expiration of such Expiring Policies.

                  F. All (i) proceeds from property, rental curtailment or business interruption insurance, and such other insurance policies required pursuant to this Paragraph 3.2, as the parties may reasonably agree upon (the "Policies"); and (ii) all other right, title and interest in and to all of the Policies and any unearned premiums paid thereon as are assignable, are hereby assigned to Secured Party.

                  G. In the event of foreclosure of this Instrument or deed in lieu thereof, all right, title and interest of the Debtor in and to all policies of insurance in force with respect to the Property or Collateral and all proceeds payable thereunder and unearned premiums thereon shall immediately vest in the purchaser at the foreclosure sale or transferee in lieu of foreclosure.

          3.3 Maintenance, Waste and Repair. The Debtor shall at all times cause all of the Improvements and paved parking areas (including landscape and recreational areas) comprising the Property to be maintained in a first-class manner consistent with Approved Manager Business Practices or as otherwise approved in writing by Secured Party. The Debtor may make or permit tenants of the Property to make such alterations as may be contemplated by the Leases approved by Secured Party (or, as applicable, by Leases deemed Approved Leases in accordance with Paragraph 4.6.A below), and may make other alterations provided that such alterations are consistent with Approved Manager Business Practices and do not:
(a) materially reduce the total net rentable area of the Property or reduce parking available on the Property below the parking ratio existing on this date as set forth in the Land Use Certification; or (b) adversely affect the structural integrity of the Improvements; or (c) decrease the value of Secured Party's security for the Loan; or (d) violate the provisions of any Lease unless the tenant thereunder has consented thereto; or (e) violate the provisions of the COREA or other agreement binding on the Property or any applicable zoning, building, or other ordinance, regulations or law. Notwithstanding the foregoing, subject to condemnation and applicable laws (but the foregoing will not excuse Debtor's compliance with the applicable parking requirements of the Leases and COREAS), the number of parking spaces shall not be reduced below that approved by Secured Party on the Closing Date or otherwise without Secured Party's advance written approval nor may the parking space layout and configuration and ingress and egress lanes and driveways be changed in any material respect without Secured Party's advance written approval. All water lines or easement facilities of easements running under buildings or structures on the Property will be repaired, serviced, replaced and relocated without damaging such buildings and structures in any material respect or unreasonably interfering with the businesses conducted therein and Debtor will relocate the same, at its expense, if relocation is necessary to avoid such damage or interference. The Debtor will maintain parking on the Property at not less than the number of spaces required to maintain the parking ratio existing on this date as set forth in the Land Use Certification and the Debtor shall not permit any waste of the Property or make any change in the use thereof that will in any way increase any ordinary fire or other hazard insurance premiums or do or permit to be done thereon anything that may in any way impair the security of this Instrument. The Debtor shall not abandon the Property nor leave the Property unprotected, vacant or deserted.

          3.4  Impositions; Impounds.

                  A. The Debtor will pay, prior to delinquency, all Impositions (or currently payable installments thereof) that are or that may become a lien on the Property or are assessed against the Property or their rents, royalties, profits and income; provided, however, that the Debtor may, at its expense, contest the amount or validity or application of any such Impositions by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence, provided further that Secured Party is reasonably satisfied that there will be no Risk of Forfeiture as a result of such contest, including but not by way of limitation, in the case of a real estate tax contest, to the extent necessary to avoid a Risk of Forfeiture, an injunction or court order enjoining the tax collector from collecting the unpaid portion of the Impositions and the tax collector's acknowledgment that he has issued no tax certificates for the unpaid portion and is showing the unpaid portion on the tax roll as being subject to litigation and the Debtor shall have provided Secured Party with Security with respect to such contest.

                  B. Following an Event of Default under any of the Loan Documents and regardless of any cure thereof, in the event Secured Party elects to have the Debtor make monthly deposits for real estate taxes and insurance, the appropriate amount, as determined by Secured Party, shall be added to the regular monthly loan payments. Failure by the Debtor to do so will be considered an additional Event of Default under the Loan Documents. No interest shall accrue or be paid on such deposits.

                  C. In the event that an Impound Account is established pursuant to the terms hereof based upon the occurrence of an Event of Default, in the event of any subsequent default by Borrower under any of the Loan Documents which has not been cured during any applicable grace, notice or cure period, Secured Party may apply the balance of such deposits to any of the Obligations as Secured Party may elect, but neither Debtor, any general partners of Debtor, nor any Other Loan Party shall have any personal liability as to such taxes and insurance which would have been paid had Secured Party so elected to apply such deposits to taxes and insurance.

          3.5  Compliance with Law.

                  A. Subject to the terms and provisions of Section
4.2 below Debtor agrees to preserve and keep in full force and effect its existence, rights and powers. Debtor will promptly and faithfully comply in all material respects with all present and future laws, ordinances, rules, regulations and requirements of every duly constituted governmental authority or agency and of every board of fire underwriters (or similar body exercising similar functions) having jurisdiction that is applicable to its interest in the Property or to the Property, or any part thereof, or to the use or manner of construction, occupancy., possession, operation, maintenance, alteration or repair thereof or with respect to any part thereof (but not as to any tenants, occupants or invitees as to which Debtor's duty shall be to enforce the terms and provisions of the occupancy or lease agreements pertaining to such compliance in accordance with Approved Manager Business Practices when Debtor or the Approved Manager has actual knowledge of any such noncompliance), whether or not such law, ordinance, rule, order, regulation or requirement shall necessitate structural changes or improvements or interfere with the use or enjoyment of the Property; provided, however, that Debtor may, at its expense, contest the validity or application of the foregoing by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence, provided further that Secured Party is reasonably satisfied that (i) there will be no Risk of Forfeiture as a result of such contest and (ii) Debtor shall have provided Secured Party with Security with respect to such contest.

                  B. Debtor shall maintain in full force and effect, free from any violation of any law applicable with respect to all operations conducted on the Property by Debtor (but not any tenants or occupants as to which Debtor's duty shall be to enforce the terms and provisions of the occupancy or lease agreements pertaining to compliance with such laws in accordance with Approved Manager Business Practices when Debtor or the Approved Manager has actual knowledge of any such noncompliance), all licenses or permits necessary or required from any governmental bodies having jurisdiction over the same, for operations currently located or hereafter established on the Property, the lapse or violation of which might have a material and adverse effect on the Property, any interest of Debtor or Secured Party therein, or the lien or security interest granted by this Instrument.

          3.6  Books and Records.

                  A. Debtor, without expense to Secured Party, will maintain full and complete books of account and other records reflecting the results of the operation of the Property in accordance with Applicable Financial Reporting Requirements. In addition:

                  (1) Annually, Debtor shall furnish to Secured
Party the financial information as follows:

                         (i)Financial statements of Debtor for
the most current fiscal year sworn (which shall hereinafter mean certified as being true, correct, and accurate in all material respects by an authorized person, partner, or officer) by Debtor or Certified Public Accountant ("C.P.A.") audited; and

                         (ii)If applicable, financial statements
of the general partner(s) of Debtor and Other Loan Parties certified by the delivering party as being true, correct and accurate in all material respects or C.P.A. audited.

          The financial statements referenced in (1)(i) and (ii) above must include a schedule of all related debt and all material contingent liabilities.

                  (2) Annually, Debtor shall furnish to Secured
Party operating information on the Real Estate Security as follows:

                         (i) Annual operating statements prepared
on a cash basis of accounting certified by Borrower as being true, correct and accurate in all material respects or C.P.A.
audited; and

                         (ii) Copies of paid tax receipts for the
most  recent tax year; and

                         (iii) A certified rent roll in form as
attached as  Exhibit K to the Application; and

                         (iv) A schedule showing each tenant's
sales for the most recent calendar year as provided to Debtor by the tenants.

          All of these items must be received each year the Security Instrument is in force by the date which is one hundred twenty (120) days after the end of the Debtor's fiscal year. If any one item is not received within thirty (30) days after written notice by Secured Party to Debtor, Secured Party may declare an event of default under the Loan Documents.

                  (3) Debtor agrees to provide Secured Party with such additional financial or management information as Secured Party may request, and all statements must be in form and substance satisfactory to Secured Party.

                  B. Secured Party shall have the right, during normal business hours, upon five (5) business days' prior written notice, to inspect and make copies of Debtor's books, records, and income tax returns at the Property (but not the books, records and income tax returns of the Other Loan Parties except as may be provided for in the Hazardous Substances Remediation and Indemnification Agreement or in the Limited Guaranty) with reference to the Property for the purpose of verifying any reports, statements or other data submitted to Secured Party pursuant to this Paragraph 3.6 within two (2) years after the same have been submitted to Secured Party. If there has been no Event of Default, then such right shall not be exercised more than once every 12 months. Secured Party shall have the right, at all reasonable times and upon reasonable notice, to audit Debtor's books of account and records pertaining to the Property, all of which shall be made available to Secured Party and Secured Party's representatives for such purpose at the offices of Debtor, from time to time, upon Secured Party's written request. If there has been no Event of Default, then such right shall not be exercised more than once every 12 months. The cost of such audit shall be paid by Debtor in the event that (i) such audit shall disclose an unfavorable variance in income and expenses (on a net basis) from the operations of the Property of five percent (5%) or more from the calculations submitted by Debtor pursuant to the terms of this Paragraph 3.6 or (ii) such audit was in connection with Debtor's failure to deliver its financial statements in a timely manner as required by the terms of this Paragraph 3.6.

          3.7 Further Assurances. Debtor, at any time upon the request of Secured Party, will at Debtor's expense execute, acknowledge and deliver all such additional papers and instruments and perform all such further acts and things as may be reasonably necessary to carry out the purposes of the Loan Documents and to subject to the liens thereof any property intended by the terms thereof to be covered thereby and any renewals, additions, substitutions or replacements thereto.

          3.8 Indemnity and Attorneys' Fees. Debtor will indemnify, defend, protect, reimburse and hold Secured Party harmless from any and all liability, actual loss, claims, actual damage, reasonable out-of-pocket cost or reasonable out-of-pocket expense (including reasonable attorneys fees) (i) that Secured Party may or might incur hereunder or in connection with the enforcement of any of Secured Party's rights or remedies hereunder or under the other Loan Documents as reasonably construed by Secured Party, any action taken by Secured Party hereunder or thereunder pursuant to the terms and provisions of the Loan Documents, whether or not suit is filed; (ii) in the event of a default under any of the Loan Documents which has not been cured during any applicable grace, notice and cure periods, from all related "Collection Expenses" incurred by Secured Party which shall mean all reasonable out-of-pocket expenses incurred by Secured Party as a result of a default, including but not limited to, all travel costs, third-party appraisal fees, environmental report preparation and testing fees, architectural and engineering expenses, and legal fees and expenses; (iii) by reason or in defense of any and all claims and demands whatsoever that may be asserted against Secured Party arising out of the Property, or any part thereof or interest therein not due to its gross negligence or willful misconduct; and/or (iv) as to which it becomes necessary to defend or uphold the lien of this Instrument or other Loan Documents, other than claims or liability based on events occurring after Debtor loses possession of the Property as a result of the foreclosure of this Instrument, a deed in lieu of such foreclosure, or by appointment of a receiver in any action to foreclose this Instrument. Should Secured Party incur any such liability, loss, claim, damage, cost or expense, the amount thereof with interest thereon at the Secondary Interest Rate from the date incurred (ten
(10) days after written notice thereof from Secured Party to Debtor if the same is not incurred as a result of any default by Debtor under any of the Loan Documents) until paid, shall be payable by Debtor immediately on demand, shall be secured by this Instrument, and shall be part of the Indebtedness.

          3.9 Litigation. The Debtor will promptly give notice in writing to Secured Party of any litigation (if the amount in controversy exceeds $250,000) commenced or threatened to Debtor's actual knowledge materially adversely affecting Debtor or the Property, other than (i) unlawful detainer proceedings brought by Debtor against any one of the Tenants (excluding Tenants under Key Tenant Leases) and (ii) litigation in which the amount in controversy would be fully covered by insurance proceeds.

          3.10 Inspection of Property. Secured Party or its agents, including, but not limited to, third-party property appraisers, environmental engineers, Secured Party employees, architects, engineers, etc., shall have the right to inspect all public areas of the Property during normal business hours without notice provided such parties do not disturb or alarm the tenants, occupants and invitees and, as to nonpublic areas, shall have the right to inspect and conduct testing (no such testing shall be conducted unless permitted under the provisions of the Hazardous Substances Remediation and Indemnification Agreement or after any Event of Default under the Loan Documents) on the Property at all reasonable times upon at least three (3) business days prior written notice accompanied by Debtor should Debtor so elect. Secured Party and such other inspecting parties shall not disturb or alarm the tenants, occupants and invitees of the Property while engaged in such activities.

          3.11 Taxes; Tax Receipts.

                  A. Debtor shall file all federal, state, county and municipal income tax returns required to be filed by Debtor with respect to the Property and shall, subject to the provisions of Paragraph 3.4.A herein, pay all taxes that become due pursuant to such returns.

                  B. Debtor shall file all personal property tax and real property ad valorem tax returns required to be filed with respect to the Property and shall pay all personal property tax, real property ad valorem taxes and real property assessments with respect to the Property when due subject to the provisions of Paragraph 3.4.A herein.

                  C. Subject to the provisions of Paragraph 3.11.A and Paragraph 3.11.B herein, Debtor shall exhibit to Secured Party, within seven (7) days after demand made therefor, bills (which shall be receipted from and after the date receipted bills are obtainable) showing the payment to the extent then due of all taxes, assessments (including those payable in periodic installments), water rates, sewer rates, and/or any other Imposition that may have become a lien upon the Property or any Personalty prior to the lien of this Instrument.

          3.12 Additional Information. Debtor will furnish to
Secured Party, within seven (7) days after written request therefor, any and all information that Secured Party may reasonably request concerning the Property or the performance by Debtor of the Obligations.

          3.13 Prepayment. Debtor may prepay the Loan only on the terms and conditions set forth in the Note and Debtor shall pay Secured Party the Prepayment Premium in respect of any prepayment, whether voluntary or involuntary, if required by, and on the terms and conditions set forth in, the Note.

          3.14 FIRPTA Affidavit. In the event of any transfer by Debtor of its rights hereunder or of any interest in the Property otherwise permitted under this Instrument, such transferee shall, as an additional condition to such transfer, under penalty of perjury, execute and deliver to Secured Party an affidavit concerning the non-foreign status of the Transferee substantially in the form of Paragraph 2.12 herein. Nothing in this paragraph shall be deemed a modification or waiver of any other provision of any of the Loan Documents limiting, prohibiting or otherwise relating to any transfer of any interest in the Property or Debtor.

          3.15 Reimbursement. Any amount paid by Secured Party pursuant to paragraph 15 of the Application including counsel fees, for which invoices were not available on the Closing Date, or which are incurred after the Closing Date and any amount paid by Secured Party pursuant to this Instrument for any tax (but not income taxes or franchise taxes which have not become a lien on the Property), stamp tax, assessment, water rate, sewer rate, insurance premium, repair, rent charge, debt, claim, inspection or lien having priority over this Instrument or to in any way protect the security for the Loan, shall bear interest at the Secondary Interest Rate from the date of payment by Secured Party (ten (10) days after written notice thereof from Secured Party to Debtor if the same is not incurred as a result of any default by Debtor under any of the Loan Documents) , constitute additional indebtedness secured by this Instrument, prior to any right, title or interest in or claim upon the Property attaching or accruing subsequent to the lien of this Instrument and be payable by Debtor to Secured Party within five (5) days after written demand therefor.

          3.16 Tax Service Contract. At Debtor's sole expense,
Secured Party shall be furnished a fully paid Tax Service Contract throughout the term of the Loan, issued by a tax reporting agency satisfactory to Secured Party.

          3.17 Management. Throughout the term of the Loan, an Approved Manager, or alternate manager expressly consented to by Secured Party in writing, shall manage the Property in accordance with Approved Manager Business Practices pursuant to a management agreement approved by Secured Party (collectively, the "Management Agreement"). Except as expressly permitted by the Loan Documents, Debtor shall not terminate alter, modify or amend or permit the termination, alteration, modification or amendment of any of the material terms of the Management Agreement (including, without limitation, terms relating to fees and expenses earned or reimbursed thereunder) without the prior written consent of Secured Party. A change in the Approved Manager without Secured Party's prior written approval shall be a default under this Security Instrument; provided, however, that Secured Party agrees to approve any persons that would qualify as an Approved Manager under the criteria set forth in the definition of "Approved Manager: in
Article 1 herein. Upon execution of any such Management Agreement it shall be deemed assigned to Secured Party by Debtor on the terms and conditions of the Collateral Assignment of Management Agreement from Debtor to Secured Party of even date herewith and, as a condition of Secured Party's approval thereof, the manager thereunder shall execute a Consent to Collateral Assignment of Management Agreement on the terms and conditions of such instrument from the Approved Manager on even date herewith which will subordinate the Management Agreement to the Loan Documents on the terms set forth therein. Debtor shall not terminate, alter, modify, amend or permit the termination, alteration or amendment of any material terms of the Management Agreement without Secured Party's advance written consent.

          3.18 Plans and Specifications. Debtor agrees to keep at its offices at the Property or at its corporate offices, and to make available to Secured Party during normal business hours, upon five (5) business days prior written notice, As-Built Plans and Specifications or, if unavailable, the final set of plans and specifications from which the Improvements were constructed ("As-Builts"), certified (if such is the case as of the date hereof) by a licensed architect or licensed contractor as true, correct and complete As-Builts for the Improvements.

          3.19 Property Description. Debtor agrees not to initiate or consent to any change in the boundary lines or the legal description of the Property, as the same are constituted as of the date hereof, without the prior written consent of Secured Party.

                  ARTICLE 4 Negative Covenants

          Debtor hereby covenants to and agrees as follows:

          4.1 Restrictive Uses. Debtor will not initiate, join in, or consent to any change in the current use of the Property as a regional shopping center or in any zoning ordinance, private restrictive covenant, assessment proceedings or other public or private restriction limiting or restricting the uses that may be made of the Property or any part thereof without the prior written consent of Secured Party.

          4.2  Due on Sale or Encumbrance.

                  A. General Restrictions. In the event that Debtor, without the prior written consent of Secured Party (which consent may be withheld for any reason or for no reason without regard to the Standard of Conduct), shall, except as expressly permitted in the Loan Documents, sell, convey, assign, transfer or otherwise dispose of or be divested of its title to, or, shall mortgage, convey security title to, or otherwise encumber or cause to be encumbered, the Real Estate Security (hereinafter sometimes called the "Mortgaged Premises") or any part thereof or any interest therein in any manner or way. whether voluntary or involuntary, or in the event of (a) any merger, consolidation or dissolution involving, or the sale or transfer of all or substantially all of the assets of, Debtor or any General Partner Constituent of Debtor (a "General Partner Constituent of Debtor: is any general partner of Debtor, a general partner of a general partner of Debtor, or a general partner of a general partner of a general partner of Debtor or any other corporation, partnership or entity with an ownership interest in and control over the management of any of the foregoing entities); (b) the transfer (at one time or over any period of time) of 10% or more of the voting stock of (i) a corporate Debtor,
(ii) any corporate General Partner Constituent of Debtor, or (iii) any corporation which is the direct or indirect owner of 10% or more of the voting stock of Debtor or any General Partner Constituent of Debtor; (c) the transfer of any general partnership interest in Debtor, in any General Partner Constituent of Debtor or in any partnership which is a direct or indirect general partner of Debtor; or (d) the conversion of any such general partnership interest to a limited partnership interest, then the entire balance of the secured indebtedness, plus the Prepayment Premium, shall become immediately due and payable at the option of Secured Party. This provision shall not apply to transfers of title or interest under any will or testament or applicable law of descent, and any transfers of limited partnership interests. In addition, this paragraph, as applicable to USCINC., USCLP, Realty, Institutional, DRC (this sentence shall not be applicable to DRC until the "Going Public Condition Precedent", as defined below, is satisfied) and DRPLP (this sentence shall not be applicable to DRPLP until the "Going Public Condition Precedent", as defined below, is satisfied) shall (aa) not apply to or prohibit the sale or transfer of any stock in USCINC. or DRC; (bb) upon satisfaction of all the requirements of Paragraph 4.2.G below, not apply to or prohibit the sale or transfer to DRPLP of any general partnership interest in Borrower or in any General Partner Constituent of Borrower which, in each case, is owned by a DeBartolo Affiliate, as defined in Paragraph 4.2.C herein; (cc) upon satisfaction of all the requirements of Paragraph 4.2.G below, not apply to or prohibit the conversion of the general partnership interest of Mr. Edward J. DeBartolo, Sr. in DeBartolo-Miami Associates, an Ohio general partnership ("DMA"), a General Partner Constituent of Borrower, into a limited partnership interest therein and the conversion of DMA from a general partnership to a limited partnership, provided that DRPLP is the sole general partner thereof; and/or (dd) not apply to or prohibit the sale or transfer of any stock of Realty or Institutional to or among any JMB Affiliate, as defined in Paragraph 4.2.D or to or among any senior level officers, managing directors or majority shareholders of Realty or Institutional at the time of the transfer, as well as all lineal descendants of said persons, their spouses, members of their immediate families and trusts exclusively for the benefit of such persons. The "Going Public Condition Precedent: shall mean that the public offering of common stock in DRC has closed in a manner not materially different from that described in the most recent Securities and Exchange Commission Form S-11 for DRC furnished Secured Party prior to the date hereof and that DRPLP is established and owns and controls the assets as described therein without material variances from such description.

                  B. One Time Transfer of the Entire Mortgaged
Premises. Notwithstanding the provisions of Paragraph 4.2.A herein, Debtor may, unless such right has been terminated under the provisions of Paragraph 4.2.F herein, transfer the entire Mortgaged Premises ("Transfer") one (1) time during the term of the Loan (any transfer by Debtor pursuant to said right, shall automatically nullify the right to transfers under Paragraph 4.2.B through Paragraph 4.2.K herein) by complying with all of the requirements of this Paragraph 4.2.B as follows:

                  (1) Debtor shall provide Secured Party with a written request (such request shall be accompanied by a Notice stating "Warning - failure to notify Debtor within ten (10) business days of receipt of this Notice stating any additional information or documentation needed, shall waive the right to further request the same and any failure to approve or disapprove the proposed buyer within thirty (30) days of receipt of all of the foregoing, shall be deemed Secured Party's approval of said buyer) accompanied by a $5,000.00 review fee, the documentation of the Revenues and Expenses for the twelve (12) months prior to the Debtor's written request for the Transfer and a budget for such Revenues and Expenses for the twelve (12) months after the Debtor's written request for the Transfer as required by Paragraph 4.2.B(4) herein. Secured Party agrees that within thirty (30) days of receipt of such written notification and of delivery to Secured Party of all information and documentation reasonably required by Secured Party to make its determination (Secured Party agreeing to make such request for information within 10 business days of Debtor's written request for approval of the Transfer and payment of the review fee), Secured Party shall allow the proposed buyer to assume the obligations under this Security Instrument and other Loan Documents, subject to the exculpation herein and therein contained, (i) if the "One Time Transfer Conditions", defined below in Paragraph 4.2.B(3), are fulfilled and (ii) if any such proposed buyer is approved by Secured Party, as being "Qualified" as defined in Paragraph 4.2.B(2) herein;

                  (2) As used herein, "Qualified" or "Qualified Buyer" shall mean the proposed buyer, as determined by Secured Party (the numerical tests are to be satisfied based on the information furnished by Debtor and supplied by Debtor and/or the purchaser) , (aa) has, either in its own right or through Affiliates jointly and severally liable under the assumption, a net worth in excess of $100,000,000.00, (bb) has a current ratio, as determined under generally accepted accounting principles consistently applied, of current assets to current liabilities of not less than 1.20 to 1.00, (cc) owns (either in its own right or through Affiliates) in excess of $500,000,000.00 of commercial real estate assets including regional malls, (dd) itself would qualify herein as an Approved Property Manager meeting the requirements set forth in Paragraph 3.17 of this Security Instrument for the change in the property manager without Secured Party's approval or has a written commitment from such a property manager pursuant to a management agreement, in form and substance and with a term approved by Secured Party before the occurrence of the Transfer,
(ee) is creditworthy and of good character, and (ff) such proposed buyer and/or its Affiliates have not been the source of specific and identifiable material problems in prior business dealings with Secured Party (Debtor acknowledges that Secured Party is not obligated to disclose the nature of such specific and identifiable problems except in connection with any litigation between Debtor and Secured Party);

                  (3) the "One Time Transfer Conditions" are that (aa) there shall be no uncured monetary default or nonmonetary Event of Default existing under the Loan Documents; (bb) the proposed Transfer is not in violation of Paragraph 9.26 herein and Secured Party shall have received the certification required by Paragraph 9.26.G(2) herein; (cc) the proposed transferee shall have signed an assumption agreement acceptable to Secured Party with respect to the Loan Documents, subject to the same limitations on liability as is set forth in Paragraph 9.33 herein except as to any full recourse provision in any Loan Document such as in the Hazardous Substance Remediation and Indemnification Agreement but with no other required modification in any Loan Document; (dd) Secured Party receives an endorsement to Secured Party's Mortgagee Title Policy changing the effective date to the time of the Transfer and showing no additional title exceptions or matters objectionable to Secured Party; (ee) in consideration for the approval of such Transfer, Secured Party shall, at the time of the Transfer, be paid a transfer fee of one percent (1%) of the then outstanding principal balance of the Note on the date of the Transfer less the review fee previously paid provided that (x) any documentary stamp taxes, intangible taxes, recording fees, and other costs and expenses required in connection with the assumption agreement are paid by Debtor or the transferee and (y) all other reasonable out-of-pocket costs and expenses (including attorneys' fees) of preparation of the assumption agreement and obtaining the endorsement to the Secured Party's Mortgagee Title Policy are paid by Debtor or the transferee; (ff) the Mortgaged Premises shall have generated Net Operating Income (as defined in Paragraph 4.2.B(4) below) of not less than $7,100,000.00 for the Required Periods, as defined in Paragraph 4.2.B(il below and the loan to value ratio pertaining to the fair market value of the Real Estate Security and the then unpaid principal balance of the Loan at the time of the Debtor's written request for approval of the Transfer does not exceed sixty-five percent (65%), (gg) Debtor and the Other Loan Parties are not released from their recourse obligations under the Loan Documents, including, but not by way of limitation, the Hazardous Substance Remediation and Indemnification Agreement, unless they qualify for release as set forth in Paragraph 4.2.B(5) below; and (hh) the proposed transferee shall have complied with any transfer requirements under the COREA and assumed Debtor's obligations thereunder from and after the Transfer subject to any exculpation set forth in the COREA;

                  (4) "Net Operating Income" shall mean "Gross Revenues" generated directly by the operation of the Mortgaged Premises less "Expenses" directly from the operation of the Mortgaged Premises for the "Required Periods" where: (A) "Gross Revenues" shall mean all (aa) fixed minimum rent, (bb) percentage rent, (cc) tenant reimbursement for common area maintenance, taxes, assessments, insurance, any administrative fees, and any other reimbursements, (dd) food court tenant expense reimbursement, (ee) Anchor Store contributions to common area and/or exterior mall maintenance and other payments and reimbursements, (ff) recurring miscellaneous revenues including temporary tenant rents and vending machine income, (gg) proceeds from rent loss insurance provided the casualty to the Mortgaged Premises which induced the loss of rents has been restored or is in the process off restoration, (hh) merchants' association and other marketing and advertising contributions, (ii) parking revenues, and (jj) all other revenues such as application of security deposits and tenant litigation judgments and settlements (but in the latter two instances, said items cannot be included for budget projection purposes); (B) "Expenses" shall mean all (aa) real estate and other taxes and assessments, both general and special, due and payable by Debtor (based upon the latest available official rate and valuation); (bb) insurance premiums paid or due and payable by Debtor (according to the latest premium billings); (cc) salaries and fringe benefits paid or payable by Debtor to employees of Debtor or to the employees of the management company and which pertain to the Mortgaged Premises (including, by way of illustration, any manager,, secretary, engineer, maintenance assistant, or administrative personnel) ; (dd) commercially reasonable management fees; (ee) other ordinary and necessary operating expenses paid or due and payable by Debtor including supplies, building repair and maintenance, grounds and parking lot maintenance, janitorial service, security, and utility expenses (refuse collection), cable T.V., electric, gas, water, sewer and telephone); (ff) contractual merchants association contributions; and (gg) leasing commission obligations paid or due and payable by Debtor and amortized (including those paid in one or more lump sum payments) over the lease term. Debt service, income taxes, depreciation and amortization, capital expenditures, restoration expenditures and tenant finish costs are specifically excluded from Total Expenses; and (C) the "Required Periods" shall mean the twelve (12) month period prior to Debtor's written request for approval of the Transfer based on actual Net Operating Income during that period and the twelve (12) month period after Debtor I s written request f or approval of the Transfer. Net Operating Income for the twelve
(12) month period before Debtor's written request for approval of the Transfer shall be based on documentation of revenue and expenses for said period presented to Secured Party at the time of the request for the consent to the Transfer and certified to Secured Party by the general partners of Debtor as being true, correct and accurate in all material respects. Net Operating Income for the twelve (12) month period after the Transfer shall be based on a budget for that period submitted by Debtor to Secured Party at the time of the request for consent to the Transfer. The budget shall reasonably project revenues and expenses based on historical performance and then current market conditions;

                  (5) The Debtor and the Other Loan Parties will not qualify for a release from their recourse obligations under the Loan Documents including, but not by way of limitation, the Hazardous Substances Remediation and Indemnification Agreement, unless the Qualified Buyer and its Affiliates essential to meeting the Qualified Buyer criteria ("Essential Affiliates") assume the obligations of Debtor and the Other Loan Parties under the Loan Documents subject to the exculpation provided in the Loan Documents but only to the extent so provided. In addition, any release shall be a "Prospective Release" which shall be a release as to recourse obligation's under the Loan Documents occurring or arising subsequent to the Transfer to and assumption of the obligations under the Loan Documents by such Qualified Buyer and any Essential Affiliates. Notwithstanding the foregoing, no release shall be given if there is any uncured default by Debtor under any of the Loan Documents. After Secured Party has granted a Prospective Release, then (A) as to all recourse obligations under the Loan Documents other than under the Hazardous Substance Remediation and Indemnification Agreement, at the date of the payment of the Loan in full or the completion of any foreclosure sale proceedings or deed in lieu of foreclosure of the Loan Documents, Secured Party shall release the Debtor which made the Transfer and those who were Other Loan Parties immediately prior to the Transfer from their obligations under the Loan Documents not then subject to a claim by Secured Party; and (B) as to all recourse obligations under the Hazardous Substance Remediation and Indemnification Agreement, at the expiration of three (3) years after the earlier of (i) the date of the payment of the Loan in full, and (ii) the date of the completion of any foreclosure sale proceedings or deed in lieu of foreclosure of the Loan Documents, Secured Party shall release the Debtor which made the Transfer and those who were Other Loan Parties immediately prior to the Transfer from their obligations under the Loan Documents not then subject to a claim by Secured Party; and

                  (6) Notwithstanding the foregoing in this Paragraph 4.2.B herein, if Secured Party approves the Qualified Buyer and any proposed Other Loan Party replacements, such approval shall not be effective beyond one hundred- twenty (120) days after Secured Party has given Debtor written notice thereof. Debtor may, at least ten (10) business days before the expiration of said one hundred twenty (120) day period, request, in writing, a one time extension thereof for an additional ninety (90) day period. The request shall be accompanied by updated current information with respect to the Qualified Buyer determination and the One Time Transfer conditions as well as documentation evidencing that Debtor has been pursuing the Transfer with reasonable diligence and that there is a basis to reasonably believe the Transfer will be completed in accordance with the provisions of this Paragraph 4.2.B before the end of the requested extension period. Should such information and documentation, in Secured Party's reasonable judgment, evidence that the proposed buyer will remain a Qualified Buyer for the extension period, that the One Time Transfer Conditions will remain satisfied during said period, that Debtor has been pursuing the Transfer with reasonable diligence and that there is a reasonable basis for believing the Transfer will be completed in accordance with the provisions of this Paragraph 4.2.B before the expiration of the requested extension period, the extension shall be granted.

                  C.Internal DeBartolo General Partnership
Transfers. Notwithstanding the provisions of Paragraph 4.2.A herein, as long as there is no uncured monetary default or nonmonetary Event of Default by Debtor under any of the Loan Documents and the proposed transfer is not in violation of Paragraph 9.26 herein, any general partnership interest in any General Partner Constituent of Debtor, as defined in Paragraph 4.2.A herein, owned by any DeBartolo Affiliate, as defined below, may be transferred at any time and from time to time to and among any DeBartolo Affiliate. The DeBartolo Affiliate shall mean any wholly owned subsidiary of DRC and/or DRPLP, provided that the Going Public Condition Precedent in Paragraph 4.2.A has been satisfied and that DRPLP and DRC (as the general partner of DRPLP) remain responsible on a recourse basis (and execute such documentation evidencing such obligation in form and substance satisfactory to Secured Party) for the obligations of the Other Loan Parties (to the extent set forth in the Loan Documents, including, but not by way of limitation under the Other Loan Party Agreement and the Hazardous Substances Remediation and Indemnification Agreement) and the "DeBartolo Family Affiliates" which means any one or more of the lineal descendants of Mr. Edward
J. DeBartolo or their spouses or any members of their immediate families or any trusts exclusively for the benefit of the aforementioned persons.

                  D. Internal JMB General Partnership Transfers. Notwithstanding standing the provisions of Paragraph 4.2.A herein, as long as there is no uncured monetary default or nonmonetary Event of Default by Debtor under any of the Loan Documents and the proposed transfer is not in violation of Paragraph 9.26 herein, any general partnership interest in JMB Income Properties, Ltd.-XIII IDS/JMB Balanced Income Growth, Ltd. or Urban Shopping Centers, L.P. (collectively the "JMB Primary Partnerships"), any general partner of any of the JMB Primary Partnerships or any general partner of any general partner of any of the JMB Primary Partnerships ("General Partner Constituents of the JMB Primary Partnerships") owned by any JMB Controlled Affiliate, as defined below, may be transferred from time to time to any JMB Controlled Affiliate which shall mean (I) Urban Shopping Centers, Inc., and Urban Shopping Centers, L - P. and (II) any other Person so long as one or more.of JMB Realty Corporation, a Delaware corporation ("Realty") , or JMB Institutional Realty Corporation, a Delaware corporation ("Institutional"), or a JMB Affiliate (as hereinafter defined) (A) own at least fifty percent (50%) of the economic interests that is directed or managed on the basis of ownership of economic interests of the entity in question; (B) act as a managing general partner of a general partnership that is the entity in question; (C) act as the sole general partner of a limited partnership that is the entity in question or as a general partner of a limited partnership (having more than one general partner) that is the entity in question but with the power to direct and manage such limited partnership; or (D) act as the investment manager or advisor for a real estate investment trust, foundation, common fund or investor account that is the entity in question for which Realty, Institutional or a JMB Affiliate (x) acts generally as investment manager or advisor with respect to more than one property, or (y) acts as investment manager or advisor for a multi-investor trust, foundation, common fund or investor account with respect to the Real Estate Security. The term "JMB Affiliate" means any corporation, partnership, trust or other entity that (A) is a primary, secondary or tertiary subsidiary or affiliate of Realty or Institutional, or (B) has as its officers, directors or shareholders, persons who are senior level officers, managing directors or majority shareholders of Realty or Institutional at the time of the transfer. As long as the foregoing conditions are met, transfers of nonmanaging general partnership interests only, shall be permitted to or by any senior level officers, managing directors or majority shareholders of Realty or Institutional at the time of the transfer as well as all lineal descendants of said persons, their spouses, members of their immediate families and trusts exclusively for the benefit of such persons.

                  E.   Transfers between JMB and DeBartolo.
Notwithstanding the provisions of Paragraph 4.2.A herein, as long as there is no uncured monetary default or nonmonetary Event of Default by Debtor under any of the Loan Documents, the proposed transfer is not in violation of Paragraph 9.26 herein and the Loan Documents are, simultaneous with each such transfer, modified in a manner acceptable to Secured Party, to reflect the transfer and change in the application of the JMB Cap and DeBartolo Cap and Debtor pays Secured Party a fee of $5,000.00 in conjunction with each such modification along with Secured Party's reasonable attorney' s fees in connection therewith, then, the fifty percent (50%) partnership interest in Debtor owned by certain DeBartolo Affiliates which are general partners of Debtor on the Closing
Date (collectively the "DeBartolo Debtor General Partners") and the fifty percent (50%) partnership interest in Debtor owned by JMB/Miami International Associates, may be transferred in their entirety, only, pursuant to a one time right of transfer on the part of the DeBartolo Debtor General Partners to transfer such fifty percent (50%) interest owned by them to a JMB Controlled Affiliate and pursuant to a one time right of transfer on the part of the JMB/Miami International Associates to transfer such fifty percent (50%) interest owned by it to a DeBartolo Affiliate. No one or less than all of the DeBartolo Debtor General Partners may exercise the one time right of transfer under this paragraph unless those so exercising same do so with respect to the entire fifty percent (50%) general partnership interest in Debtor. Upon any such transfer, the DeBartolo Cap (defined in Paragraph 9.33 herein), if a DeBartolo Affiliate is the transferee, and the JMB Cap (defined in Paragraph 9.33 herein) , if a JMB Control led Affiliate is the transferee, shall no longer be applicable to the liability of the transferee as an Other Loan Party, but will remain applicable as to the transferor (e.g. if a DeBartolo Affiliate is the transferor of a transfer immediately after closing, DeBartolo's Other Loan Party liability is subject to the DeBartolo Cap, but the Other Loan Party liability of the JMB Loan Party is not thereafter subject to the JMB Cap so the JMB Loan Parties will become liable for 100% of said Other Loan Party obligations while DeBartolo, on a joint and several basis, remains liable therefor subject to the DeBartolo Cap). Notwithstanding the foregoing, any Other Loan Party Transferor under this paragraph may make a written request to Secured Party for a release to Secured Party f or a release on the terms and subject to the conditions set forth in Paragraph 4.2.K herein.

                  F. 50% Transfer by JMB or DeBartolo to a Third Party. Notwithstanding the provisions of Paragraph 4.2.A herein, as long as the transferor and transferee comply with all of the provisions of and meet all of the conditions and requirements of Paragraph
4.2.B herein for Secured Party's consent to a one time transfer of the Mortgaged Premises which shall be applicable to transfers under this paragraph except that the One Time Transfer Conditions set forth in Paragraph 4.2.B(3)(ff) herein (Net Operating Income and loan to value requirements) shall not be applicable, the transfer fee in Paragraph 4.2.B(3)(ee) herein shall be one-half of one percent (.5%) instead of one percent (1%), and the release provisions of Paragraph 4.2.B(5) herein will apply only to the Transferor Other Loan Party, then, the fifty percent (50%) general partnership interest in Debtor owned by the DeBartolo Debtor
General Partners, as defined in Paragraph 4.2.E above, or the fifty percent (50%) general partnership interest in Debtor owned by JMB/Miami International Associates, may be transferred, in their entirety, only, pursuant to a one time right of transfer on the part of the DeBartolo Debtor General Partners to transfer such fifty percent (50%) interest owned by them to a third party other than a DeBartolo Affiliate or a JMB Controlled Affiliate ("Third
Party Transferee") or pursuant to a one time right of transfer on the part of JMB/Miami International Associates to transfer such fifty percent (50%) interest owned by it to a Third Party
Transferee. No one or less than all of the DeBartolo Debtor General Partners may exercise the one time right of transfer under this paragraph unless those so exercising same do so with respect to the entire fifty percent (50%) general partnership interest in Debtor. Notwithstanding the foregoing, once the first of (i) the DeBartolo
Debtor General Partners or (ii) JMB/Miami International Associates have completed a transfer under this paragraph, (A) there shall no longer be a right to any transfers under Paragraph 4.2.E above, if The DeBartolo Debtor General Partners are the first to make such a transfer, there shall no longer be a right to any transfers under Paragraph 4.2.C and Paragraph 4.2.H herein, and if JMB/Miami International Associates is the first to make such a transfer, there shall no longer be a right to any transfers under Paragraph
4.2.D above and Paragraph 4.2.H below, and (B) the provisions of this Paragraph 4.2.F shall thereafter apply to a subsequent transfer under this paragraph by the other partner except that (x) if the first Third Party Transferee is the Third Party Transferee under such subsequent transfer, it must again be approved by Secured Party as Qualified under Paragraph 4.2.B(l) and (2) above applied to then current information, (y) the requirement of Paragraph 4.2.B(3)(ff) herein (Net operating Income and loan to value requirements) will be applicable, and (z) after such second transfer, there shall no longer be a right to any transfers under Paragraph 4.2.B through 4.2.K herein. The release provisions of Paragraph 4.2 B(5) herein shall apply to transferors under this Paragraph 4.2.F.

                  G. Initial Transfers to the DEBARTOLO REIT.
Notwithstanding the provisions of Paragraph 4.2.A herein, as long as (i) there is no uncured monetary default or nonmonetary Event of Default by Debtor under any of the Loan Documents; (ii) the proposed transfer is not in violation of Paragraph 9.26 herein;
(iii) Secured Party shall have received the certification required by Paragraph 9.26.G(2) herein; (iv) the Going Public Condition Precedent in Paragraph 4.2.A is satisfied and real estate investment trust operating partnership ("OPREIT") for the real estate investment trust involved meets the Qualified Buyer requirements of Paragraph 4.2.B(2) above and becomes an Other Loan Party and assumes the obligations of an Other Loan Party under the Loan Documents including the Hazardous Substances Remediation and Indemnification Agreement and the Other Loan Party Agreement subject to the exculpation provided in the Loan Documents but only to the extent so provided; (v) Debtor has provided prior written notice thereof to Secured Party and has submitted to Secured Party such information concerning the Transfer and the real estate investment trust and its OPREIT as Secured Party may reasonably require (including, but not by way of limitation, a current organization chart showing the transfer, initial financial statements, and a description of its operations and management, which such information shall be reasonably acceptable to Secured Party) ; (vi) Debtor has paid Secured Party a $5,000 review fee as to such transfer upon submitting such information to Secured Party; and (vii) pays Secured Party's reasonable attorney's fees in connection therewith, then, such conditions having been satisfied, DeBartolo may establish its real estate investment trust and related OPREIT and the partnership interest of The DeBartolo Debtor General Partners may be transferred to the DeBartolo OPREIT ("DeBartolo OPREIT") . Secured Party acknowledges that prior to the execution of this Security Instrument general partnership interests in Debtor and its General Partner Constituents have occurred including transfer of general partnership interests in Debtor to DRPLP, all as disclosed by DeBartolo, Inc. to Secured Party on even date herewith. Such transfers did not meet the foregoing requirements and Debtor agrees that such transfers do not waive the requirements of Paragraph 4.2 herein as to future transfers, including but not in limitation thereof, the provisions of Paragraph 4.2.K which is not applicable to the transfers which have occurred to date as described above. Secured Party agrees that should, at the time the Going Public Condition Precedent in Paragraph 4.2.A is satisfied, the DeBartolo OPREIT and the OPREIT connected therewith be substantially similar to that set forth in the most recent Securities and Exchange Commission Form S-11 for DRC furnished Secured Party prior to the date hereof, then said OPREIT shall be deemed a "Qualified Buyer" for the purposes of this Paragraph 4.2.G if such Going Public Condition Precedent occurs within one hundred twenty (120) days after the date of the Security Instrument.

                  H. JMB Transfers to the JMB OPREIT or DeBartolo OPREIT. Notwithstanding the provisions of Paragraph 4.2.A herein, as long as there is no uncured monetary default or nonmonetary Event of Default by Debtor under any of the Loan Documents and the proposed transfer is not in violation of Paragraph 9.26 herein, there shall be a one time right to transfer all of the general partnership interests in JMB/Miami International Associates owned by JMB Income Properties, Ltd.-XIII and IDS/JMB Balanced Income Growth, Ltd., together, to Urban Shopping Centers, L.P. (regardless of any change of the name of such entity now known by such name) or to the DeBartolo OPREIT, as defined in Paragraph 4.2.G herein, provided, by the time of the transfer, the transferee DeBartolo OPREIT has satisfied the applicable requirements of Paragraph 4.2.G above.

                  I. Partnership Interest Pledges to Institutional Secured Parties. Notwithstanding the provisions of Paragraph 4.2.A herein, as long as (i) there is no uncured monetary default or nonmonetary Event of Default by Debtor under any of the Loan Documents; (ii) the proposed transfer is not in violation of Paragraph 9.26 herein; (iii) Secured Party shall have received the certification required by Paragraph 9.26.G(2) herein; and (iv) all reasonable out-of-pocket costs and expenses required in connection with such transfer are paid by Debtor or the pledgor, then, such conditions having been satisfied, any general partnership interest in Debtor or any General Partner Constituent of Debtor may be pledged to any "Institutional Secured Party" to secure any bona fide arms-length obligation of the pledgor incurred in the ordinary course of such Institutional Secured Party's business and not incurred for the purpose of avoiding the restrictions set forth in Paragraph 4.2.A herein, provided the same creates no lien or security interest in the Mortgaged Premises, any part thereof, or in any collateral for the Loan other than the partnership interest in question. An "Institutional Secured Party" is a bank, bank holding company, savings institution, or trust company, insurance company, pension, retirement, or profit sharing fund or trust or other entity which has, for at least five (5) years prior thereto, been in the business of making such loans to be so secured by such partnership interests and has assets of at least Five Hundred Million Dollars ($500,000,000).

                  J. Partner Loans. Notwithstanding the provisions of Paragraph 4.2.A herein, as long as (i) there is not uncured monetary default or nonmonetary Event of Default by Debtor under any of the Loan Documents; (ii) the proposed partner loans are not in violation of Paragraph 9.26 herein; (iii) such loan is not secured by any lien or security interest in the Mortgaged Premises or any part thereof, or in any collateral for the Loan; and (iv) all reasonable out-of-pocket costs and expenses required in connection with such transfer are paid by Debtor, then, such conditions having been satisfied, any General Partner of Debtor or General Partner Constituent of Debtor may make loans to Debtor or to any general partners of Debtor for the partnership purposes of Debtor provided such loans are fully subordinated to the Loan and all obligations of Debtor and the Other Loan Parties under the Loan Documents. Any such subordinate loans shall expressly provide (as shall the Loan Documents) that no payments thereon may be made from any sums derived from the Mortgaged Premises unless all amounts due and payable under the Loan Documents are current and not delinquent and that in no event shall any such payments be made during any uncured default under the Loan Documents or after any acceleration of the sums due thereunder by Secured Party. In the event any partnership interest in Debtor or any General Partner Constituent of Debtor is pledged to secure any such partner loans, any transfer of any such interests to the secured party free of the transferor's interest pursuant to such secured party's right under said pledge shall be subject to the provisions of this Paragraph 4.2 and shall be prohibited unless satisfying the requirements of any exception to Paragraph 4.2.A herein set forth in this Paragraph 4.2. Should such transfer to any such secured party satisfy the requirements of any exception to Paragraph 4.2.A herein applicable to any such transfer, any release provisions pertaining to any such applicable exception shall, as in the case of any other transfer covered by the applicable exception, apply to such transfer to the secured party.

                  K. Release Rights. As to any transfers under Paragraphs 4.2.C, 4.2.D, 4.2.E, 4.2.G, 4.2.H, 4.2.I, 4.2. and 4.2.L
herein, the Other Loan Parties will not qualify for a release from their obligations under the Loan Documents, including but not by way of limitation, the Hazardous Substances Remediation and Indemnification Agreement except (1) Paragraph 4.2.B herein shall apply to transferors under Paragraph 4.2.F herein and (2) where there is a Transfer pursuant to Paragraph 4.2.E (The Prospective Release, in the case of Paragraph 4.2.E herein, shall apply to the transferor as well as all affiliates of the transferor which are Other Loan Parties), Paragraph 4.2.G or 4.2.H herein and the transferor makes a written request to Secured Party for such release, and based on application of the Qualified Buyer provisions of Paragraph 4.2.B(2) above to the Transferee, Secured Party approves the release (the approval shall not be unreasonably withheld), then the transferee in such cases shall assume all of the Other Loan Party obligations of transferor by executing an assumption agreement acceptable to Secured Party and any such transferor shall be released by a Prospective Release; provided however, after Secured Party has granted a Prospective Release, then (A) as to all recourse obligations under the Loan Documents other than under the Hazardous Substance Remediation and Indemnification Agreement, at the date of the payment of the Loan in full or the completion of any foreclosure sale proceedings or deed in lieu of foreclosure of the Loan Documents, Secured Party shall release the Debtor which made the Transfer and those who were Other Loan Parties immediately prior to the Transfer from their obligations under the Loan Documents not then subject to a claim by Secured Party; and (B) as to all recourse obligations under the Hazardous Substance Remediation and Indemnification Agreement, at the expiration of three (3) years after the earlier of (i) the date of the payment of the Loan in full, and (ii) the date of the completion of any foreclosure sale proceedings or deed in lieu of foreclosure of the Loan Documents, Secured Party shall release the Debtor which made the Transfer and those who were Other Loan Parties immediately prior to the Transfer from their obligations under the Loan Documents not then subject to a claim by Secured Party. Notwithstanding the foregoing, no release shall be given if there is any uncured default by Debtor under any of the Loan Documents.

                  L. DeBartolo OPREIT General Partner Transfers. Notwithstanding the provisions of Paragraph 4.2.A herein, as long as (i) there is no uncured monetary default or nonmonetary Event of Default by Debtor under any of the Loan Documents; (ii) the proposed transfer is not in violation of Paragraph 9.26 herein;
(iii) the requirements of Paragraph 4.2.G have been satisfied; (iv) DRC remains the managing general partner of DRPLP and the holder of more than 50% of the general partnership interests in DRPLP; (v) the transferee assumes and DRC and DRPLP remain responsible on a recourse basis for the obligations of the other Loan Parties to the extent set forth in the Loan Documents, including, but not by way of limitation under the Other Loan Party Agreement and the Hazardous Substances Remediation and Indemnification Agreement; and
(vi) Debtor has provided prior written notice thereof to Secured Partner, which notice shall specify the identity of the transferees, then, such conditions having been satisfied, DRC shall have a right, from time to time to transfer general partnership interests in DRPLP to third parties or otherwise admit third parties as new general partners to DRPLP.

          4.3 Replacement of Fixtures and Personalty. Debtor will not permit any of the Fixtures or Personalty (other than the Excluded Equipment and Vehicles) to be removed at any time from the Property without the prior written consent of Secured Party unless
(i) such Fixtures or Personalty are actually replaced by articles of equal suitability and value owned by Debtor free and clear of any lien or security interest except such as may be approved in writing by Secured Party; (ii) such Fixtures or Personalty are no longer required for the operation of the Property in accordance with the Approved Manager Business Practices; or (iii) as otherwise may be permitted by the terms hereof.

          4.4 No Cooperative or Condominium. Debtor shall not operate the Property or permit the Property to be operated, as a cooperative or condominium building or buildings in which the tenants or occupants participate in ownership, control, or management of the Property or any part thereof, as tenant stockholders or otherwise.

          4.5 Name of the Mall. Debtor may not change the name of the enclosed regional shopping center on the Property from "Miami
International Mall" without Secured Party's advance written consent.

          4.6  Leasing and Agreements.

                  A. All leases covering the Real Estate Security, now or in the future, shall be to creditworthy tenants on economic market terms in arms length transactions and shall be for initial terms of not less than five (5) years (Kiosk Leases may have initial terms of less than five (5) years and up to 30,000 square feet may be leased on terms of one year or less, such leases shall be called "Temporary Leases") and shall contain provisions that require tenants to contribute their pro rata share of taxes, insurance and all fixed and variable operating expenses and any common area fees or other charges under the COREA (Kiosk Leases and Temporary Leases need not include expense reimbursements) and shall provide that base rent for each year must be equal to or greater than base rent for the preceding year. Leases not meeting the above criteria shall be subject to Secured Party's advance written consent in addition to any such consent required by the provisions of Paragraph 4.6.B below.

                  B. Debtor may engage in the following actions with respect to existing leases and new leases affecting the Real Estate
Security:

                  (1) Debtor may, without Secured Party's prior written consent terminate or accept the surrender of the lease of any tenant [other than Lane Bryant, its successors or assigns and any other tenant whose premises are larger than 7,500 rentable square feet] which is in default of its lease or is likely to go in default of such lease with the passage of time as a result of substandard sales for such operations;

                  (2) Provided the amendment is commercially reasonable and in accordance with Approved Manager Business Practices, Debtor may, without Secured Party's advance written consent, (i) enter into minor noneconomic amendments with any size tenant; (ii) other than Lane Bryant, its successors or assigns and any other tenant whose premises are larger than 7,500 rentable square feet, enter into an amendment of the Lease of any tenant or terminate the lease of any tenant (but, in the case of a termination, only if a replacement tenant has signed a lease in accordance with the provisions of Paragraph 4.6.B(3) below; and

                  (3) Debtor may enter into new bona-fide arm's length leases (or extend or renew existing leases) with tenants for premises of 7,500 rentable square feet or less without Secured Party's prior written consent provided such leases are on Debtor's standard form lease approved by Secured Party with no material modifications that materially increase the obligations of the landlord unless the modifications are commercially reasonable, are in accordance with Approved Manager Business Practices and do not include any specific asbestos, environmental, or hazardous substances indemnifications in favor of tenants unless such indemnifications, by their terms or pursuant to a Subordination and Non-Disturbance Agreement, would be extinguished by foreclosure, transfer by deed in lieu of foreclosure, or similar transfer of the Real Estate Security.

Except as expressly provided above or after obtaining
Secured Party's prior written consent], Debtor shall not (i) materially amend or modify any lease affecting the Real Estate Security; (ii) extend or renew (except in accordance with the existing lease provisions, if any) any lease affecting the Real Estate Security; (iii) terminate or accept the surrender of any lease affecting the Real Estate Security; or (iv) enter into any new lease of the Real Estate Security.


                  C. Secured Party will, upon request of Debtor and subject to the provisions of Paragraph 9.22 herein which shall be applicable to such requests, enter into non-disturbance and recognition agreements with Tenants under any Key Tenant Lease approved by Secured Party or pursuant to the provisions of this Paragraph 4.6 deemed approved by Secured Party, or under any Lease approved by Secured Party or pursuant to the provisions of this Paragraph 4.6 deemed approved by Secured Party, in each case in form and substance satisfactory to Secured Party and Debtor. Such subordination or non-disturbance agreements shall be effected by agreement in recordable form and otherwise be in form and substance satisfactory to Debtor, Secured Party and their respective counsel.

          4.7 COREA. Any material amendment, revision or modification to the COREA or other agreement between Debtor and an owner of an Anchor Store during the term of the Loan is subject to the prior written approval of Secured Party. Debtor shall pay Secured Party a nonrefundable $5,000.00 fee for processing requests for approval of material amendments, revisions or modifications (the material nature of the amendment, revision or modification to be reasonably determined by Secured Party) to cover Secured Party's services rendered in processing the material amendment, revision or modification. In addition, Debtor shall reimburse Secured Party for any reasonable out of pocket expenses and non-staff attorneys' fees associated with processing any request for approval of any material amendment, revision or modifications. Secured Party agrees that review of any such amendment, revision or modification will not be unreasonably delayed. Debtor will not consent to, or acquiesce in, any act or omission on the part of any signatory to the COREA if such act or omission would have a material adverse effect on the Real Estate Security. Debtor shall observe, perform, discharge, duly and punctually, all and singular, any material obligation, term, covenant condition or warranty under the COREA on the part of Debtor to be kept, observed and performed (and give prompt notice to Secured Party of any failure on the part of Debtor or any other signatory to the COREA to observe, perform and discharge the same) within any applicable notice and cure period thereby. The COREA shall remain in full force and effect during the entire term of the Loan.

          4.8  [Intentionally omitted]

              ARTICLE 5 Casualties and Condemnation

          5.1  Insurance and Condemnation Proceeds.

                  A. Debtor will notify Secured Party in writing promptly after any loss or damage of $100,000.00 or more caused by fire or other casualty to all or any part of the Mortgaged Premises, and prior to the making of any repairs thereto. Debtor will furnish to Secured Party within seventy-five (75) days after such loss or damage of $2,500,000.00 or more (i) preliminary plans and specifications for repair and reconstruction of the Mortgaged Premises (the "Preliminary Plans and Specifications"); and (ii) evidence reasonably satisfactory to Secured Party (1) of the cost of repair or reconstruction in accordance with the Preliminary Plans and Specifications, (2) that sufficient funds are available or will be available from the operation of the Mortgaged Premises and/or committed for the benefit of such restoration, including insurance proceeds, funds provided by the Debtor, payment and performance bond, or otherwise, to complete such repair or reconstruction, and (3) that such repair or reconstruction may be completed in accordance with all applicable Laws and Restrictions within the time frame described in Paragraph 5.1.C(vi) herein and that all necessary permits and approvals have been or will be obtained.

                  B. All insurance and condemnation proceeds on account of any damage to the Mortgaged Premises in excess of $250,000.00 (or such smaller amount as the COREA requires to be escrowed) shall be payable to, and deposited with, Secured Party. Secured Party, at its sole option, may (i) apply such insurance and condemnation proceeds in payment of the indebtedness under the Loan Documents without payment of any Prepayment Premium or in satisfaction of any other obligation under the Loan Documents in such order as Secured Party may determine; (ii) use such insurance and condemnation proceeds to repair or reconstruct the Mortgaged Premises; (iii) release such insurance and condemnation proceeds to Debtor for repair or reconstruction of the Mortgaged Premises in accordance with the procedures described in Paragraph 5.1.E herein; or (iv) divide such proceeds in any manner among any such application, use or release. No such application, use or release shall, however, extend or postpone the due date of any installments under the Note which shall be modified so that the modified even monthly installments of principal and interest at the rate of interest in the Note amortize the principal balance of the Loan, after such application, over twenty- five (25) years thereafter (but without changing the maturity date or other provisions of the Loan) or cure or waive any Event of Default or notice of Event of Default under the Loan Documents or invalidate any act done pursuant to such notice.

                  C. Notwithstanding the provisions of Paragraphs 5.1.B or 5.2 herein, if all or any part of the Mortgaged Premises is damaged or destroyed or any part of the Mortgaged Premises is taken by any public or quasi-public authority through condemnation, eminent domain, deed in lieu thereof, or otherwise, Secured Party shall (A) if the loss or damage is under $250,000.00 in amount, pay over said proceeds to Debtor for repair and restoration of the Mortgaged Premises; (B) if the loss or damage is $250,000.00 or over in amount but is under $2,500,000.00 in amount, make the net amount of all insurance proceeds and condemnation awards received by Secured Party, after deduction of Secured Party's reasonable out-of-pocket costs and expenses, if any, in collection of same available to Debtor for the repair and restoration of the Mortgaged Premises (or so much thereof as was not so condemned) pursuant to the procedures described in Paragraph 5.1.E herein except no architect or plans and specifications shall be required, any architect certification shall be replaced by a Debtor's certification of the completion of the work described in the certification; and (C) if the loss or damage is $2,500,000.00 or greater in amount, make the net amount of all insurance proceeds and condemnation awards received by Secured Party after deduction of Secured Party's reasonable out-of-pocket costs and expenses, if any, in collection of same, and out-of-pocket costs associated with Secured Party's review of the Preliminary Plans and Specifications and other out-of-pocket costs associated with disbursement of such proceeds (the "Net Proceeds"), available for the repair and reconstruction of the Mortgaged Premises (or so much thereof as was not condemned) pursuant to the procedures described in Paragraph 5.1.E herein, provided that (i) no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and shall be continuing under any of the Loan Documents; (ii) Debtor has complied with the provisions of Paragraph 5.1.A herein and Secured Party has approved the Preliminary Plans and Specifications; (iii) subject to the provisions of the COREA, Debtor shall proceed (as promptly as is practicable after the date of any such damage or destruction or of any such taking of any part of the Mortgaged Premises (the "Occurrence"), but in no event later than three (3) months after the occurrence) with the reconstruction of the Mortgaged Premises as nearly as possible to the condition it was in immediately prior to the Occurrence and in accordance with the Preliminary Plans and Specifications (and any changes thereto approved by Secured Party); (iv) Secured Party shall be satisfied that no leases with tenants which are not Key Tenants and no Key Tenant (other than Key Tenants occupying not more than an aggregate of 10,000 rentable square feet) with an aggregate rentable square footage for such Key Tenants and tenants who are not Key Tenants of ten percent (10%) or more of the total rentable square feet contained in the Mortgaged Premises prior to the occurrence shall be terminated as a result of the Occurrence; (v) Secured Party shall be satisfied that not more than one (1) Anchor Store shall cease operating under the terms of the COREA as a result of the Occurrence and that there are at least four (4) remaining Anchor Stores operating regardless of the Occurrence; (vi) Secured Party shall be satisfied that such reconstruction can be completed no later than eighteen (18) months after the Occurrence and at least one (1) year before the maturity of the Loan; (vii) Secured Party shall be satisfied that the reconstruction can be completed at a cost which does not exceed the Net Proceeds or, in the event the cost of such restoration exceeds the Net Proceeds, Debtor shall have satisfied the requirements set forth in Paragraph 5.1.E(6)(i) or Paragraph 5.1.E(6)(ii) herein; (viii) Secured Party shall be satisfied that Debtor (whether with rental loss insurance proceeds or otherwise) will continue to be able to timely pay all payments as they become due on the indebtedness under the Loan Documents during such period of repair and reconstruction; (ix) Secured Party determines that repair or reconstruction is economically feasible, that the loan to value ratio of the repaired or reconstructed Mortgaged Premises will be 65% or less and that the Mortgaged Premises have generated Net Operating Income, as defined in Paragraph 4.2.B(4) herein in the amount required as a One Time Transfer Condition in Paragraph 4.2.B(3) (ff) herein, for the Required Periods, as defined in Paragraph 4.2.B(4) herein (except that the date of the loss, destruction or condemnation, as the case may be, shall be used in lieu of the date of Debtor's written request for approval of the Transfer) with Debtor to timely submit to Secured Party the documentation of the Net Operating Income for such Required Periods (including the budget) as set forth in Paragraph 4.2.B herein; (x) the insurer has not denied liability to any named insured and such denial would not prevent the satisfaction of any other condition or requirement set forth in this Paragraph 5.1.C and (xi) Debtor shall have entered into a general construction contract acceptable in all respects to Secured Party for completion of the repair or reconstruction, which contract must include provision for a retainage of not less than ten percent (10%) until full completion of the repair or reconstruction.
                  D. Provided that no Event of Default or event that with the passage of time or the giving of notice or both would result in an Event of Default shall have occurred and be continuing, Debtor shall have the sole responsibility for adjusting all insurance claims of Two Million Five Hundred Thousand Dollars ($2,500,000.00) or less, so long as Debtor keeps Secured Party advised of the progress and amount of such adjustment. Debtor and Secured Party shall jointly adjust all insurance claims in excess of Two Million Five Hundred Thousand Dollars ($2,500,000.00).

                  E. The Net Proceeds and any additional funds deposited by Debtor with Secured Party shall be held by Secured Party until disbursement in an interest bearing special account and shall constitute additional security for the Loan. Debtor shall execute, deliver, file and/or record, at its own expense, such documents and instruments as Secured Party deems necessary or advisable to grant to Secured Party a perfected, first priority security interest in the Net Proceeds and such additional funds. Secured Party shall pay the Net Proceeds to the Debtor from time to time during the course of the restoration, subject to the following terms and conditions:

                  (1) The work shall be administered and
overseen by an architect approved by Secured Party ("Architect"). Complete copies of the final plans and specifications for the work (the "Final Plans and Specifications") , approved by all governmental authorities whose approval is required, and bearing the sealed and signed approval thereof by the Architect and accompanied by the Architect's signed estimate of the entire cost of completing the work, shall be delivered to Secured Party;

                  (2) Each request for payments shall be made upon seven (7) days' prior notice to Secured Party and shall be accompanied by a certificate to be made by the Architect stating that (i) all of the work completed has been done in compliance with the Plans and Specifications, as approved by Secured Party; (ii) the sum requested is justly required to reimburse Debtor for payments by Debtor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services and materials for the work (giving a brief description of such services and materials) and, when added to all sums previously paid out by Secured Party, does not exceed the value of the work done to the date of such certificate and
(iii) the amount of such proceeds remaining with Secured Party are sufficient on completion of the work to pay for the same in full (giving in such reasonable detail as Secured Party may require an estimate of the cost of such completion);

                  (3) Each request shall be accompanied by conditional or unconditional waivers of lien, as appropriate, satisfactory to Secured Party covering that part of the work for which payment or reimbursement is being requested and, if required by Secured Party, by a search prepared by a title company satisfactory to Secured Party, that there has not been filed with respect to the Mortgaged Premises any mechanics', materialmen's or other lien;

                  (4) The request for any payment after the work has been completed shall be accompanied by a copy of any certificate or certificates required by any Laws and Restrictions for legal occupancy of the Improvements;

                  (5) Debtor shall deliver to Secured Party certified or photostatic copies of all permits and approvals required by any Laws and Restrictions in connection with the commencement and conduct of the work; and

                  (6) If at any time the sum (the "Adjusted Net Proceeds") of (i) the undisbursed balance of the Net Proceeds; plus
(ii) the net income (after debt service) in which Secured Party has a security interest and which Secured Party is satisfied will be forthcoming during the period of time reasonably estimated by Secured Party as required for completion of the restoration, shall not, in Secured Party's opinion, be sufficient to pay in full the balance of the costs which will be incurred in connection with the restoration and pay or perform the obligations of Debtor under the Loan Documents as and when due during the restoration period, Debtor shall, prior to receiving any further disbursement, either
(1) complete such portion of the restoration as shall be sufficient to render the Adjusted Net Proceeds sufficient to complete the restoration; (2) deposit the deficiency with Secured Party before any further disbursement of the Net Proceeds shall be made, which deficiency deposit shall be held by Secured Party and shall be disbursed on the same conditions applicable to the Net Proceeds or
(3) deliver assurances satisfactory to Secured Party that all costs of the restoration in excess of the Adjusted Net Proceeds will be paid in full as the same become due and payable. Debtor shall remit to Secured Party the balance, if any, for any such deficiency deposit remaining after completion of the restoration.

                  F. Notwithstanding anything to the contrary contained herein, or in any of the insurance policies, all proceeds paid to Debtor under such policies shall immediately be delivered to Secured Party if they are in the amount of $250,000.00 or more. If the Net Proceeds exceed the costs of completion for the restoration of the Mortgaged Premises, such excess proceeds shall, provided no Event of Default or event that with the passage of time or the giving of notice or both would result in an Event of Default, be paid over to Debtor, and otherwise shall belong and be retained by and/or paid over to Secured Party to be applied against the indebtedness of Debtor under the Loan Documents without payment of any Prepayment Premium.

                  G. Notwithstanding anything to the contrary contained herein, Secured Party will make the Net Proceeds available for repair and restoration when and as required by the COREA, but, in all events, when the loss or damage is $250,000.00 or more in amount (or such smaller amount as the COREA requires to be escrowed), Secured Party shall be the disbursement Trustee. Secured Party's obligation to make such Net Proceeds available for repair or restoration when and as required by the COREA is further subject to Debtor's satisfaction of the following conditions which shall be applicable as of the time the Net Proceeds are to be made so available pursuant to the provisions of the COREA: (i) the COREA is in full force and effect; (ii) there is no Event of Default under any of the Loan Documents or event that with the passage of time or the giving of notice or both would result in an Event of Default under any of the Loan Documents; (iii) Debtor is not in default under any of the terms, covenants and conditions of the COREA and there is no event that with the passage of time or the giving of notice or both would result in a default by Debtor under the COREA; (iv) that either (x) the Debt Service Coverage is
2.00 to 1.00 [the Debt Service Coverage shall be computed by dividing the Net Operating Income, as defined in Paragraph 4.2.B(4) herein (except the Required Periods shall be the twelve month period after the date of loss, destruction or condemnation, as the case may be) by the required payments of principal and interest under the Loan during the Required Periods with the quotient to be at least 2.00] and the loan to value ratio of the reconstructed Mortgaged Premises will be 65% or less unless Secured Party elects, in its sole discretion (without regard to the Standard of Conduct), to waive, in writing, such a loan to value ratio requirement and unless Secured Party so waives such loan to value ratio requirement, Debtor shall have the right to make principal prepayments, without the Prepayment Premium being applicable thereto, in the amount of the lesser of Ten Million Dollars ($10,000,000.00) or the amount necessary to achieve a 65% loan to value ratio (any such prepayment together with any additional principal payments, and the Prepayment Premium applicable thereto, necessary to meet the 65% loan to value ratio, are to be made as a condition of making the Net Proceeds so available) or (y) all then existing Leases affected in any way by such damage or destruction shall continue in full force and effect or, alternatively, substitute Leases have been entered into by Debtor which, in the discretion of Secured Party, adequately secures the Indebtedness and Obligations; (v) that Debtor shall first be given satisfactory proof that such Improvements have been fully restored or that by the expenditure of such money will be fully restored, free and clear of all liens, except as to the lien of this Security Instrument; (vi) that in the event such Net Proceeds shall be insufficient to restore or rebuild the said Improvements, Debtor shall deposit promptly with Secured Party funds which, together with the Net Proceeds, shall be sufficient to restore and rebuild the said Improvements; (vii) that in the event Debtor shall fail, within a reasonable time, subject to delays beyond its control, to restore or rebuild the said Improvements, then Secured Party, at its option, may restore or rebuild the said Improvements for or on behalf of the Debtor and for such purpose may do all necessary acts; (viii) that waiver of the right of subrogation shall be obtained from any insurer under such policies of insurance who, at that time, claims that no liability exists as to the Debtor or the then owner or the assured under such policies; (ix) that the excess of said insurance proceeds above the amount necessary to complete such restoration shall be applied as provided in Paragraph 5.1.F herein; (x) under no circumstances shall Secured Party become personally liable for the fulfillment of the terms, covenants and conditions contained in the COREA, or any other Leases nor obligated to take any action to restore the said Improvements; (xi) all insurance proceeds held by Secured Party or funds deposited by Debtor under Clause (vi) above shall be held as provided in Paragraph 5.1.E above in an interest bearing special account which shall constitute additional security for the Loan and shall be applied as set forth above in this Paragraph 5.1.G, in Paragraph 5.1.E and in Paragraph 5.1.F; and (xii) Debtor covenants and agrees that in case of damage to or destruction of the Mortgaged Premises by fire or otherwise, if Secured Party makes the Net Proceeds available pursuant to this Paragraph 5.1.G, then Debtor will promptly, at Debtor's sole cost and expense, restore, repair, replace, rebuild or alter the Mortgaged Premises as nearly as possible to the condition the same was in immediately prior to such damage or destruction; such restoration, repairs, replacements, rebuilding or alterations shall be commenced promptly and prosecuted with reasonable diligence, subject to unavoidable delays.

          5.2  Additional Provisions Relating to Condemnation.

          Debtor, promptly upon obtaining knowledge of the commencement of any proceedings for the condemnation of the entire Mortgaged Premises or any part thereof, will notify Secured Party of the pendency of such proceedings if the loss or damage is of $100,000.00 or more. Secured Party may participate in any such proceedings and Debtor from time to time will deliver to Secured Party all instruments requested by Secured Party to permit such participation. Debtor shall have sole responsibility for the handling of all such loss or damage condemnation claims of $2,500,000.00 or less, so long as Debtor keeps Secured Party advised of the progress and the amount of the awards with Debtor and Secured Party to have joint authority with respect to such loss or damage condemnation claims of $2,500,000.00 or more. In the event of such condemnation proceedings, the award or compensation payable is hereby assigned to and shall be paid to Secured Party. Secured Party shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid. In any such condemnation proceedings the Secured Party may be represented by counsel selected by the Secured Party, the reasonable cost of such counsel to be borne by Debtor. The proceeds of any award or compensation so received by Secured Party shall be paid over to Debtor for repair or restoration of the Mortgaged Premises (A) if the loss or damage is under $250,000.00 in amount (or such smaller amount as the COREA require to be escrowed); (B) if the loss or damage is $250,000.00 or more in amount but less than $2,500,000.00 in amount it shall be held and applied by Secured Party as Net Proceeds of insurance in such amounts pursuant to the provisions of Paragraph 5.1.C(B) herein; and (C) if the loss or damage is of $2,500,000.00 in amount or more, it shall be applied by Secured Party as Net Proceeds of insurance in such amounts pursuant to the provisions of Paragraph 5.1.C(C) herein. The provisions of Paragraph 5.1.G herein shall be applicable to such condemnation proceeds.

          5.3  [Intentionally Omitted]

    ARTICLE 6 Events of Default and Remedies of Secured Party

          6.1  Events of Default.

          A. If one or more of the following events shall have occurred and be continuing:

                  (1) Debtor shall fail to pay within five (5) days of the notice of failure to pay any part of the Indebtedness or make any other payment required by the Loan Documents when due; provided however, if Secured Party shall give two (2) such notices of a monetary default in any twelve (12) month period, Debtor shall have no further right to any notice of any such monetary default;

                  (2) Debtor shall fail to timely observe, perform or discharge any nonmonetary Obligation contained in any of the Loan Documents or, if such failure would have a material and adverse effect upon the Property, in any agreement relating to the Property on its part to be performed or observed and, except as to failures covered by Paragraph 6.1-A(1), Paragraph 6.1.A(4), Paragraph 6l.A(6), Paragraph 6.1.A(9) and Paragraph 6.1.B where such thirty (30) day grace period shall not be applicable, any such failure shall remain unremedied for thirty (30) days (the "Grace Period") after notice to Debtor of the occurrence of such failure; provided, however, if the default occurs by reason of a cross-default between this Instrument, the Note or any Other Loan Document, no duplicitous notice or cure period shall be required and provided further, if the default is, in Secured Party's reasonable judgment, of such a nature that it cannot be cured within thirty (30) days, then the Grace Period may be extended by such additional time as Secured Party may reasonably approve in writing after receipt by Secured Party within such thirty (30) day period of a written request by Debtor for such an extension of the Grace Period;

                  (3) Debtor, as lessor or sublessor, as the case may be, shall assign the rents or income of the Property or any part thereof (other than to Secured Party) without first obtaining the written consent of Secured Party except as incident to a transfer of the fee simple interest in the Property which is permitted under Paragraph 4.2 herein;

                  (4) Debtor shall fail to provide or maintain the insurance coverages required by Paragraph 3.2 herein and such failure shall remain unremedied for five (5) days after notice to Debtor of the occurrence of such failure;

                  (5) Reserved.

                  (6) Default by Debtor under any Key Tenant
Lease or the COREA, if such default would have a material and adverse effect upon Debtor, the Property, the interest of Debtor or Secured Party therein, or the lien or security interest created by this Instrument (the termination of the COREA will be deemed to have such a material adverse effect); provided, however, that with respect to a default by Debtor thereunder, Secured Party shall not declare an Event of Default with respect to such default if and for so long as Debtor commences and is diligently pursuing the cure of such default and the applicable grace or cure period under such document shall not have expired;

                  (7) Any representation or warranty made by Debtor in, under or pursuant to the Loan Documents was false or misleading in any material respect as of the date(s) on which such representation or warranty was made or deemed remade;

                  (8) Debtor shall violate Paragraph 4.2 of this Instrument and/or, except as expressly permitted by this Instrument, any claim or lien shall be filed against the Property or any part thereof, whether or not such claim or lien shall be prior to this Instrument, which shall be maintained for a period of ninety (90) days without discharge, satisfaction or adequate bonding or other Security in accordance with the terms of this Instrument;

                  (9) Default by Debtor, after the expiration of all applicable grace or cure periods, under the Hazardous
Substances Remediation and Indemnification Agreement or any other Loan Document; or

                  (10) Any of the Loan Documents, at any
time after their respective execution and delivery and for any reason, other than an act or omission of Secured Party, shall cease to be in full force and. effect or be declared null and void, or, as the case may be, shall cease to be valid and subsisting liens and/or valid and perfected security interests in and to the Property;

          THEN and in any such event Secured Party may, if such default shall not have been previously cured by Debtor, by written notice delivered to Debtor, declare Debtor to be in default. Upon the occurrence of such event, the same shall constitute an event of default (an "Event of Default").

          B. Additionally, it shall constitute an Event of Default hereunder without the requirement of any notice if one or more of the following events shall have occurred and be continuing:

                          (1) Any Other Loan Party generally fails to
pay its debts as they become due or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

                  (2) Any Other Loan Party commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeks to have an order for relief entered against it as debtor, or seeks appointment of a receiver, trustee, custodian or other similar official for it or for all of any substantial part of its property (collectively, a "Proceeding");

                  (3) Any Other Loan Party takes any action to authorize any of the actions set forth above in clause (2);

                  (4) Any Proceeding is commenced against any Other Loan Party and such Proceeding remains undismissed for an aggregate of ninety (90) days (whether or not consecutive); or

                  (5) A receiver, trustee or liquidator shall have been appointed with respect to (i) any Other Loan Party; or
(ii) all or any substantial part of the property  of any Other Loan
Party.

                  C. Upon the occurrence of any Event of Default, Secured Party may at any time declare all of the Indebtedness to be due and payable and the same shall thereupon become immediately due and payable, together with any prepayment fee due in accordance with the terms of the Note, without any further presentment, demand, protest or notice of any kind. Secured Party may, in its sole discretion, also do any of the following:

                  (1) in person, by agent, or by a Receiver, and Without regard to the adequacy of security, the solvency of Debtor or the condition of the Property, enter upon and take possession of the Property, or any part thereof, in its own name and do any acts which Secured Party deems necessary to preserve the value, marketability or rentability of the Property; sue for or otherwise collect the rents, issues and profits therefrom, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, against the Indebtedness, all in such order as Secured Party may determine. The entering upon and taking possession of said property, the collection of such rents, issues and profits and the application thereof as aforesaid shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice;

                  (2) commence an action to foreclose this Instrument in the manner provided under this Instrument or by law; or

                  (3) with respect to any Personalty, proceed as to both the real and personal property in accordance with Secured Party's rights and remedies in respect of the Land, or proceed to sell said Personalty separately and without regard to the Land in accordance with Secured Party's rights and remedies as to personal property.

                  D. On or after the occurrence of an Event of Default, Secured Party may (in its sole and absolute discretion), but in no event shall Secured Party be obligated to, expressly waive in writing such Event of Default (a "Default Waiver"). In the event Secured Party executes such a Default Waiver, Debtor's rights, duties, and obligations under the Loan Documents shall thereafter be exercised and/or performed as if no Event of Default shall have occurred; provided, however that such Default Waiver shall not (i) affect any of the rights or remedies exercised by Secured Party hereunder, at law or in equity on or after the occurrence of such Event of Default but prior to the effective date of such Default Waiver (including, without limitation, collection and receipt of interest on the Indebtedness at the Secondary Interest Rate accruing prior to such Default Waiver); (ii) thereafter affect any rights or remedies of Secured Party contained in the Loan Documents, at law or in equity; and (iii) constitute a waiver with respect to any subsequent Event of Default. The provisions of Paragraph 9.34 herein shall not apply to the terms and provisions of this Paragraph 6.1.D.

          6.2  Power of Sale.

                  A. To the extent permitted by applicable law, should Secured Party elect to foreclose by exercise of the power of sale herein contained, notice of default having been given as then required by law, and after lapse of such time as may then be required by law, after complying with all conditions precedent to a sale pursuant to the power of sale, Secured Party shall sell the Property at the time and place of sale fixed by it in its notice of sale, either as a whole or in separate parcels as Secured Party shall determine, and in such order as Secured Party may determine, at public auction to the highest bidder. Secured Party may, in its sole discretion, designate the order in which the Property shall be offered for sale or sold through a single sale or through two or more successive sales, or in any other manner Secured Party deems to be in its best interest. If Secured Party elects more than one sale or other disposition of the Property, Secured Party may at its option cause the same to be conducted simultaneously or successively, on the same day or at such different days or times and in such order as Secured Party may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Instrument on any part of the Property not then sold until all Indebtedness secured hereby has been fully paid. If Secured Party elects to dispose of the Property through more than one sale, Debtor shall pay the costs and expenses of each such sale of its interest in the Property and of any proceedings where the same may be made. Secured Party may postpone the sale of all or any part of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement, and without further notice make such sale at the time fixed by the last postponement; or Secured Party may, in its discretion, give a new notice of sale. Secured Party may rescind any such notice of default at any time before a sale by executing a notice of rescission and recording the same. Such notice shall constitute a cancellation of any prior declaration of default and demand for sale and of any acceleration of maturity of Indebtedness affected by any prior declaration or notice of default. The exercise by Secured Party of the right of rescission shall not constitute a waiver of any default then existing or subsequently occurring, or impair the right of Secured Party to execute other declarations of default and demand for sale, or notices of default and of election to cause the Property to be sold, nor otherwise affect the Note or this Instrument, or any of the rights, obligations or remedies of Secured Party hereunder. After such sale, Secured Party shall deliver to such purchaser its deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including Debtor or Secured Party, may purchase at such sale. If allowed by law, Secured Party, if it is the purchaser, may turn in the Note at the amount owing thereon toward payment of the purchase price (or for endorsement of the purchase price as a payment on the Note if the amount owing thereon exceeds the purchase price). Debtor hereby expressly waives any right of redemption after sale that Debtor may have at the time of sale or that may apply to the sale.

                  B. Secured Party, upon such sale, shall make
(without any covenant or warranty, express or implied), execute and after due payment made, deliver to the purchaser, its heirs or assigns, a deed or other record of interest, as the case may be, in and to the Property so sold that shall convey to the purchaser all the title and interest of Debtor in the Property (or part thereof sold), and shall apply the proceeds of such sale in payment, first, of the expenses of such sale, including reasonable attorneys' fees, that shall become due upon any default made by Debtor, and also such sums, if any, as Secured Party shall have paid for procuring a search of the title to the Property, or any part thereof, subsequent to the execution of this Instrument; and in payment, second, of the Obligations then remaining unpaid, and the amount of all other monies with interest thereon agreed or provided to be paid by Debtor; and the balance or surplus of such proceeds of sale Secured Party shall pay to Debtor, its successors or assigns as their interest may appear.

          6.3 Proof of Default. In the event of a sale of the Property, or any part thereof, and the execution of a deed therefore, the recital therein of default, and of recording notice of default and election of sale, and of compliance with all conditions precedent to sale pursuant to the power of sale, shall be conclusive proof of compliance with such conditions precedent, and that the sale was regularly and validly made on due and proper demand by Secured Party, its successors or assigns. Any such deed or deeds with such recitals therein shall be effective and conclusive against Debtor, its successors and assigns, and all other Persons. The receipt for the purchase money recited or contained in any deed executed to the purchaser as aforesaid shall be sufficient discharge to such purchaser from all obligations to see to the proper application of the purchase money.

          6.4 Protection of Security. If an Event of Default shall have occurred and be continuing, then Secured Party, but without obligation so to do and without notice to or demand upon Debtor and without releasing Debtor from any obligations or defaults hereunder, may: perform any act in such manner and to such extent as either may deem necessary to protect the security hereof, Secured Party being authorized to enter upon the Property for such purpose; appear in and defend any action or proceeding purporting to affect, in any manner whatsoever, the Obligations or the Indebtedness, the security hereof or the rights or powers of Secured Party; pay, purchase or compromise any encumbrance, charge or lien that in the judgment of Secured Party is prior or superior hereto; and in exercising any such powers, pay necessary expenses, employ counsel and pay reasonable attorneys' fees. Debtor agrees that all sums expended by Secured Party pursuant to this paragraph, together with interest at the Secondary Interest Rate from the date of expenditure by Secured Party, shall be added to the principal amount of the Indebtedness secured by the Loan Documents and this Instrument and shall be payable by Debtor to Secured Party upon demand.

          6.5 Receiver. If an Event of Default shall have occurred and be continuing, Secured Party, as a matter of strict right and without notice to Debtor or anyone claiming under Debtor, and without regard to the then value of the Property, shall have the right to apply ex parte to any court having jurisdiction to appoint a Receiver to enter upon and take possession of the Property, and Debtor hereby waives notice of any application therefor, provided a hearing to confirm such appointment with notice to Debtor is set within the time required by law. Any such Receiver shall have all the powers and duties of Receivers in like or similar cases and all the powers and duties of Secured Party in case of entry as provided in this Instrument, and shall continue as such and exercise all such powers until the date of confirmation of sale, unless such Receivership is sooner terminated.

          6.6 Remedies Cumulative. All remedies of Secured Party provided for herein are cumulative and shall be in addition to any and all other rights and remedies provided in the other Loan Documents or by law, including any right of offset. The exercise of any right or remedy by Secured Party hereunder shall not in any way constitute a cure or waiver of default hereunder or under the Loan Documents, or invalidate any act done pursuant to any notice of default, or prejudice Secured Party in the exercise of any of its rights hereunder or under the Loan Documents.

          6.7 Curing of Defaults. If Debtor shall at any time fail to perform or comply with any of the terms, covenants and conditions required on Debtor's part to be performed and complied with under this Instrument, any of the other Loan Documents or any other agreement that, under the terms of this Instrument, Debtor is required to perform, then Secured Party, upon five (5) business days' prior written notice (or with subsequent notice if immediate action on the part of Secured Party or its agent is required to protect the Property or the Secured Party's security for the Loan), and without waiving or releasing Debtor from any of the Obligations, may, in its sole discretion:

                  (i)make any payments hereunder or thereunder payable by Debtor and take out, pay for and maintain any of the insurance policies provided for herein or therein; and/or

                  (ii) after the expiration of any applicable grace period and subject to Debtor's rights to contest certain obligations specifically granted hereby, perform any such other acts thereunder on the part of Debtor to be performed and enter upon the Property for such purpose.

          All sums so paid out of Secured Party's own funds and all reasonable costs and expenses incurred and paid by Secured Party in connection with the performance of any such act, together with interest on unpaid balances thereof at the Secondary Interest Rate from the respective dates of Secured Party's making of each such payment, shall be added to the principal of the Indebtedness, shall be secured by the Loan Documents and by the lien of this Instrument, prior to any right, title or interest in or claim upon the Property attaching or accruing subsequent to the lien of this Instrument, and shall be payable by Debtor to Secured Party on demand.

         ARTICLE 7 Security Agreement and Fixture Filing

          7.1 Grant of Security Interest. Debtor grants to Secured Party a security interest in all right, title and interest of Debtor, in and to all Fixtures and Personalty exclusive of Tenant Fixtures and Improvements now owned or hereafter acquired or leased by or on behalf of Debtor (collectively, the "Collateral"). As used herein, the term "Personalty" shall mean all property (other than Fixtures and Excluded Equipment and Vehicles) now owned or hereafter acquired or leased by or on behalf of Debtor and now or hereafter installed in, affixed to, placed upon, located in, upon or about, or necessary for or connected with or used in connection with, the Property or the Improvements or any use or proposed use thereof, including, without limitation, all furniture, furnishings, fixtures, vehicles and equipment necessary for the full operation of the Real Estate Security as a first class enclosed regional shopping center and related operations and (i) any licenses, governmental authorizations or permits now or hereafter obtained by or for the benefit of Debtor pertaining to the Property or the operation thereof, to the extent they are legally assignable and/or may be encumbered, and the Trademarks; (ii) all machinery, equipment, appliances and fixtures for any function, including, without limitation, for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage; (iii) all wall safes, vaults, built-in furniture and installations, shelving, lockers, partitions and doors; (iv) all elevators and related equipment, including, without limitation, motors; (v) all window coverings and associated hardware, and awnings; (vi) all floor coverings; (vii) all plumbing equipment and fixtures, including, without limitation, sinks, basins, pipes, faucets, water closets, heating units, disposals, water heaters and incinerators; (viii) all fire hoses and brackets and boxes for the same, and all fire sprinklers; (ix) all kitchen equipment and fixtures; (x) all furniture, fixtures and furnishings, including, without limitation, all light fixtures;
(xi) all telephone, sound, security and communications systems;
(xii) all building materials, supplies and equipment now or hereafter delivered to the Property; (xiii) all works of art, including, without limitation, all paintings, wall hangings, fountains and sculptures; (xiv) all office equipment, including, without limitation, all computers, computer systems, hardware and software, access codes, access keys, computer programs and file names; (xv) all inventories and supplies; (xvi) all security and cleaning deposits collected from any Tenants or lessees of any part of the Property and all deposits collected from purchasers pursuant to contracts for sale of the Property or any portion of the Property subject to the rights of third parties to have the same applied pursuant to the terms of the operative agreement or by law;
(xvii) all refunds of deposits paid to secure utility service and all rent payable to Debtor in connection with the use of any of the Personalty; (xviii) subject to the provisions of this Instrument:
(a) any fire and/or builder's risk insurance policy, or any policy insuring the Property against any other perils, together with all proceeds therefrom and prepaid premiums thereon (including, limitation, any interest the Debtor may have in any insurance proceeds paid with respect to any insurance policies procured by lessees of the Property or any portion thereof), (b) all causes of action and recoveries now or hereafter existing for any loss or diminution in value of the Property, (c) all awards made in eminent domain proceedings, or purchase in lieu thereof, made with respect to the Property, and (d) any compensation, award or payment or relief given by any governmental agency or other source because of damage to the Property resulting from earthquake, flood, windstorm or any emergency or any other event or circumstance, the specific enumerations herein not excluding the general; (xix) all contract rights of the undersigned in the COREA, construction contracts, bonds or agreements for purchase and sale of the Property; (xx) the Debtor's interest in the Impound Account; (xxi) all property in which Debtor now has or hereafter acquires any interest which now or hereafter is in the possession of Secured Party or which has been or is deposited or left with Secured Party by or for the account of the Debtor, including, without limitation, negotiable documents, chattel paper, instruments, sums delivered by the Debtor to the Secured Party and retained as security for the payment and performance of the Obligations, money, deposit accounts and goods of every description; (xxii) all inventory, accounts, including without limitation, deposit accounts, contract rights, instruments, general intangibles, notes, drafts, acceptances and other obligations of any kind now or hereafter existing arising out of or in connection with the operation or development of the Property, and all security agreements, leases, and other contracts securing or otherwise relating to any such accounts; (xxiii) all motor vehicles, trailers, carts, flatbeds and other transportation equipment; (xxiv) all other goods or other personal property of any type or nature whatsoever, and wherever located, related in any way to or used or useful in any manner in connection with the operation, use, occupancy or management of the Property; (xxv) all plans and specifications for the Improvements; and (xxvi) all present and future attachments, accessions, replacements, substitutions and additions to or for any of the foregoing, and the cash and noncash proceeds thereof, but excluding any and all trade fixtures, tenant improvements, contractor's tools and equipment and personal property located on the Property and owned by Tenants, independent contractors, or others, but not owned by or on behalf of Debtor, provided that such trade fixtures and/or such tenant improvements are removed from the Property within thirty (30) days from the expiration of the lease with any tenant owning such trade fixtures and/or such tenant improvements unless such lease provides for a longer period of time.

          7.2  Representations, Warranties and Covenants.

                  A. Secured Party shall have no duty of care with respect to the Collateral except that it shall exercise reasonable care with respect to Collateral in its custody and shall be deemed to have exercised reasonable care if such Collateral is accorded treatment substantially equal to that accorded its own property, or if it takes such action as Debtor may reasonably request in writing. No failure to comply with any such request nor any omission to do any such act requested by Debtor shall, in and of itself, be deemed a failure to exercise reasonable care, nor shall Secured Party's failure to take steps to preserve rights against any parties or property be deemed a failure to have exercised reasonable care with respect to Collateral in its custody.

                  B. In addition to the rights and security interests elsewhere herein set forth, Secured Party may, at its option, at any time an Event of Default shall have occurred and be continuing (no right to reinstate the Loan or to cure any Event of Default is implied), and with or without notice to Debtor, appropriate and apply to the payment or reduction, either in whole or in part, of the amount owing on the Note, whether or not then due, any or all monies now or hereafter in Secured Party's possession on deposit or otherwise, to the credit of or belonging to Debtor, it being understood and agreed that Secured Party shall not be obligated to assert or enforce any rights or security interest hereunder to take any action in reference thereto, and that it may in its discretion at any time relinquish its rights as to particular Collateral hereunder without thereby affecting or invalidating its rights hereunder as to all or any other Collateral.

                  C. Debtor further agrees and covenants that: if Secured Party so demands in writing at any time after an Event of Default and be continuing (no right to reinstate the Loan or to cure any Event of Default is implied), all chattel paper, instruments, and documents constituting Collateral shall be delivered to Secured Party at the time and place and in the manner specified in the demand; subject to Paragraph 3.7 herein, if Secured Party so requests, Debtor shall execute and deliver to Secured Party any notice, statement, instrument, document, agreement, or other papers, and/or shall perform any act requested by Secured Party that may be necessary or advisable to create, perfect, preserve, validate or otherwise protect any security interest granted pursuant hereto or to enable Secured Party to exercise and enforce its rights hereunder or with respect to any such security interest; during the period any Indebtedness is outstanding, Debtor will not, without obtaining Secured Party's prior written approval, create, incur, assume, or permit to exist any security agreement subject to the Florida Uniform Commercial Code or any similar law of any jurisdiction, or any other lien or encumbrance on the Collateral except as provided herein or in any other of the Loan Documents; and Debtor will not sign or file or authorize the signing or filing of any financing statement(s) with respect to the Collateral or any part thereof, except as herein provided or as provided under any of the Loan Documents. Debtor further agrees to provide Secured Party with such information as Secured Party may from time to time request with respect to the location of any of its' places of business. In addition, Debtor shall notify Secured Party promptly in writing of any change(s) in the location of any office where records concerning any of the accounts that constitute part of the Collateral are located, or in the location of Debtor's principal place of business, and/or of any change(s) in the locations of any of the Collateral.

                  D. Any and all of Secured Party's rights with respect to the security interest hereunder shall continue unimpaired, and Debtor shall be and remain obligated in accordance with the terms hereof, notwithstanding the release or substitution of any Collateral at any time(s), or of any rights or interest herein, or any delay, extension of time, renewal, compromise or other indulgence granted by Secured Party with respect to the Indebtedness, or any promissory note, draft, bill of exchange or other instrument given in connection therewith, Debtor hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectively as if Debtor had expressly agreed thereto in advance.

                  E. No delay on Secured Party's part in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon Debtor shall constitute a waiver thereof, or limit or impair Secured Party's right to take any action or to exercise any other power of sale, option or any other right or remedy hereunder, without notice or demand, or prejudice Secured Party's rights or remedies as against Debtor in any respect.

                  F. Upon or after an Event of Default that is continuing (no right to reinstate the Loan or to cure any Event of Default is implied) and not before, Secured Party is authorized at its option, and without any obligation to do so, to, among its other remedies under this Security Instrument or at law or in equity, (x) transfer or register in the name of its nominee(s) all or any part of any securities that constitute a part of the Collateral, and to do so before or after the maturity of any of the Indebtedness, and with or without notice to Debtor, (y) proceed against and realize upon all proceeds of Trademarks and (z) exercise all rights with respect to Trademarks set forth in the paragraph defining "Trademarks" in Article 1 herein.

                  G. Secured Party may assign or otherwise transfer its rights hereunder or any instrument(s) evidencing all or any of the Indebtedness and any agreement relating thereto (provided, however, that Secured Party, upon the written request of Debtor made not more frequently than once during any calendar year, shall disclose to Debtor the identity of all participants in the Loan and all assignees of the Loan), and may deliver all or any of the Collateral to the transferee(s), who shall thereupon become vested with all the powers and rights in respect thereto given to Secured Party herein or in the instrument(s) transferred, and Secured Party shall thereafter be forever relieved and fully discharged from any liability or responsibility with respect thereto arising thereafter, all without prejudice to the retention by Secured Party of all rights and powers hereby given with respect to any and all instruments, rights or property not so assigned or transferred.

                  H. Reserved.

                  I. Reserved.

                  J. Debtor represents, covenants and warrants to Secured Party as follows: all the books, records, and documents of Debtor relating to the Collateral are and will be accurate in all material respects, and are in all respects what they purport to be; except as otherwise permitted herein, Debtor has, or, as to Collateral hereafter acquired, will have upon such acquisition, good and marketable title to the Collateral excepting only such encumbrances as are otherwise permitted under the Loan Documents, and Debtor has not previously transferred or assigned, and will not while any of the previously transferred or assigned, and will not while any of the Indebtedness secured hereby is unsatisfied, transfer or assign the Collateral, except in the ordinary course of its business or as otherwise expressly permitted under the Loan Documents; and except as provided herein or in any of the other Loan Documents, the Collateral is now, or, as to Collateral hereafter acquired, will be upon such acquisition, free and clear of any adverse claim or encumbrance, except as disclosed to Secured Party in writing prior to the date hereof or, as to Collateral hereafter acquired, within thirty (30) days after the acquisition thereof.

                  K. Debtor shall keep the Collateral free from any and all liens, encumbrances and security interests except for the Permitted Exceptions and shall pay and discharge before the same become delinquent all taxes, levies and other charges upon Debtor and upon the Collateral and shall defend the Collateral against all claims of any persons other than Secured Party; provided, however, that Debtor may, at its expense, contest the amount or validity or application of any such taxes, levies or other charges by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence, provided further that such contest does not create a Risk of Forfeiture and Debtor has provided Secured Party Security with respect thereto.

                  L. Except as otherwise expressly permitted hereunder or in the other Loan Documents, none of the Collateral is leased or will be leased unless Secured Party has or shall have approved, in writing, any such leasing and the lease agreements pertaining thereto and, in the event of such a written approval by Secured Party, the relevant lease agreements are conditionally assigned to Secured Party to secure the Obligations.

                  M. Debtor covenants that the Collateral shall include all Fixtures and Personal Property (other than Excluded Equipment and Vehicles) necessary for the full operation of the Property as a first class enclosed regional mall shopping center.

                  N. Notwithstanding any provisions hereof to the contrary, Secured Party shall not have any interest in or any lien upon, nor shall the provisions of Paragraph 7.1 or 7.2 herein apply to the Excluded Equipment and Vehicles or Tenant Fixtures and Improvements.

          7.3 Remedies. This Instrument constitutes a security agreement with respect to the Collateral in which Secured Party is granted a security interest. In addition to the rights and remedies provided under this Instrument, Secured Party shall have all of the rights and remedies of a secured party under the Florida Uniform Commercial Code as well as all other rights and remedies available at law or in equity. Debtor hereby agrees to execute and deliver on demand and irrevocably constitutes and appoints Secured Party the attorney-in-fact of Debtor to, at Debtor's expense, execute, deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements or other instruments as Secured Party may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. Upon the occurrence of any Event of Default, Secured Party shall have the right to cause any of the Collateral which is personal property to be sold at any one or more public or private sales as permitted by applicable law and to apply the proceeds thereof to the Indebtedness or any other monetary obligation of Debtor to Secured Party, and the right to apply to the Indebtedness or any other monetary obligation of Debtor to Secured Party, any Collateral which is cash, negotiable documents or chattel paper. Any such disposition may be conducted by an employee or agent of Secured Party. Any Person, including both Debtor and Secured Party, shall be eligible to purchase any part or all of such Personalty at any such disposition.

          7.4 Expenses. After the occurrence of an Event of Default that is continuing (no right to reinstate the Loan or to cure an Event of Default is implied) the following shall apply:
Expenses of retaking, holding, preparing for sale, selling and the like shall be borne by the Debtor and shall include Secured Party's reasonable attorneys' fees and legal expenses. Debtor, upon demand of Secured Party, shall assemble such Collateral and make it available to Secured Party at the Property, which is deemed to be reasonably convenient to Secured Party and Debtor. Secured Party shall give Debtor at least ten (10) days' prior written notice of the time and place of any public sale or other disposition of such Collateral or of the time of or after which any private sale or any other intended disposition is to be made, and if such notice is sent to Debtor in the manner provided for the mailing of notices herein, it is hereby deemed such notice shall be and is reasonable notice to Debtor.

          7.5 Fixture Filing. This Instrument constitutes a financing statement filed as a fixture filing in the official Records of the Clerk of the Circuit Court of the county in which the Property is located with respect to any and all Fixtures included within the term "Property" as used herein and with respect to any goods, Personalty or other personal property that may now be or hereafter become such Fixtures.

          7.6 Fixtures. To protect Secured Party against the effect of Florida Commercial Code Section 679.313, as amended from time to time, if any Fixture owned by Debtor on the Property, or any part thereof, is replaced or added to, or any new Fixture owned by Debtor is installed or substituted by Debtor, and in each case such Fixture has a cost or fair market value in excess of One Hundred Thousand Dollars ($100,000), and such Fixture is subject to a security interest held by a seller or any other party, then:

                  A. Debtor or any owner of all or any part of the Property shall, before the replacement, addition, installation or substitution of any such Fixture, obtain the prior written approval of Secured Party, and give Secured Party written notice that a security agreement with respect to such Fixture has been or will be consummated, which notice shall contain the following information:

                  (1) a description of the Fixtures to be
replaced, added  to, installed or substituted;

                  (2) a recital of the location at which the Fixtures will be replaced, added to, installed or substituted;

                  (3) a statement of the name and address of the holder and amount of the security interest; and

                  (4) the date of the purchase of such Fixtures.

          The failure of Debtor or such owner to give such notice and obtain the aforesaid approval shall be a material breach of Debtor's covenants under this Instrument, and shall, at the option of Secured Party, constitute a default hereunder, entitling Secured Party to all rights and remedies provided for herein on default of any of the terms, covenants, agreements and provisions of this Instrument and/or the Note. Neither this Paragraph 7.6.A nor any consent by Secured Party pursuant to this Paragraph 7.6.A shall constitute an agreement to subordinate any right of Secured Party in Fixtures or other property covered by this Instrument;

                  B. Secured Party may, at its option, at any time, pay the balance due under said security agreement and the amount so paid shall be:

                  (1) secured by this Instrument and shall be a lien on the Property enjoying the same priorities vis-a-vis the estates and interests encumbered hereby as this Instrument;

                  (2) added to the amount of the Note or other obligation secured hereby; and

                  (3) payable on demand with interest at the rate specified in the Note from the time of such payment as aforesaid.

          If Debtor shall be in default thereof for ten (10) days after written demand, the entire principal sum secured hereby with all unpaid interest accrued thereon shall, at the option of Secured Party, become due and payable immediately, anything contained in this Instrument or the Note to the contrary notwithstanding; or Secured Party shall have the privilege of acquiring by assignment from the holder of said security interest any and all contract rights, accounts receivable, chattel paper, negotiable or non-negotiable instruments, or other evidence of Debtor's Indebtedness for such Fixtures, and, upon acquiring such interest aforesaid by assignment, shall have the right to enforce the security interest as assignee thereof, in accordance with the terms and provisions of the Florida Uniform Commercial Code, as amended or supplemented, and in accordance with the law;

                  C. Whether or not Secured Party has paid or taken an assignment of such security interest, if at any time Debtor shall be in default under the security agreement covering the Fixtures, such default shall be a material breach of Debtor's covenants under this Instrument, and shall at the option of Secured Party constitute a default under this Instrument; and

                  D. Notwithstanding the foregoing, the provisions of Paragraphs 7.6.B and 7.6.C herein shall not apply if the goods which may become Fixtures are of at least equivalent value and quality as any property being replaced and if the rights of the party holding such security interest have been expressly subordinated, at no cost to Secured Party, to the lien of this Instrument in a manner satisfactory to Secured Party, including, at the option of Secured Party, providing to Secured Party a satisfactory opinion of counsel to the effect that this Instrument constitutes a valid and subsisting first lien on such Fixtures which is not subordinate to the lien of such security interest under any applicable law, including the provisions of Section
679.313 of the Florida Uniform Commercial Code.

          7.7 Waivers. Debtor waives any right to require
Secured Party to proceed against any Person, proceed against or exhaust any Collateral, or pursue any other remedy in its power; and any defense arising by reason of any disability or other defense of Debtor or any other Person, or by reason of the cessation from any cause whatsoever of the liability of Debtor or any other Person. Until the Indebtedness shall have been paid in full, Debtor shall not have any right to subrogation, and Debtor waives any right to require Secured Party to enforce any remedy which Secured Party now has or may hereafter have against Debtor or against any other Person and waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Secured Party.


                  ARTICLE 8 Assignment of Rents

          8.1 Assignment of Rents. Debtor absolutely and unconditionally assigns and transfers the Rents to Secured Party, whether now due, past due or to become due, and gives to and confers upon Secured Party the right, power and authority to collect such Rents, and apply the same to the Expenses and the Indebtedness. Debtor irrevocably appoints Secured Party its agent to, at any time, demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of Debtor or in the name of Secured Party, for all such Rents, but Secured Party shall not exercise such rights, power and authority unless there is an Event of Default which is continuing (no right to reinstate or cure an Event of Default is implied). Neither the foregoing assignment of Rents to Secured Party or the exercise by Secured Party of any of its rights or remedies under this Instrument shall be deemed to make Secured Party a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Property or the use, occupancy, enjoyment or operation of all or any part thereof, unless and until Secured Party, in person or by its own agent, assumes actual possession thereof, nor shall appointment of a Receiver for the Property by any court at the request of Secured Party or by agreement with Debtor or the entering into possession of the Property or any part thereof by such Receiver be deemed to make Secured Party a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Property or the use, occupancy, enjoyment or operation of all or any part thereof.

          8.2 Collection of Rents. Notwithstanding anything to the contrary contained herein or in the Note, so long as no Event of Default shall have occurred, Debtor shall have a license, revocable upon the occurrence of an Event of Default (without implying the right to reinstate or to cure an Event of Default, upon the cure of any Event of Default agreed to in writing by Secured Party or required by law, this license shall be reinstated), to collect all Rents, and to first apply the same to the Expenses and the Indebtedness as and when due and thereafter to retain, use and enjoy the same and to otherwise exercise all rights with respect thereto, subject to the terms hereof. Upon the occurrence of an Event of Default, Secured Party shall have the right, on written notice to Debtor, to terminate and revoke the license hereinafter granted to Debtor and shall have the complete right and authority then or thereafter to exercise and enforce any and all of its rights and remedies provided herein or by law or at equity.

                     ARTICLE 9 Miscellaneous

          9.1 Use of the term "Debtor". The term "Debtor", when used herein, refers to West Dade County Associates, its successors and assigns and to any Subsequent Owner. The liability of any Subsequent Owner shall be joint and several for all the representations, warranties and covenants with respect to the Property made by the Debtor in this Instrument, subject, in each case, to the limitations and liability contained in Paragraph 9.33 herein.

          9.2 Change of Law. In the event of the passage, after the date of this Instrument, of any law deducting from the value of the Property, for the purposes of real property taxation, any lien thereon, or changing in any way the laws now in force for the taxation of mortgages, deeds of trust, or debts secured by mortgage or deed of trust (other than laws imposing taxes on income), or the manner of the collection of any such taxes so as to materially and adversely affect the rights of Secured Party as holder of the Note and/or Secured Party under this Instrument, the Indebtedness (excluding any applicable prepayment charges) shall become due and payable at the option of Secured Party without payment of any prepayment penalty exercised by thirty (30) days' notice to Debtor unless Debtor, within such thirty (30) day period shall, if permitted by law, assume the payment of any tax or other charge so imposed upon Secured Party for the period remaining until full payment by Debtor of the Indebtedness.

          9.3 No Waiver. No waiver by Secured Party of any default or Breach by Debtor hereunder shall be implied from any omission by Secured Party to take action on account of such default if such default persists or is repeated, and no express wavier shall affect any default other than the default expressly referenced in the waiver and such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Secured Party to or of any act by Debtor requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act.

          9.4 Abandonment. Subject to such chattel mortgages, security agreements or other liens on title as may exist thereon with the consent of Secured Party, or any provided for herein, any and all Personalty that upon foreclosure of the Property is owned by Debtor and is used in connection with the operation of the Property shall be deemed at the option of Secured Party to have become on such date a part of the Property and abandoned to Secured Party in its then condition.

          9.5 Notices. All notices, demands, requests, consents, statements, satisfactions, waivers, designations, refusals, confirmation or denials that may be required or otherwise provided for or contemplated under the terms of this Instrument shall be in writing, and shall be deemed to have been properly given upon delivery, if delivered in person, one business day after having been deposited for overnight delivery with Federal Express or another comparable overnight courier service, or three business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, addressed as follows:

          To Debtor:               West Dade County Associates
                                   1455 Northwest 107th Avenue, Room 596
                                   Miami, Florida 33172

          With copy to:            Urban Shopping Centers, L.P.
                                   900 North Michigan Avenue
                                   Chicago, Illinois 60611-1575


                                   Attn:  Chief Financial Officer

                                   JMB Realty Corporation
                                   900 North Michigan Avenue
                                   Chicago, Illinois 60611-1575
                                   Attn:  Mr. Robert Chapman

                                   The Edward J. DeBartolo Corporation
                                   P.0. Box 3287
                                   7620 Market Street
                                   Youngstown, Ohio 44513-6085
                                   Attn:  Mr. Dean Kissos

                                   The Edward J. DeBartolo Corporation

                                   P.0. Box 3287
                                   7620 Market Street
                                   Youngstown, Ohio 44513-6085
                                   Attn:  Leon S. Zionts, Esq.

                                   Pircher, Nichols & Meeks
                                   1999 Avenue of the Stars, Suite 2700
                                   Los Angeles, California 90067
                                   Attention:  Real Estate Notices

          To Secured Party:        The Prudential Insurance Company of America
                                   One Ravinia Drive, Suite 1400
                                   Atlanta, Georgia 30346
                                   Attn:  Mortgage Capital
                                   Reference:  Loan No. 6 100 405

          With copy to:            The Prudential Insurance Company of America
                                   One Ravinia Drive, Suite 1400
                                   Atlanta, Georgia 30346
                                   Attn:  Law Department
                                   Reference:  Loan No. 6 100 405

or addressed to each respective party at such other address as such party may from time to time designate by written notice to the other parties (which notice shall be effective only upon receipt).

          9.6 Severability. If any term, provision, covenant or condition hereof or any application thereof should be held by a court of competent jurisdiction to be invalid, void or unenforceable, in whole or in part, all terms, provisions, covenants and conditions hereof and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

          9.7 Joinder of Foreclosure. Should Secured Party hold any other or additional security for the payment of the Indebtedness or performance of the Obligations, its sale or foreclosure, upon any default in such payment or performance, in the sole discretion of Secured Party, may be prior to, subsequent to, or joined or otherwise contemporaneous with any sale or foreclosure hereunder. In addition to the rights herein specifically conferred, Secured Party, at any time and from time to time, may exercise any right or remedy now or hereafter given by law to mortgagees under mortgages or beneficiaries under deeds of trust generally, or to the holders of any obligations of the kind hereby secured.

          9.8 Governing Law. The parties expressly agree that this Instrument (including, without limitation, all questions regarding permissible rates of interest) shall be governed by and construed in accordance with the laws of the state in which the Land is located.

          9.9 Subordination. At the option of Secured Party, this Instrument shall become subject and subordinate in whole or in part (but not with respect to priority of entitlement to any insurance proceeds, damages, awards, or compensation resulting from damage to the Property or condemnation or exercise of power of eminent domain), to any and all contracts of sale and/or any and all Leases upon the execution by Secured Party and recording thereof in the Official Records of the County in which the Land is located of a unilateral declaration to that effect. Secured Party may require the issuance of such title insurance endorsements to the Title Policy in connection with any such subordination as Secured Party, in its reasonable judgment, shall determine are appropriate, and Debtor shall be obligated to pay any cost or expense incurred in connection with the issuance thereof.

          9.10 Future Advances. Upon the request of Debtor or its permitted successors in ownership of the Property, Secured Party may hereafter, at its option, at any time before full payment of the Indebtedness, make further advances to Debtor or said successors, and any such future advances which are made within twenty (20) years from the date of this Instrument, with interest and late charges, if applicable, shall be secured by this Instrument; provided, however, that the total amount of indebtedness that may be so secured may decrease or increase from time to time, but the total unpaid balance of such indebtedness so secured at any one time by this Instrument shall not exceed twice the face amount of the Note, plus interest thereon, and any disbursements made by Secured Party for the payment of taxes, levies on insurance on the Property with interest on such disbursements at the Secondary Loan Rate; and provided further that if Secured Party, at its option, shall make a further advance or advances as aforesaid, Debtor or said successors in ownership agree to execute and deliver to Secured Party a note to evidence the same, payable on or before the maturity of the Indebtedness secured hereby and bearing such other terms as Secured Party shall require, and satisfactory evidence that after such advance this Instrument will secure such advance and continue to constitute a valid first mortgage lien on the Property subject only to the Permitted Exceptions.

          9.11 Right to Accelerate, Waiver of Statute of Limitations and the Right to Redeem. Debtor acknowledges on behalf of itself, its successors and assigns that Secured Party has the right to accelerate the maturity of the Indebtedness as provided by the terms and provisions of the Note. Debtor waives its rights of redemption in the event of foreclosure of this Instrument to the fullest extent permitted by applicable law. The pleading of any statute of limitations as a defense to any and all obligations secured by this Instrument is hereby waived, to the fullest extent allowed by law.

          9.12 Entire Agreement. The Loan Documents set forth the entire understanding between Debtor and Secured Party relative to the Loan and the same shall not be amended except by a written instrument duly executed by each of Debtor and Secured Party. Any and all previous representations, warranties, agreements and understandings between or among the parties regarding the subject matter of the Loan or the Loan Documents, whether written or oral, are superseded by this Instrument and the other Loan Documents.

          9.13 References to Foreclosure. References in this Instrument to "foreclosure" and related phrases shall be deemed references to the appropriate procedure in connection with Secured Party's private power of sale as well as any judicial foreclosure proceeding or a conveyance in lieu of foreclosure. Debtor hereby waives its rights, if any, to require that the Property be sold as separate tracts or units in the event of foreclosure.

          9.14 Rights of Secured Party. At any time or from time to time, without liability therefor and without notice, and without releasing or otherwise affecting the liability of any person for payment of any Indebtedness, Secured Party at its sole discretion and only in writing may extend the time for, or release any Person now or hereafter liable for, payment of any or all such Indebtedness, or accept or release additional security therefor, or subordinate the lien or charge hereof, or Secured Party may release any part of the Property, consent to the making of any map or plat thereof, join in granting any easement thereon, or join in any such agreement of extension or subordination.

          9.15 Copies. Each Loan Party, as to itself only, will promptly give to Secured Party copies of all notices of violation relating to the Property which such Loan Party receives from any governmental agency or authority, all notices of default that any Loan Party shall give or receive under any agreement that any Loan Party, covenants to perform hereunder if such default would have a material and adverse effect on Debtor, the Property, the interest of Debtor in the Property, or the lien or security interest created by this Instrument, and all notices of default relating to the Property that any Loan Party receives under any other agreement relating to the borrowing of money by Debtor.

          9.16 No Merger. So long as any of the Indebtedness shall remain unpaid or Debtor shall have any further obligation under the Loan Documents, unless Secured Party shall otherwise consent in writing, the fee estate of Debtor in the Property or any part thereof shall not merge, by operation of law or otherwise, with any leasehold or other estate in the Property or any part thereof, but shall always be kept separate and distinct therefrom, notwithstanding the union of said fee estate and such leasehold or other estate in Debtor or any other Person.

          9.17 Right of Entry. In addition to the rights granted to Secured Party under Paragraph 3.10 herein, Secured Party, upon prior written notice to Debtor, may enter at any reasonable time upon any part of the Property (subject to any limitations on Debtor's rights of entry under any Leases but with all rights of Secured Party under Paragraph 3.10 herein subject to the provisions of said paragraph or under this Security Instrument or any of the Loan Documents) for the purpose of performing any of the acts Secured Party is authorized to perform under the terms of this Instrument. Debtor agrees to cooperate with Secured Party to facilitate such entry.

          9.18 WAIVER OF TRIAL BY JURY. DEBTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY DEBTOR OR SECURED PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE NOTE, THIS INSTRUMENT, THE LOAN, THE LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF SECURED PARTY IN CONNECTION THEREWITH.

          9.19 Personalty Security Instruments. Debtor covenants and agrees that if Secured Party at any time holds additional security for any obligations secured hereby, it may enforce the terms thereof or otherwise realize upon the same, at its option, either before or concurrently herewith or after a sale is made hereunder, and may apply the proceeds upon the Indebtedness secured hereby without affecting the status or of waiving any right to exhaust all or any other security, including the security hereunder, and without waiving any breach or default or any right or power whether exercised hereunder, and without waiving any breach or default or any right or power whether exercised hereunder or contained herein or in any such other security.

          9.20 Suits to Protect Property. In the event not caused by the gross negligence or willful misconduct of Secured Party, Debtor covenants and agrees to appear in and defend any action or proceeding purporting to affect the security of the Instrument, or of any additional or other security for the Obligations, the interest of Secured Party or the rights, powers and duties of Secured Party hereunder; and in the event not caused by the gross negligence or willful misconduct of Secured Party, to pay all reasonable out-of-pocket costs and expenses, including cost of evidence of title and reasonable attorneys' fees, in any action or proceeding in which Secured Party may appear or be made a party, including foreclosure or other proceeding commenced by those claiming a right to any part of the Property in any action to partition or condemn all or part of the Property, whether or not pursued to final judgment, and in any exercise of the power of sale contained herein, whether or not the sale is actually consummated. Debtor agrees that in any such action or proceeding in which Secured Party is made a party, Secured Party may at its option defend such action.

          9.21 Junior Liens. Debtor represents and warrants that as of the date hereof there are no encumbrances to secure debt junior to this Instrument and covenants that there are to be none as of the date when this Instrument becomes of record.

          9.22 Charges for Servicing Requests. Debtor shall pay Secured Party a reasonable servicing fee and pay all reasonable out-of-pocket expenses and reimburse Secured Party for any reasonable out-of-pocket expenditures incurred or expended in connection with any servicing request, including but not limited to requests for escrow releases, lease reviews, changes in the standard lease form, Tenant subordination and nondisturbance agreements (there shall be one fee for a lease review and Tenant subordination and nondisturbance agreement with respect to such lease being reviewed if both are submitted at the same time) or other similar matters. Notwithstanding the foregoing, as to servicing requests made prior to December 31, 1994, it is agreed that a reasonable servicing fee for any required lease approval shall be $1,500.00, for review of an easement, it shall be $500.00, for the review of a Tenant subordination and nondisturbance agreement not submitted with a lease review request as to the lease involved, it shall be $500.00 and for review of a material change to the Standard Lease, it shall be $500.00.

          9.23 Usury. All agreements in this Instrument and in the other Loan Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement or acceleration of maturity of the Obligations, or otherwise, shall the amount paid or agreed to be paid hereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision of the Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any circumstance whatsoever, Secured Party shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be cancelled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the Obligations to which the same may lawfully be credited without payment of any prepayment penalty, and any portion of such excess not capable of being so credited shall be rebated to Debtor.

          9.24 Publicity. Debtor hereby agrees that Secured Party may publicize the financing of the Property in trade and similar publications following reasonable notification of Debtor and approval thereof by Debtor, such approval not to be unreasonably withheld or delayed, if such publicity relates to all of Secured Party's related transactions with Debtor, DeBartolo, and their affiliates and not to this transaction alone.

          9.25 [Intentionally Omitted].

          9.26 ERISA.

                  A. Secured Party represents and warrants to Debtor that, at Closing, and subject to the provisions of Paragraph 9.26.H herein, throughout the term of this Security Instrument the source of funds from which Secured Party extends the Loan is its General Account, which is subject to the claims of its general creditors under state law, and not from any account holding "plan assets" within the meaning of 29 C.F.R. 2510.3-101 or assets of any "governmental plan" within the meaning of section 3(32) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  B. Debtor represents and warrants to Secured Party that, as of the date of this Security Instrument and, subject to the provisions of Paragraph 9.26.G herein, throughout the term of this Security Instrument, (a) Debtor is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and (b) the assets of the Debtor do not constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. 2510.3-101.

                  C. Debtor represents and warrants to Secured Party that, as of the date of this Security Instrument and, subject to the provisions of Paragraph 9.26.G herein, throughout the term of this Security Instrument, (a) Debtor is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Debtor are not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

                  D. Debtor covenants and agrees to deliver to Secured Party such certifications or other evidence at Closing, subject to the provisions of Paragraph 9.26.G herein, and from time to time throughout the term of this Security Instrument, as reasonably requested by Secured Party, that the assets of Debtor do not constitute "plan assets" of any employee benefit plan or governmental plan within the meaning of 29 C.F.R., 2510.3-101, because one or more of the following is true:

                  (i) Interests in Debtor are publicly
offered securities, within the meaning of 29 C.F.R. 2510.3-
101(b)(2);

                  (ii) Less than 25 percent of all equity
interests in Debtor are held by "benefit plan investors" within the meaning of 29 C.F.R. 2510.3-101(f)(2); or

                  (iii) Debtor qualifies as an "operating
company" or a "real estate operating company" within the meaning of 29 C.F.R., 2510.3-101(c) or (e).

                  E. Any of the following shall, subject to the notice and opportunity to cure provisions of Paragraph 6.1 herein, constitute a default under this Security Instrument, entitling Secured Party to exercise any and all remedies to which it may be entitled under the Loan Documents: (a) the failure of any representation or warranty made by Debtor under this Paragraph 9.26 to be true and correct in all respects, (b) the failure of Debtor to provide Secured Party with the written certifications and evidence referred to above, or (c) the consummation by Debtor of a transfer in violation of Paragraph 9.26.G herein.

                  F. Debtor shall indemnify Secured Party and defend and hold Secured Party harmless from and against all loss, damage and reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorney's fees and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be reasonably required by Secured Party) that Secured Party may incur, directly or indirectly, as a result of a default under the immediately preceding Paragraph 9.26.E. This indemnity shall survive any termination, satisfaction or foreclosure of this Security
Instrument and shall not be subject to the limitation on personal liability described in Paragraph 9.33 herein. Provided however, upon any permitted transfer of title to the Real Estate Security or a fifty percent (50%) partnership interest in Debtor (provided the transferor has obtained a Prospective Release under the provisions of Paragraph 4.2.K herein in the case of such a fifty percent (50%) partnership interest transfer) which are in full compliance with Paragraphs 4.2 and 9.26.G(2) herein, such transferor shall not thereafter have any recourse liability under this Paragraph 9.26.F herein.

                  G. (1) Anything in Paragraph 4.2 herein or elsewhere in the Application or in this Security Instrument to the contrary notwithstanding, no sale, assignment, encumbrance or transfer of any direct or indirect interest in the Debtor shall be permitted which would negate Debtor's representations in this Paragraph or in the case of encumbrance only, foreclosure of the encumbrance would negate Debtor's representations in this paragraph.

                     (2) Anything in the Security Instrument to the contrary notwithstanding, not less than fifteen (15) days before consummation of transfer of title to the Real Estate Security or of an interest in Debtor, or of any direct or indirect right, title or interest in either of them, or of the placing of any lien or encumbrance on the Real Estate Security, Debtor shall obtain from the proposed transferee or lienholder a representation to Secured Party in form and substance satisfactory to Secured Party that Paragraph 9.26.D herein will be true after the transfer or would be true following a foreclosure of such lien, and further provided that any proposed lienholder agrees that any direct or indirect transfer of its lien or any interest therein will be governed by this Paragraph.

                  H. Anything in Paragraph 4.2 herein or elsewhere in the Application or in this Security Instrument to the contrary notwithstanding:

                  (1) Not less than thirty-five (35) days before consummation of any sale, assignment or transfer of any direct or indirect interest in the Loan (a "Transfer") to (i) an "employee benefit plan" within the meaning of Section 3(3) of ERISA which is subject to Title I of ERISA; (ii) a governmental plan within the meaning of Section 3(32) of ERISA; or (iii) an entity that holds plan assets of one or more such plans within the meaning of 29 C.F.R. 2510.3-101; Secured Party shall provide notice to Debtor of the proposed Transfer and of the proposed buyer, assignee or transferee and whether the buyer, assignee or transferee is an employee benefit plan, governmental plan or an entity that holds plan assets, and the name of any such employee benefit plan or governmental plan.

                  (2) Secured Party shall not consummate the proposed Transfer if Debtor, after receiving timely notice of the proposed transfer, provides notice to Secured Party not more than ten (10) days after notice is received from Secured Party of the Transfer, that such Transfer might reasonably be viewed as causing the loan transaction (or any exercise of Debtor's rights under the Loan Documents) to be a violation of ERISA or any applicable statute regulating a governmental plan at the time of the Transfer. Debtor's notice shall state the facts and reasons upon which Debtor relied in deciding that the proposed Transfer would cause the Loan or the exercise of Debtor's rights under the Loan Documents to violate ERISA or any applicable state statute at the time of the Transfer. Notwithstanding the foregoing, Secured Party may consummate the proposed Transfer if Secured Party in its sole discretion believes that based upon the facts set forth in Debtor's notice, the proposed Transfer does not cause the Loan or the exercise of Debtor's rights under the Loan Documents to violate ERISA or any applicable state statute, at the time of the Transfer, provided, however, that Secured Party shall indemnify Debtor and defend and hold Debtor harmless from and against all loss, cost, damage and expense that Debtor shall incur, directly or indirectly, as a result of a Transfer under this paragraph (including but not limited to attorney's fees and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction, or in obtaining any individual prohibited transaction exemption that may reasonably be required); and further provided, however, that Secured Party shall have no liability to Debtor under the foregoing indemnity for (1) any loss resulting from a Transfer based upon any misrepresentation, incorrect statement of fact, or omission of fact by Debtor in said notice and (2) any action taken by the transferee, as Secured Party, in violation of the restrictions on transfer set forth in the Section.

                  (3) Debtor shall have no right of setoff or defense to the payment or performance of any obligation under the Loan Documents as a result of any violation of this subparagraph by Secured Party.

          9.27 Defense and Indemnity Rights. Whenever, under any Loan Document, Debtor is obligated to indemnify and/or defend Secured Party, or Debtor is obligated to defend or prosecute any action or proceeding, then Secured Party shall have the right of counsel of Secured Party's choice reasonably exercised, and all reasonable out-of-pocket costs and expenses incurred by Secured Party in connection with such participation (including reasonable attorneys' fees) shall be reimbursed by Debtor to Secured Party within fifteen (15) days of written demand to the extent substantiated by appropriate invoices and supporting information. In addition, Secured Party shall have the right to reasonably approve any counsel retained by Debtor in connection with the prosecution or defense of any such action or proceeding by Debtor. Debtor shall give notice to Secured Party of the initiation of all proceedings required to be defended by Debtor which are subject to the obligations of Debtor and to Secured Party under this Paragraph, promptly after the receipt by Debtor of notice of the existence of any such proceeding, but in no event later than thirty
(30) days thereafter. All costs or expenses required hereunder to be reimbursed by Debtor to Secured Party hereunder shall, if not paid within fifteen (15) days of written demand as herein specified, bear interest at the Secondary Interest Rate. As used herein, "proceeding" shall mean litigation (whether by way of complaint, answer, cross-complaint or counterclaim), arbitration and administrative hearings or proceedings. Secured Party shall, with reasonable promptness following notice or discovery thereof, notify Debtor of any claim or event requiring action by Debtor under this Paragraph but Secured Party's failure to do so will not excuse or discharge the obligations of Debtor hereunder if Debtor had actual knowledge of any such claim or event before the expiration of the period in which Secured Party should have provided such notice to Debtor and, provided that no Event of Default exists and is continuing, Secured Party will not settle or compromise any such claim without the prior written approval of Debtor not to be unreasonably withheld.

          9.28 Destruction of Note. Debtor shall, if the Note is mutilated or destroyed by any cause whatsoever, or otherwise lost or stolen and regardless of whether due to the act or neglect of Secured Party, execute and deliver to Secured Party in substitution therefor a duplicate promissory note containing the same terms and conditions as the Note, within ten (10) days after Secured Party notifies Debtor of any such mutilation, destruction, loss or theft of the Note. Any new promissory note executed and delivered hereunder shall be in full substitution for the Note, shall not constitute any new or additional indebtedness of Debtor to Secured Party, shall constitute solely a substitute evidence of the indebtedness evidenced by the original Note, and shall not affect in any manner the priority of this Instrument, or any other document or instrument executed in connection with or evidencing or securing the Indebtedness under the Note. Failure or delay by Secured Party in notifying Debtor hereunder shall not affect in any manner Debtor's liability for the Indebtedness under the Note or Debtor's obligation to execute a new promissory note hereunder; and Debtor's failure to execute a new promissory note on Secured Party's request hereunder shall likewise not affect Debtor's liability for the indebtedness under the Note. If Secured Party requests that Debtor execute a new promissory note when permitted by this Paragraph, Secured Party shall indemnify, protect and save Debtor harmless from and against any and all claims, demands, actions, suits, proceedings, damages, losses, costs and expenses of every nature whatsoever (including, without limitation, reasonable attorneys' fees) arising from or relating to the original Note or the execution of the substitute promissory note.

          9.29 Successor and Assigns. The provisions hereof shall be binding upon, and inure to the benefit of, Debtor and the heirs, devisees, representatives, successors and assigns of Debtor, including successors in interest to Debtor in and to all or any part of the Collateral, and shall inure to the benefit of Secured Party, its successors and assigns.

          9.30 Rules of Construction. When the identity of the parties or other circumstances make it appropriate, the masculine gender shall include the feminine and/or neuter, and the singular number shall include the plural. The headings of each Article and Paragraph are for information and convenience and do not limit or construe the contents of any provision hereof. The provisions of this Instrument and all other Loan Documents shall be construed as a whole according to their common meaning, not strictly for or against any party and consistent with the provisions herein contained, in order to achieve the objectives and purposes of such documents. Each party and its counsel has reviewed and revised the Loan Documents and agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of such document. Specific enumeration of rights, powers and remedies of Secured Party and of acts which they may do and of acts Debtor must do or not do shall not exclude or limit the general. The use in this Instrument and all other Loan Documents of the words "including", "such as", or words of similar import, when following any general term, statement or matter shall not be construed to limit such statement, term or matter to the specific items or matters, whether or not language of non-limitation such as "without limitation" or "but not limited too, or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such statement, term or matter.

          9.31 Assignment of Mortgage and Information to Third Persons. Secured Party shall have the right in its sole discretion at any time during the term of this Loan to sell, assign, syndicate or otherwise transfer and/or dispose of all or any portion of its interest in the Loan and Debtor hereby permits Secured Party to submit, on a confidential basis, to Secured Party's assignees, the financial data and all other information being furnished by Debtor to Secured Party under the terms of the Loan; provided, however, that Secured Party, upon the written request of Debtor made not more frequently than once during any calendar year, shall disclose to Debtor the identity of all participants in the Loan and all assignees of the Loan.

          9.32 Commingling of Funds. Except as otherwise provided in this instrument, any and all sums collected or retained by Secured Party hereunder (including insurance and condemnation proceeds and any amounts paid by Debtor to Secured Party under Paragraph 3.4 above), shall not be deemed to be held in trust, and Secured Party may commingle any and all such funds or proceeds with its general assets and shall not be liable for the payment of any interest or other return thereon, except to the extent otherwise required by law or expressly provided for herein.

          9.33 Limitation on Personal Liability. Secured Party agrees, subject to the specific exceptions set forth below and not as to any Loan Document which expressly states it is not subject, in whole or in part, to this Limitation on Personal Liability provision (including, but not by way of limitation, the Hazardous Substances Remediation and Indemnification Agreement and the Other Loan Party Agreement), to the extent the provisions of any such Loan Document expressly provides that all or any part of this paragraph is not applicable to any such document, that in enforcing any obligations under the Loan Documents its sole recourse shall be limited to the collateral for the loan and it will look solely and only to such collateral in enforcing any such obligations. Further, subject to the specific exceptions set forth below and excluding any Loan Document which expressly states that it is not subject to this Limitation on Personal Liability provision to the extent the provisions of any such Loan Document expressly provides that all or any part of this paragraph is not applicable to any such document, neither Debtor, its partners nor any Other Loan Party ("Exculpated Parties") shall have any personal liability under the Loan Documents, except that Debtor, its general partners (but not the partners of such parties unless they are also Other Loan Parties and/or any negative capital accounts of any partners not created for the purpose of evading liability hereunder), and the Other Loan Parties (but not the partners of such parties unless they are also Other Loan Parties and/or any negative capital accounts of any partners not created for the purpose of evading liability hereunder) shall be jointly and severally liable for the payment of taxes, assessments and utility charges with respect to the Real Estate Security or any part thereof which become due and payable prior to the earlier to occur of (x) Secured Party taking possession of the Real Estate Security, (y) the appointment of a receiver for the Real Estate Security or (z) the issuance of a certificate of title pursuant to a foreclosure sale of the Real Estate Security or upon Holder's acceptance of, in its sole discretion, without regard to the Standard of Conduct, a deed-in-lieu of foreclosure and such joint and several liability as provided for under the ERISA paragraphs of this Security Instrument including the indemnification provisions herein and for the Indemnity Obligations under and as defined in the Hazardous Substances Remediation and Indemnification Agreement obligations of the Other Loan Parties under the Other Loan Party Agreement. Without limitation on the foregoing and notwithstanding anything to the contrary herein, in no event shall any of the partners, officers, directors, employees, or shareholders of the Exculpated Parties have any personal liability under the Loan Documents (unless they are either an entity which is a general partner of Debtor or an entity which is an Other Loan Party) and any negative capital account of any partners not created for the purpose of evading liability hereunder, shall not be available as collateral to the Secured Party. Moreover, after written notice from Secured Party to the Exculpated Parties, the agreement not to pursue recourse liability SHALL BECOME NULL AND VOID and of no further force and effect as to Debtor, its general partners and the Other Loan Parties (but not the officers, directors, employees, or shareholders of Debtor's general partners and of the Other Loan Parties, any partners of Debtor's general partners unless they are also Other Loan Parties and any partners of the Other Loan Parties unless they are also Other Loan Parties nor any negative capital account of any partner not created for the purpose of evading any liability hereunder) in the event:

                         (a) of actionable fraud or intentional material
misrepresentation in connection with the Loan not cured within thirty (30) days after written notice of the same from Secured
Party to Debtor (but not in addition to any cure period applicable to any written notice of default by Secured Party to Debtor given under the Loan Documents based on such occurrences).

                         (b) of the misapplication of (i) proceeds paid
under any insurance policies by reason of damage, loss or destruction affecting any portion of the Mortgaged Premises (to the full extent of such proceeds that were misapplied) not cured within thirty (30) days after written notice of the same from Secured
Party to Debtor (but not in addition to any cure period applicable to any written notice of default by Secured Party to Debtor given under the Loan Documents based on such occurrences); (ii) any proceeds or awards resulting from the condemnation of all or any part of the Mortgaged Preemies (to the full extent of such proceeds or awards that were misapplied) not cured within thirty (30) days after written notice of the same from Secured Party to Debtor (but not in addition to any cure period applicable to any written notice of default by Secured Party to Debtor given under the Loan
Documents based on such occurrences) ; or (iii) rents received after receipt by Debtor of any notice to which Debtor may be entitled, if any, of default or of foreclosure or of exercise of other remedies by Secured Party upon a default by Debtor; or

                         (c) of any tenant security deposits not turned over
to Secured Party upon foreclosure or sale pursuant to power of sale if, at such time, there is a legal duty to return said tenant security deposit to the depositing tenant, now or in the future, under the provisions of any such tenant's lease or under Florida law; or

                         (d) of any intentional waste of the Mortgaged
Premises not cured within thirty (30) days after written notice of the same from Secured Party to Debtor (but not in addition to any cure period applicable to any written notice of default by Secured Party to Debtor given under the Loan Documents based on such occurrences).

          The recourse liability resulting from (b), (c) and (d) above shall apply only to the extent of the lesser of (x) the amount involved in (b), (c), and (d) above, as applicable, and (y) the amount (the "Deficiency Amount"), if any, by which the sums owed under the loan documents exceed the fair market value of the collateral for the loan at the time of any foreclosure sale or deed in lieu of foreclosure as to said collateral.

          The foregoing provisions shall not limit or diminish Secured Party's other rights and remedies with respect to the collateral for the loan under any provisions of the Loan Documents or at law and in equity, including, without limitation, the right to foreclose nor shall such provisions limit or diminish Secured Party's rights and remedies under any provisions of the Loan Documents in seeking personal liability therefor as to any of the above specific exceptions to the Limitation on Personal Liability provisions or as to any Loan Document which expressly states it is not subject to the above Limitation on Personal Liability provisions.

          Notwithstanding any term or provision contained herein or in the Loan Documents, the liability hereunder of Urban Shopping Centers, L.P., a Maryland limited partnership, JMB Income Properties, Ltd.-XIII, an Illinois limited partnership, and IDS/JMB Balanced Income Growth, Ltd., an Illinois limited partnership (collectively the "JMB Loan Parties") and each of them, jointly and severally among each other, shall not exceed fifty percent (50%) ("JMB Cap") of the total recourse dollar amount Secured Party would, but for the JMB Cap and DeBartolo Cap, be entitled to recover from all of the Other Loan Parties including the JMB Loan Parties plus interest on said amount at the Secondary Interest Rate, and reasonable out-of-pocket costs of enforcement and reasonable attorneys fees in recovering the same less any amounts realized by Secured Party from Debtor, all of the Other Loan Parties, and the Collateral (but not from the DeBartolo Loan Parties) in excess of the total nonrecourse dollar amount owed to Secured Party with no obligation to proceed against any of them. In no event however, should Secured Party collect more than one hundred percent (100%) of the sums due hereunder. The liability of DeBartolo, DRC and DRPLP (collectively the "DeBartolo Loan Parties") and each of them, jointly and severally among each other, shall not exceed fifty percent (50%) ("DeBartolo Cap") of the total recourse dollar amount Secured Party would, but for the DeBartolo Cap and JMB Cap, be entitled to recover from all of the Other Loan Parties including the DeBartolo Loan Parties plus interest on said amount at the Secondary Interest Rate and reasonable out-of-pocket costs of enforcement and reasonable attorneys fees in recovering the same less any amounts realized by Secured Party from Debtor, all of the Other Loan Parties and the Collateral (but not from the JMB Loan Parties) in excess of the total nonrecourse dollar amount owed to Secured Party with no obligation to proceed against any of them. In no event however, should Secured Party collect more than one hundred percent (100%) of the sums due hereunder. The JMB Cap and DeBartolo Cap shall not cause or create any obligation of Secured Party to collect all or any portion of the sums due hereunder or to enforce any obligation of Debtor, the JMB Loan Parties or the DeBartolo Loan Parties hereunder or of Debtor under the Loan Documents or to exercise any of Secured Party's rights or remedies as to the collateral for the Loan. The liability of the JMB Loan Parties, the DeBartolo Loan Parties and Debtor are primary and absolute obligations of each subject to the JMB Cap, in the case of the JMB Loan Parties, and the DeBartolo Cap, in the case of the DeBartolo Loan Parties. After a transfer pursuant to the provisions of Paragraph 4.2.E herein, the JMB Cap and DeBartolo Cap will no longer be applicable to the transferee pursuant to the provisions of Paragraph 4.2.E herein (transfers between JMB and DeBartolo Affiliates). Further, the Debtor and Other Loan Parties may qualify for a release from their recourse obligations under the Loan Documents under certain circumstances and subject to the requirements of Paragraph 4.2.K herein and the certain transferring other Loan Parties and/or affiliates of the transferring Other Loan Parties may qualify for a release from their recourse obligations under the Loan Documents under certain circumstances and subject to the requirements of Paragraph 4.2.K herein.

          9.34 Standard of Conduct. Except where specifically provided otherwise herein, wherever this Instrument or any of the other Loan Documents requires or provide for Secured Party's review, approval or consent or that Secured Party must be satisfied or for the exercise of Secured Party's opinion, or that Secured Party may, at Secured Party's option, require something, Secured Party shall at all times (i) not unreasonably withhold, delay or condition such review, approval, consent or satisfaction; and (ii) act reasonably. In the event that Secured Party's review, approval, consent, satisfaction or opinion is required and Secured Party fails to review and respond negatively or disapprove or refuse Secured Party's consent or notify the Debtor of Secured Party's dissatisfaction or of Secured Party's unfavorable opinion within thirty (30) days after receipt of (x) Debtor's request therefor and
(y) any and all documentation, instruments, materials or other information as Secured Party shall reasonably request, Secured Party's favorable review and response or approval or consent or notice of satisfaction or favorable opinion shall be deemed given; provided, however, that no earlier than ten (10) but no later than fifteen (15) days after Secured Party's review, approval, consent or opinion is requested and such materials and information are furnished, Debtor shall give Secured Party an additional written notice thereof, and shall specify that Secured Party's failure to respond by the specified date shall be deemed to constitute Secured Party's favorable review and response or approval or consent or notice of satisfaction or favorable opinion. The term "reasonably" shall not be interpreted as justifying arbitrary action but shall require a rational application of judgment, in accordance with current business policies of Secured Party (which policies shall be based on sound business judgment), concerning major shopping center lending transactions.

          9.35 Certain Standards on Efforts of Debtor. Whenever in this instrument, or any other Loan Document, the phrase "cause to be" is used in conjunction with any of the obligations, such phrase shall be deemed to include the use by such parties, as the case may be, of Good Faith Efforts and all due diligence to cause the applicable act, event or circumstance to occur or be performed or taken, provided that such efforts and due diligence shall not encompass the initiation of litigation or other proceedings in order to enforce or bring about the happening of the applicable act or matter unless the failure to do so would constitute a material deviation from Approved Manager Business Practices.

          9.36 Satisfaction and Cancellation. If the Obligations shall be fully paid and performed, then and in that event only Secured Party shall wholly release the Property and Collateral, at Debtor's sole cost and expense, from the liens, security interests, conveyances and assignments evidenced hereby, upon receipt by Secured Party of evidence satisfactory to it that the foregoing conditions have been satisfied. In such event Secured Party shall, at the request of Debtor, promptly deliver to Debtor, in recordable form, all such documents as shall be necessary to cause this Instrument to be satisfied and cancelled of record and to release the Property and Collateral from the liens, security interests, conveyances and assignments created or evidenced hereby and all rights hereunder shall terminate (except for the rights and obligations which expressly provides that it is to survive such satisfaction and release in accordance with the terms and provisions of this Instrument and the other Loan Documents including but without limitation those under the Hazardous Substances Remediation and Indemnification Agreement- Paragraph
9.26 herein, and Paragraph 9.27 herein and all indemnity rights that expressly survive as provided for herein referred to therein or set forth in this Instrument).

          9.37 Counterparts. This Instrument may be executed in any number of counterparts with the same effect as if all parties hereto had executed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterparts containing, collectively, the signatures of all parties hereto.

          IN WITNESS WHEREOF, Debtor has caused this Instrument to be executed as of the day and year first above written.

Signed, sealed and delivered
in the presence of the
following two witnesses:


____________________________
(signed name of witness one)
____________________________
(printed name of witness one)


____________________________
(signed name of witness two)
____________________________
(printed name of witness two)

WEST DADE COUNTY ASSOCIATES, a
Florida general partnership

By:                                 JMB/Miami International
                                    Associates, an Illinois
                                    general partnership as
                                    general partner of West Dade
                                    County Associates

                                    By:  JMB Income Properties,
                                         Ltd.-XIII, an Illinois
                                         limited partnership as
                                         general partner of
                                         JMB/Miami International
                                         Associates

                                           By:JMB Realty
                                              Corporation, a
                                              Delaware
                                              corporation as
                                              Managing General
                                              Partner of JMB
                                              Income Properties,
                                              Ltd.-XIII



                                                By:______________
                                                   (signed name)
                                                   ______________
                                                   (printed name)
                                                Its:  ___________
                                                         (title)

                                                 [CORPORATE SEAL]

Signed, sealed and delivered
in the presence of the
following two witnesses:


____________________________
(signed name of witness one)
____________________________
(printed name of witness one)


____________________________
(signed name of witness two)

____________________________
(printed name of witness two)

By:                                 Urban Shopping Centers, L.P.,
                                    an Illinois limited
                                    partnership as general
                                    partner of JMB/Miami
                                    International Associates

                                    By:  Urban Shopping Centers,
                                         Inc., a Maryland
                                         corporation as general
                                         partner of Urban
                                         Shopping Centers, L.P.


                                           By:___________________
                                              (signed name)

                                              ___________________
                                              (printed name)


                                           Its:______________
                                                   (title)

                                                 [CORPORATE SEAL]

Signed, sealed and delivered
in the presence of the
following two witnesses:


____________________________
(signed name of witness one)
____________________________
(printed name of witness
one)


____________________________
(signed name of witness two)

____________________________
(printed name of witness
two)
By:                                 IDS/JMB Balanced Income
                                    Growth, Ltd., an Illinois
                                    limited partnership as
                                    general partner of JMB/Miami
                                    International Associates

                                    By:  Income Growth Managers,
                                         Inc., an Illinois
                                         corporation as general
                                         partner of IDS/JMB
                                         Balanced Income Growth,
                                         Ltd.


                                           By:__________________
                                              (signed name)
                                              __________________
                                              (printed name)

                                                 [CORPORATE SEAL]
Signed, sealed and delivered
in the presence of the
following two witnesses:


____________________________
(signed name of witness one)
____________________________
(printed name of witness one)


____________________________
(signed name of witness two)

____________________________
(printed name of witness two)
                                By: DeBartolo-Miami Associates,
                                    an Ohio general partnership
                                    as general partner of West
                                    Dade County Associates

                                    By:  _______________________
                                         Edward J. DeBartolo
                                         general partner of
                                         DeBartolo-Miami
                                         Associates


Signed, sealed and delivered
in the presence of the
following two witnesses:


____________________________
(signed name of witness one)
____________________________
(printed name of witness one)


____________________________
(signed name of witness two)

____________________________
(printed name of witness two)

                                By: DeBartolo Realty Partnership,
                                    L.P., a Delaware limited
                                    partnership as general
                                    partner of DeBartolo-Miami
                                    Associates

                                    By:  Coral Square Associates,
                                         an Ohio corporation, as
                                         a general partner of
                                         DeBartolo Realty
                                         Partnership, L.P.


                                         By:__________________
                                              (signed name)
                                              __________________
                                              (printed name)


                                         Its:_____________
                                                   (title)

Signed, sealed and delivered
in the presence of the
following two witnesses:


____________________________
(signed name of witness one)
____________________________
(printed name of witness one)


____________________________
(signed name of witness two)

____________________________
(printed name of witness two)

                                    By:  The Edward J. DeBartolo
                                         Corporation, an Ohio
                                         corporation, as a
                                         general partner of
                                         DeBartolo Realty
                                         Partnership, L.P.


                                           By:__________________
                                              (signed name)
                                              __________________
                                              (printed name)


                                           Its:_____________
                                                   (title)

                                                 [CORPORATE SEAL]
Signed, sealed and delivered
in the presence of the
following two witnesses:


____________________________
(signed name of witness one)
____________________________
(printed name of witness one)


____________________________
(signed name of witness two)

____________________________
(printed name of witness two)

                                By: M-I Mall, Inc., a Florida
                                    corporation as general
                                    partner of West Dade County
                                    Associates


                                    By:  _______________________
                                         (signed name)
                                         _______________________
                                         (printed name)
                                    Its:__________________
                                              (title)

                                                 [CORPORATE SEAL]
Signed, sealed and delivered
in the presence of the
following two witnesses:


____________________________
(signed name of witness one)
____________________________
(printed name of witness one)


____________________________
(signed name of witness two)

____________________________
(printed name of witness two)

                               By: DeBartolo Realty Partnership,
                                    L.P., a Delaware limited
                                    partnership as general
                                    partner of West Dade County
                                    Associates

                                    By:  Coral Square Associates,
                                         an Ohio corporation, as
                                         a general partner of
                                         DeBartolo Realty
                                         Partnership, L.P.


                                           By:__________________
                                              (signed name)
                                              __________________
                                              (printed name)


                                           Its:_____________
                                                   (title)

Signed, sealed and delivered
in the presence of the
following two witnesses:


____________________________
(signed name of witness one)
____________________________
(printed name of witness one)


____________________________
(signed name of witness two)

____________________________
(printed name of witness two)

                                    By:  The Edward J. DeBartolo
                                         Corporation, an Ohio
                                         corporation, as a
                                         general partner of
                                         DeBartolo Realty
                                         Partnership, L.P.


                                           By:__________________
                                              (signed name)
                                              __________________
                                              (printed name)


                                           Its:_____________
                                                   (title)

                                                 [CORPORATE SEAL]

STATE OF __________ )
                              ) s.s.
COUNTY OF _________ )


      BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared __________________ the _______________________________ of JMB Realty Corporation, a
Delaware corporation, as general partner and on behalf of JMB Income Properties, Ltd.-XIII, an Illinois limited partnership acting as general partner and on behalf of JMB/Miami International Associates, an Illinois general partnership acting as general partner of and on behalf of West Dade County Associates, a Florida general partnership and acknowledged that he/she/they executed the foregoing instrument on behalf of JMB Realty Corporation, acting as general partner and on behalf of JMB Income Properties, Ltd.-XIII acting as general partner and on behalf of JMB/Miami International Associates, an Illinois general partnership acting as general partner of and on behalf of West Dade County Associates, a Florida general partnership.

      Said person or persons did not take an oath and are personally known to me or have produced one of the following items of identification which is current or has been issued within the past five (5) years and bears a serial or other identifying number: a driver's license issued by a State of the United States.

      IN WITNESS WHEREOF, I have affixed my notarial seal this ____ day of _________________.




________________________________
  Signature of Notary Public


________________________________
Printed Name of Notary Public

  My Commission expires:


________________________________

  [Notary Seal]

STATE OF __________ )
                              ) s.s.
COUNTY OF _________ )


      BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared ________________ the _______________________________ of Urban Shopping Centers, Inc., a
Maryland corporation, as general partner and on behalf of Urban Shopping Centers, L.P., an Illinois limited partnership acting as general partner and on behalf of JMB/Miami International Associates, an Illinois general partnership acting as general partner of and on behalf of West Dade County Associates, a Florida general partnership and acknowledged that he/she/they executed the foregoing instrument on behalf of Urban @hopping Centers, Inc. acting as general partner and on behalf of Urban Shopping Centers, L.P., acting as general partner and on behalf of JMB/Miami International Associates acting as general partner and on behalf of West Dade County Associates.

     Said person or persons did not take an oath and are personally known to me or have produced one of the following items of identification which is current or has been issued within the past five (5) years and bears a serial or other identifying number: a driver's license issued by a State of the United States.

     IN WITNESS WHEREOF, I have affixed my notarial seal this ____day of _________________.




________________________________
  Signature of Notary Public


________________________________
  Printed Name of Notary Public

  My Commission expires:


________________________________

                                                                 [Notary Seal]

STATE OF __________ )
                              ) s.s.
COUNTY OF _________ )


      BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared _________________ the ______________________ of Income Growth Managers, Inc., an Illinois corporation, as general partner and on behalf of IDS/JMB Balanced Growth, Ltd., an Illinois limited partnership acting as general partner and on behalf of JMB/Miami International Associates, an Illinois general partnership acting as general partner of and on behalf of West Dade County Associates, a Florida general partnership and acknowledged that he/she/they executed the foregoing instrument on behalf of Income Growth Managers, Inc. acting as general partner and on behalf of IDS/JMB Balanced Growth, Ltd. acting as general partner and on behalf of JMB/Miami International Associates acting as general partner and on behalf of West Dade County Associates.

      Said person or persons did not take an oath and are personally known to me or have produced one of the following items of identification which is current or has been issued within the past five (5) years and bears a serial or other identifying number: a driver's license issued by a State of the United States.

      IN WITNESS WHEREOF, I have affixed my notarial seal this ____ day of ____________.




________________________________
  Signature of Notary Public


________________________________
  Printed Name of Notary Public

  My Commission expires:


________________________________

                                                                 [Notary Seal]

STATE OF __________ )
                              ) s.s.
COUNTY OF _________ )


      BEFORE ME, a Notary public in for said County and State on the date below, personally appeared _____________________ as a general partner of Coral Square Associates, an Ohio general partnership acting an a general partner and on behalf of DeBartolo Realty Partnership L.P., a Delaware limited partnership, as general partner and on behalf of DeBartolo-Miami Associates, an Ohio general partnership acting as general partner and on behalf of West Dade County Associates, a Florida general partnership and acknowledged that he executed the foregoing instrument on behalf of Coral Square Associates acting as general partner and on behalf of DeBartolo Realty Partnership, L.P. acting as general partner and on behalf of DeBartolo-Miami Associates acting an general Partner and on behalf of Went Dade County Associates. Said sermon or persons did not take an oath and are personally known to me or have produced one of the following items of identification which is current or has been issued within the past five (5) years and bears a serial or other identifying number: a driver's license issued by a State of the United States.

      IN WITNESS WHEREOF, I have affixed my notarial seal this ____ day of ______________.




________________________________
  Signature of Notary Public


________________________________
  Printed Name of Notary Public

  My Commission expires:


________________________________

                                                               [Notary Seal]

STATE OF __________ )
                              ) s.s.
COUNTY OF _________ )


      BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared ________________ the ____________________ of The Edward J. DeBartolo Corporation, an Ohio corporation acting as a general partner and on behalf of DeBartolo Realty Partnership L.P., a Delaware limited Partnership, as general partner and on behalf of DeBartolo-Miami Associates, an Ohio general partnership acting as general partner and on behalf of West Dade County Associates, a Florida general partnership and acknowledged that he executed the foregoing instrument on behalf of The Edward J. DeBartolo Corporation acting an general partner and on behalf of DeBartolo Realty Partnership, L.P. acting as general partner and on behalf of DeBartolo-Miami Associates acting an general partner and on behalf of West Dade County Associates. Said person or persons did not take an oath and are personally known to as or have produced one of the following items of identification which in current or has been issued within the past five (5) years and bears a serial or other identifying number: a driver's license issued by a State of the United States.

      IN WITNESS WHEREOF, I have affixed my notarial seal this ____ day of _____________.




________________________________
  Signature of Notary Public


________________________________
  Printed Name of Notary Public


  My Commission expires:


________________________________

                                                              [Notary Seal]
STATE OF __________ )
                              ) s.s.
COUNTY OF _________ )


      BEFORE ME, a notary public in and for said County and State on the date below, personally appeared _________________ the ____________________________ of M-I Mall, Inc., a Florida
corporation, acting as general partner of and on behalf of West Dade County Associates, a Florida partnership and acknowledged that he/she/they executed the foregoing instrument as general partner and on behalf of M-I Mall Inc. acting as general partner and on behalf of West Dade County Associates. Said person or persons did not take an oat and are personally known to me or have produced one of the following items of identification which is current or has been issued within the past five (5) years and bears a serial or other identifying number: a driver's license issued by a State of the United States.

      IN WITNESS WHEREOF, I have affixed my notarial seal this ____ day of ______________.




________________________________
  Signature of Notary Public


________________________________
  Printed Name of Notary Public

  My Commission expires:


________________________________

                                                              [Notary Seal]
STATE OF __________ )
                              ) s.s.
COUNTY OF _________ )


     BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared __________________ the ____________________ of Coral Square Associates, an Ohio general partnership, acting as general partner of and on behalf of DeBartolo Realty Partnership, L.P., a Delaware limited partnership acting as general partner and on behalf of West Dade County Associates, a Florida general partnership, and acknowledged that he executed the foregoing instrument on behalf of Coral Square Associates, acting as general partner of and on behalf of DeBartolo Realty Partnership, L.P., acting an general partner and on behalf of West Dade County Associates.

      Said person or persons did not take an oath and are personally known to me or have produced one of the following items of identification which in current or has born issued within the past five (5) years and bears a serial or other identifying number: a driver's license issued by a State of the United States.

     IN WITNESS WHEREOF, I have affixed my notarial seal this ____day of _____________.




________________________________
  Signature of Notary Public


________________________________
  Printed Name of Notary Public

  My Commission expires:


________________________________

                                                              [Notary Seal]

STATE OF __________ )
                              ) s.s.
COUNTY OF _________ )


     BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared _________________ the _____________________ of The Edward J. DeBartolo Corporation, an Ohio corporation acting as general partner of and an behalf of DeBartolo Realty Partnership, L.P., a Delaware limited partnership acting as general partner of and on behalf of West Dade County Associates a Florida general partnership, and acknowledged that he executed the foregoing instrument on behalf of The Edward J. DeBartolo Corporation, acting as general partner of and on behalf of DeBartolo Realty Partnership, L.P., acting as general partner and on behalf of West Dade County Associates.

      Said person or persons did not take an oath and are personally known to me or have produced one of the following item of identification which is current or has been issued within the past five (5) years and bears a serial or other identifying number a driver's license issued by a State of tho United States.

      In WITNESS WHEREOF I have affixed my notarial seal this ____ day of ______________.


________________________________
  Signature of Notary Public


________________________________
  Printed Name of Notary Public


  My Commission expires:


________________________________

                                                               [Notary Seal]

STATE OF __________ )
                              ) s.s.
COUNTY OF _________ )


      BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared EDWARD J. DEBARTOLO as general partner and on behalf of DeBartolo-Miami Associates, an Ohio general partnership acting as general partner and on behalf of West Dade County Associates, a Florida general partnership and acknowledged that he executed the foregoing instrument as general partner and on behalf of DeBartolo-Miami Associates as general partner and on behalf of West Dade County Associates.

      Said person or persons did not take an oath and are personally known to me or have produced one of the following items of identification which is current or has been issued within the past five (5) years and bears a serial or other identifying number: a driver's license issued by a State of the United States.

      IN WITNESS WHEREOF, I have affixed my notarial seal this ____ day of _________________.




________________________________
  Signature of Notary Public


________________________________
  Printed Name of Notary Public

  My Commission expires:


________________________________

                                                                [Notary Seal]

                            EXHIBIT A

            [CONSISTS OF EXHIBIT A-1 AND EXHIBIT A-2]

                           EXHIBIT A-1
                    MIAMI INTERNATIONAL MALL
                         DEVELOPER SITE
              (INCLUDES DEVELOPERS EXCHANGE PARCEL)
                           38.395 AC.

                           PARCEL ONE


Being a parcel of land located within Section 32, Township 53
South, Range 40 East, lying and being in Dade County, Florida and further bounded and described as follows:

Beginning at a pipe in concrete marking the Southwest corner of said Section 32, thence N 1 degrees 43' 13" W, along the west line of said
Section 32, a distance of 1202.07 feet to a point; thence N 88 degrees 16' 47" E, a distance of 88.99 feet to a point on the easterly right-of-way line of N. W. 107th Ave., said point also being the principal point and place of beginning of the following description;

Thence N 1 degrees 43' 13" W, along said easterly right-of-way line, a distance of 400.06 feet to a point; thence N 88 degrees, 16' 47" E, a distance of 40.00 feet to a point; thence N 1 degrees 43' 13" W, a distance of 45.00 feet to a point; thence S 88 degrees 16' 47" W, a distance of 40.00 feet to a point on said easterly right-of-way line; thence N 1 degrees 43' 13" W, along said easterly right-of-way line, a distance of 416.68 feet to a point; thence S 46 degrees 43' 13" E, a distance of 104.65 feet to a point; thence N 88 degrees, 16' 47" E, a distance of 22.04 feet to a point; thence S 77 degrees, 21' 36" E, a distance of 87.18 feet to a point; thence S 63 degrees, 00' 00" E, a distance of 68.58 feet to a point; thence N 45 degrees 00' 00" E, a distance of 459.09 feet to a point; thence due north, a distance of
15.00 feet to a point; thence N 45 degrees 00' 00"  W, a distance of
293.65 feet to a point; thence N 56 degrees 40' 50" W, a distance of
102.84 feet to a point; thence N 80 degrees 02' 25" W, a distance of
102.84 feet to a point; thence S 88 degrees 16' 47" W, a distance of
115.08 feet to a point; thence S 43 degrees 16' 47" W, a distance of
104.65 feet to a point on said easterly right-of-way line; thence
N 1 degrees, 43' 13" W, along said easterly right-of-way line, a distance of 157.41 feet to a point; thence N 89 degrees 38' 52" E, a distance of
354.68 feet to a point; thence S 45 degrees 00' 00" E, a distance of
419.65 feet to a point; thence due east, a distance of 15.00 feet to a point; thence N 45 degrees 00' 00" E, a distance of 424.98 feet to a point; thence N 89 degrees 38' 52" E, a distance of 1194.28 feet to a point; thence S 1 degrees 43' 13" E, a distance of 1934.69 feet to a point; thence S 89 degrees 20' 56" W, a distance of 156.22 feet to a point; thence S 45 degrees 00' 00" W, a distance of 442.07 feet to a point; thence S 34 degrees 00' 00" E, a distance of 242.05 feet to a point; thence S 0 degrees 39' 04" E, a distance of 30.74 feet to a point;
thence S 44 degrees, 20' 56" E, a distance of 104.65 feet to a point on the northerly right-of-way line of N. W. 12th St., thence S 89 degrees 20'
56" W, along said northerly right-of-way, a distance of 248.01 feet to a point; thence N 44 degrees 20' 56" E, a distance of 104.65 feet to a point; thence N 14 degrees 00' 00" W, a distance of 24.70 feet to a point; thence N 34 degrees 00' 00" W, a distance of 300.89 feet to a point; thence S 70 degrees 00' 00" W, a distance of 214.37 feet to a point; thence due west, a distance of 230.77 feet to a point;
thence N 67 degrees 30' 00" W, a distance of 244.67 feet to a point;
thence N 45 degrees 00' 00" W, a distance of 145.34 feet to a point;
thence due west, a distance of 35.08 feet to a point; thence S 45 degrees
00' 00" W, a distance of 90.00 feet to a point; thence S 34 degrees 20'
59"  W, a distance of 15.00 feet to a point; thence S 10 degrees 39' 01"
E, a distance of 104.65 feet to a point on said northerly right-of
- -way line of N. W. 12th St., thence N 55 degrees 39' 01" W, a distance of
120.00 feet to a point; thence continuing along said northerly right-of-way line, 124.97 feet along an arc to the left, having a radius of 994.93 feet and a chord of 124.89 feet, bearing N 59 degrees 14'
54.9" W to a point; thence N 79 degrees 20' 59" E, a distance of 106.89 feet to a point; thence N 34 degrees 20' 59" E, a distance of 20.00 feet to a point; thence N 45 degrees 00' 00" E, a distance of 113.60 feet to a point; thence due north, a distance of 14. 14 feet to a point;
thence N 45 degrees 00' 00" W, a distance of 70.85 feet to a point; thence
N 60 degrees 00' 00" W, a distance of 235.68 feet to a point; thence N 45 degrees 00' 00" W, a distance of 289.61 feet to a point; thence N 34 degrees,00' 00" W, a distance of 73.61 feet to a point; thence N 24 degrees 00' 00"
W, a distance of 73.60 feet to a point; thence N 13 degrees 00' 00" W, a distance of 130.75 feet to a point; thence S 88 degrees 16' 47" W, a distance of 77.20 feet to a point; thence S 43 degrees 16' 47" W, a distance of 104.65 feet to a point on the easterly right-of-way line of N. W. 107th Ave., said point also being the principal point and place of beginning, but less and except the following parcels:

      1.  Sears Site (12.933 Ac.) described in Exhibit A-2  hereto.

      2. Mervyn's Site (8.017 Ac.) described in Exhibit A-2 hereto.

      3. Allied Site (10.095 Ac.) described in Exhibit A-2 hereto.

      4. Federated Site (9.823 Ac.) described in Exhibit A-2 hereto.

      5.  Federated Site (Tract B) (4.235 Ac.) described in
          Exhibit A-2 hereto.

                6. J. C. Penney Site (9.619 Ac.) described in Exhibit A-2 hereto.

And containing a net acreage of 38.395 acres of land, more or less.

                           EXHIBIT A-2
                    MIAMI INTERNATIONAL MALL
                           SEARS SITE
                          12.993 ACRES


Being a parcel of land located within Section 32, Township 53
South, Range 40 East, lying and being in Dade County, Florida and further bounded and described as follows:

Beginning at a pipe in concrete marking the Southwest corner of said Section 32, thence N 1 degrees 43' 13" W, along the West line of said
Section 32, a distance of 2644.15 feet to a point; thence N 89 degrees 38' 52" E, a distance of 1228.85 feet to a point; thence S 0 degrees 21' 08" E, a distance of 46.51 feet to the principal point and place of beginning of the following description:

Thence due East, a distance of 280.00 feet to a point; thence
247.40 feet along an arc to the right, having a radius of 315.00 feet and a chord of 241.09 feet, bearing S 67 degrees, 30' 00" E to a point; thence S 45 degrees 00" E, a distance of 297.19 feet to a point; thence S 45 degrees 00' 00" W, a distance of 426.52 feet to a point; thence due West, a distance of 472.87 feet to a point; thence S 45 degrees 00' 00" W, a distance of 171.25 feet to a point; thence N 45 degrees 00' 00" W, a distance of 413.50 feet to a point; thence S 45 degrees 00' 00" W, a distance of 16.00 feet to a point; thence N 45 degrees 00' 00" W, a distance of 60.63 feet to a point; thence N 45 degrees 00' 00" E, a distance of 342.12 feet to a point; thence N 38 degrees 11' 22.8" E, a distance of 75.89 feet to a point; thence 267.04 feet along an arc to the right, having a radius of 340.00 feet and a chord of 260.22 feet, bearing N 67 degrees 30' 00" E to the principal point and place of beginning and containing 12.993 acres of land more or less.

                           EXHIBIT A-2
                    MIAMI INTERNATIONAL MALL
                          MERVYN'S SITE
                           8.017 ACRES


Being a parcel of land located within Section 32, Township 53
South, Range 40 East, lying and being in Dade County, Florida and further bounded and described as follows:

Beginning at a pipe in concrete, marking the Southwest Corner of said Section 32, thence N 89 degrees 20' 56" E, along the South line of said Section 32, a distance of 2250.00 feet to a point; thence N 1 degrees 43' 13" W, a distance of 1149.03 feet to a point; thence S 88 degrees 16' 47" W, a distance of 45.00 feet to the principal point and place of beginning of the following description:

Thence 236.47 feet along an arc to the right, having a radius of
290.00 feet and a chord of 229.98 feet, bearing S 21 degrees 38' 23.5" W to a point; thence S 45 degrees 00' 00" W, a distance of 290.92 feet to a point; thence N 45 degrees 00' 00" W, a distance of 153.01 feet to a point; thence N 45 degrees 00' 00" E, a distance of 31.50 feet to a point; thence N 45 degrees 00' 00" W, a distance of 149.59 feet to a point; thence due West, a distance of 202.42 feet to a point; thence due
North, a distance of 371.75 feet to a point; thence N 51 degrees 40' 46.4" E, a distance of 158.05 feet to a point; thence due North, a distance of 47.00 feet to a point; thence due East, a distance of
260.00 feet to a point; thence due South, a distance of 131.02 feet to a point; thence due East, a distance of 294.54 feet to a point;
thence S 1 degrees 43' 13" E, a distance of 202.51 feet to the principal point and place of beginning and containing 8.017 acres of land more or less.
                           EXHIBIT A-2
                    MIAMI INTERNATIONAL MALL
                           ALLIED SITE
                          10.095 Acres


Being a parcel of land located within Section 32, Township 53
South, Range 40 East, lying and being in Dade County, Florida and further bounded and described as follows:

Beginning at a pipe in concrete marking the Southwest corner of said Section 32, thence N 89 degrees 20' 56" E, along the South line of said Section 32, a distance of 2250.00 feet to a point; thence N 1 degrees 43' 13" W, a distance of 1149.03 feet to a point; thence S 88 degrees 16' 47" W, a distance of 45.00 feet to a point; thence 236.47 feet along an arc to the right, having a radius of 290.00 feet and a chord of 229.98 feet, bearing S 21 degrees 38' 23.5" W to a point; thence S 45 00' 00" W, a distance of 322.42 feet to the principal point and place of beginning of the following description:

Thence continuing S 45 degrees 00' 00" W, a distance of 73.99 feet to a point; thence S 49 degrees 38' 55" W, a distance of 238.24 feet to a point; thence 773.51 feet along an arc to the right, having a radius of 561.00 feet and a chord of 713.68 feet, bearing N 84 degrees 30'
00" W to a point; thence N 45 degrees 00' 00", W, a distance of 185.00 feet to a point; thence 12.12 feet, along an arc to the left, having a radius of 344.00 feet and a chord of 12.12 feet, bearing
N 46 degrees 00' 35.1" W to a point; thence N 45 degrees 00 00" E, a distance of
197.85 feet to a point; thence N 45 degrees 00' 00" W, a distance of 31.50 feet to a point; thence N 45 degrees 00' 00" E, a distance of 198.00 feet to a point; thence S 45 degrees 00' 00" E, a distance of 63.25 feet to a point; thence due East, a distance of 522.94 feet to a point;
thence S 45 degrees 00' 00" E, a distance of 365.60 feet to the principal point and place of beginning and containing 10.095 acres of land, more or less.
                           EXHIBIT A-2
                    MIAMI INTERNATIONAL MALL
                         FEDERATED SITE
                           9.823 ACRES


Being a parcel of land located within Section 32, Township 53
South, Range 40 East, lying and being in Dade County, Florida and further bounded and described as follows:

Beginning at a pipe in concrete marking the Southwest corner of said Section 32, thence N 1 degrees 43' 13" W, along the West line of said
Section 32, a distance of 1274.13 feet to a point; thence N 88 degrees 16' 47" E, a distance of 314.64 feet to the principal point and place of beginning of the following description:

Thence due North, a distance of 438.51 feet to a point; thence
259.97 feet along an arc to the right, having a radius of 331.00 feet and a chord of 253.34 feet, bearing N 22 degrees, 30' 00" E, to a point; thence N 45 degrees 00', 00" E, a distance of 102.22 feet to a point; thence S 45 degrees 00' 00" E, a distance of 231.63 feet to a point; thence N 45 degrees 00' 00" E, a distance of 31.50 feet to a point; thence S 45 degrees 00' 00" E, a distance of 265.98 feet to a point; thence due East, a distance of 84.63 feet to a point; thence due
South, a distance of 407.00 feet to a point; thence due West, a distance of 194.94 feet to a point; thence S 45 degrees 00' 00" W, a distance of 410.62 feet to a point; thence N 45 degrees 00' 00" W, a distance of 62.43 feet to a point; thence 264.30 feet, along an arc to the right, having a radius of 336.52 feet and a chord of 257.56 feet, bearing N 22 degrees 30' 00" W to the principal point and place of beginning and containing 9.823 acres of land, more or less.
                           EXHIBIT A-2
                    MIAMI INTERNATIONAL MALL
                         FEDERATED SITE
                            4.235 AC.


Being a parcel of land located within Section 32, Township 53
South, Range 40 East, lying and being in Dade County, Florida and further bounded and described as follows:

Beginning at a pipe in concrete marking the Southwest corner of said Section 32, thence N 1 degrees 43' 13" W, along the West line of said
Section 32, a distance of 2644.15 feet to a point; thence N 89 degrees 38' 52" E, a distance of 1717.66 feet to the principal point and place of beginning of the following description:

Thence continuing N 89 degrees 38' 52" E, a distance of 532.59 feet to a point; thence S 1 degrees 43' 13" E, a distance of 476.94 feet to a point; thence S 45 degrees 00' 00" W, a distance of 105.72 feet to a point; thence N 45 degrees 00' 00" W, a distance of 721.50 feet to a point; thence N 45 degrees 00' 00" E, a distance of 53.79 feet to the principal point and place of beginning and containing 4.235 acres of land, more or less.
                           EXHIBIT A-2
                    MIAMI INTERNATIONAL MALL
                           PENNEY SITE
                           9.619 ACRES


Being a parcel of land located within Section 32, Township 53
South, Range 40 East, lying and being in Dade County, Florida and further bounded and described as follows:

Beginning at a pipe in concrete marking the southwest corner of said Section 32, thence N 89 degrees 20' 56" E along the south line of
Section 32, a distance of 2250.00 feet to a point; thence N 01 degrees 43' 13" W, a distance of 1149.03 feet to a point; thence S 88 degrees 16' 47" W, a distance of 45.00 feet to a point; thence N 01 degrees 43' 13" W, a distance of 263.14 feet to a point, said point being the principal point and place of beginning of the following description:

Thence due west, a distance of 244.73 feet to a point; thence due north, a distance of 102.00 feet to a point; thence due west, a distance of 432.00 feet to a point; thence due north, a distance of
386.97 feet to a point; thence N 45 degrees 00' 00" E, a distance of 532 .98 feet to a point; thence S 45 degrees 00' 00" E, a distance of 274.31 feet to a point; thence 237.94 feet along an arc to the right, having a radius of 315.00 feet and a central angle of 43 degrees 16' 47" to a point; thence S 01 degrees 43' 13" E, a distance of 458.80 feet to a point, said point being the principal point and place of beginning and containing 9.619 acres of land more or less.
                           PARCEL TWO


Being a parcel of land located within Section 32, Township 53
South, Range 40 East, lying and being in Dade County, Florida and further bounded and described as follows:

Beginning at a pipe in concrete marking the Southwest corner of said Section 32, thence N 89 degrees 20' 56" E along the South line of said Section 32 a distance of 1496.98 feet to a point, said point also being on the South right-of-way line of N.W. 12th Street;
thence N 89 degrees 20' 56" E along the South line of said section and also the South right-of-way line of N.W. 12th Street a distance of
753.02 feet to a point; thence N 01 degrees 43' 13" W a distance of 320.81 feet to the principal point and place of beginning of the following description:

Thence S 89 degrees 20' 56" W a distance of 434.74 feet to a point; thence
N 34 degrees 00' 00" W a distance of 81.20 feet to a point; thence N 45 degrees 00' 00" E a distance of 442.07 feet to a point; thence N 89 degrees 20'
56" E a distance of 156.22 feet to a point; thence S 01 degrees 43' 13"
E a distance of 376.91 feet to the point of beginning and containing 2.960 acres of land more or less, but subject to all legal highways and easements of record.


                          PARCEL THREE
                        Easement Parcels


Together with all easement rights in and to that certain Easement and Operating Agreement dated April 13, 1982, by and among Sears, Roebuck & Company, Alstores Realty Corporation, Jordan Marsh Company, Federated Department Stores, Inc., Associated Dry Goods Corporation and West Dade County Associates recorded on April 15, 1982 in Official Records Book 11411, Page 1044, Public Records of Dade County, Florida, as amended by First Amendment to the Easement and Operating Agreement dated October 22, 1991, by and among Sears, Roebuck & Company, Allied Stores General/Real Estate Company, Maas, Inc., Burdines Real Estate, Inc., J.C. Penney Company, Inc., Mervyn's and West Dade County Associates and recorded October 22, 1991 in Official Records Book 15238, Page 2289, Public Records of Dade County, Florida.
                           EXHIBIT "B"
                    SCHEDULE OF LEASED ASSETS




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